 Filed Pursuant to Rule 424(b)(4)
 Registration No. 333-281290
PROSPECTUS SUPPLEMENT
(To Prospectus dated August 6, 2024)
9,859,155 Shares
Atlantic Union Bankshares Corporation
Common Stock
Atlantic Union Bankshares Corporation has entered into a forward sale agreement with Morgan Stanley & Co. LLC or its affiliate (the “forward purchaser”), in respect of an aggregate of 9,859,155 shares of our common stock, par value $1.33 per share (our “common stock”). In connection with the forward sale agreement between us and the forward purchaser, the forward purchaser or its affiliate is expected to borrow from third parties an aggregate of 9,859,155 shares of our common stock. Such borrowed shares of our common stock will be delivered by Morgan Stanley & Co. LLC (in such capacity, the “forward seller”) for sale to the underwriters (as defined below) in this offering. In the event that (i) the forward purchaser (or its affiliate) is unable through commercially reasonable efforts to borrow and deliver for sale to the underwriters on the anticipated closing date the number of shares of our common stock to be sold to the underwriters or (ii) in the forward purchaser’s commercially reasonable judgment either it is impracticable to do so or the forward purchaser (or its affiliate) would incur a stock loan rate greater than a specified rate to borrow and deliver for sale to the underwriters on the anticipated closing date such number of shares of our common stock, or if certain other conditions to the forward seller’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that the forward purchaser or its affiliate does not borrow and deliver. Under such circumstances, the number of shares of our common stock underlying the forward sale agreement will be decreased by the number of shares of our common stock that we issue and sell to the underwriters.
We will not initially receive any proceeds from the sale of the shares of our common stock sold by the forward seller to the underwriters. We expect to physically settle the forward sale agreement (by the delivery of shares of our common stock) and receive proceeds from the sale of those shares of our common stock upon one or more forward settlement dates within approximately 18 months from the date hereof. We may also elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreement. If we elect to cash settle or net share settle the forward sale agreement, then we may not receive any proceeds from the issuance of shares of our common stock in respect of the forward sale agreement, and we will instead receive or pay cash (in the case of cash settlement) or receive or deliver shares of our common stock (in the case of net share settlement). See “Underwriting (Conflicts of Interest) — Forward Sale Agreement” for a description of the forward sale agreement.
Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “AUB.” The last reported sale price of our common stock on the NYSE on October 18, 2024 was $38.81 per share.
The public offering price of the shares of our common stock offered pursuant to this prospectus supplement is $35.50 per share. The underwriters have agreed to purchase shares of our common stock from the forward seller at a price of $34.08 per share. We expect to receive net proceeds from this offering and the full physical settlement of the forward sale agreement, before expenses, of approximately $336.0 million (or approximately $386.4 million if the underwriters’ option to purchase additional shares of our common stock is exercised in full), based upon the initial forward sale price of $34.08 per share. The forward sale price is subject to adjustments pursuant to the terms of the forward sale agreement, and the actual proceeds, if any, will be calculated as described in this prospectus supplement.
The underwriters may offer shares of our common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Underwriting (Conflicts of Interest).”
Investing in our common stock involves certain risks. Please read the “Risk Factors” beginning on page S-11 of this prospectus supplement, as well as the risks set forth in our other filings with the Securities and Exchange Commission (“SEC”), which are incorporated by reference in this prospectus supplement and the accompanying base prospectus, for a discussion of certain risks that should be considered in connection with an investment in our common stock.
The underwriters have been granted an option to purchase up to an additional 1,478,873 shares of our common stock at a price of $34.08 per share, exercisable within 30 days from the date of this prospectus supplement. If such option is exercised, then we plan to enter into an additional forward sale agreement with the forward purchaser in respect of the number of shares of our common stock that is subject to the exercise of such option. Unless the context requires otherwise, the term “forward sale agreement” as used in this prospectus supplement includes any additional forward sale agreement that we elect to enter into in connection with the exercise by the underwriters of their option to purchase additional shares. In the event that the forward purchaser (or its affiliate) does not borrow and deliver for sale to the underwriters on the anticipated closing date for the exercise of such option the number of shares of our common stock to be sold to the underwriters, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that the forward purchaser or its affiliate does not borrow and deliver. Under such circumstances, the number of shares of our common stock underlying the additional forward sale agreement will be decreased by the number of shares of our common stock that we issue and sell to the underwriters.
None of the SEC, any state securities commission or banking agency, the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve”) or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.
These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the FDIC or any other governmental agency.
The underwriters expect to deliver the shares through the book-entry facilities of The Depositary Trust Company on or about October 22, 2024.
Lead Book-Running Manager
Morgan Stanley
Book-Running Manager
BofA Securities
Co-Managers
Piper SandlerStephens
The date of this prospectus supplement is October 21, 2024.

Prospectus Supplement
Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT
Unless the context otherwise requires or except as otherwise indicated, when we refer to “Atlantic Union,” the “Company,” “we,” “us,” or “our” in this prospectus supplement or when we otherwise refer to ourselves in this prospectus supplement, we mean Atlantic Union Bankshares Corporation, a financial holding company organized under the laws of the Commonwealth of Virginia, and do not include our consolidated subsidiaries or other affiliates. References to “Atlantic Union Bank” or the “Bank” mean Atlantic Union Bank, a Federal Reserve member bank chartered under the laws of the Commonwealth of Virginia, and Atlantic Union’s bank subsidiary. References to “Sandy Spring” mean Sandy Spring Bancorp, Inc., a Maryland corporation and the bank holding company for Sandy Spring Bank, together with its subsidiaries. References to “Sandy Spring Bancorp” mean Sandy Spring Bancorp, Inc., and do not include its consolidated subsidiaries or other affiliates. The term “you” refers to a prospective investor.
This document is comprised of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying base prospectus, which gives more general information, some of which will not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both documents combined. If the information set forth in this prospectus supplement differs in any way from the information in the accompanying base prospectus, you should rely on the information in this prospectus supplement. If the information set forth in this prospectus supplement conflicts with any statement in a document we have incorporated by reference, then you should consider only the statement in the more recent document.
The accompanying base prospectus is part of a registration statement that we filed with the SEC using a shelf registration statement. Under the shelf registration process, from time to time, we may offer and sell to the public any combination of the securities described in the accompanying base prospectus, including our common stock, up to an indeterminate amount.
It is important that you read and consider all of the information contained in this prospectus supplement, the accompanying base prospectus and any free writing prospectus filed by us with the SEC related to this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” on page S-51 of this prospectus supplement and “Where You Can Find More Information” on page 2 of the accompanying base prospectus.
The distribution of this prospectus supplement, the accompanying base prospectus and any free writing prospectus and the offering of the shares of our common stock in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement, the accompanying base prospectus and any free writing prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying base prospectus and any free writing prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
We are responsible only for the information contained in or incorporated by reference into this prospectus supplement and the accompanying base prospectus or information contained in a free writing prospectus that we authorize to be delivered to you. This prospectus supplement and the accompanying base prospectus may be used only for the purpose for which they have been prepared. No one is authorized to give you information other than that contained in this prospectus supplement, the accompanying base prospectus, any related free writing prospectus and the documents incorporated by reference into this prospectus supplement. We, the underwriters, the forward purchaser and the forward seller have not authorized any other person to provide you with different information. We do not, and the underwriters do not, take responsibility for any other information that others may give you.
We, the underwriters, the forward purchaser and the forward seller are not making an offer to sell these securities in any jurisdiction where such an offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying base prospectus, any related free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the

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applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying base prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for or purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.
NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in this prospectus supplement and the accompanying base prospectus, including any information included or incorporated by reference into this prospectus supplement and the accompanying base prospectus, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Statements that constitute forward-looking statements within the meaning of the Reform Act are generally identified through the inclusion of words such as “aim,” “anticipate,” “believe,” “confidence,” “continue,” “could,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goals,” “guidance,” “intend,” “if,” “likely,” “may,” “opportunity,” “plan,” “position,” “potential,” “project,” “ seek,” “should,” “strategy,” “target,” “view,” “will,” “would” or similar statements or variations of such words and other similar expressions. All statements other than historical facts are “forward-looking statements” within the meaning of the Reform Act, including statements that are related to or are dependent on estimates or assumptions relating to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions that are not historical facts.
These forward-looking statements reflect our current views about future events and financial performance and involve certain risks, uncertainties, assumptions, and changes in circumstances (some of which are beyond our control) that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, those described in “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (our “2023 10-K”) and any report subsequently filed with the SEC, and the risks described in this prospectus supplement and the accompanying base prospectus. All risks, uncertainties and assumptions described herein and therein should be considered in evaluating forward-looking statements, and all of the forward-looking statements are expressly qualified by the cautionary statements contained or referred to herein and therein. The actual results or developments anticipated by such forward-looking statements may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our businesses or operations. Readers are cautioned not to put undue reliance on any forward-looking statements.
Actual future results, performance, achievements or trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the effects of or changes in:
•
market interest rates and their related impacts on macroeconomic conditions, customer and client behavior, our funding costs, and our loan and securities portfolios;

•
inflation and its impacts on economic growth and customer and client behavior;

•
adverse developments in the financial industry generally, such as bank failures, responsive measures to mitigate and manage such developments, related supervisory and regulatory actions and costs, and related impacts on customer and client behavior;

•
the sufficiency of liquidity and changes in our capital positions;

•
general economic and financial market conditions, in the United States generally and particularly in the markets in which we operate and which our loans are concentrated, including the effects of declines in real estate values, an increase in unemployment levels and slowdowns in economic growth;

•
risks relating to the dilutive effect caused by the issuance of shares of our common stock in connection with the proposed Merger (as defined below);

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•
the possibility that the proposed Merger may be more expensive or take longer to complete than anticipated and that the anticipated benefits of the proposed Merger, including anticipated cost savings and strategic gains, may not be realized fully or at all or may take longer to realize than expected;

•
the impact of significant transaction and Merger-related costs to be incurred in connection with the transactions contemplated by the merger agreement (as defined below);

•
the possibility that regulatory approvals for the proposed Merger and/or Bank Merger (as defined below) may not be received, may take longer than expected or may impose conditions that are not currently anticipated, cannot be met, or that could have an adverse effect on the combined company following the proposed Merger and/or Bank Merger;

•
reputational risk and the risk of adverse reaction of our, Sandy Spring’s and our respective affiliates’ customers, vendors, employees or other business partners to the proposed Merger;

•
the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement;

•
the impact after closing of factors different from those that historically have affected or currently affect our common stock and Sandy Spring common stock (as defined below);

•
risks related to Sandy Spring’s business to which we will be subject after closing, including its commercial real estate loan portfolio;

•
the impact of any potential impairment of the goodwill recorded in connection with the transactions contemplated by the merger agreement and the acquisition of Sandy Spring;

•
the possibility that the combined company may not effectively manage its expanded operations;

•
business uncertainties and contractual restrictions that we and Sandy Spring are subject to while the proposed Merger is pending;

•
the prevention or delay of completion of the proposed Merger by any shareholder litigation that may be instituted against us or Sandy Spring;

•
the possibility that important conditions, including approval of the merger agreement by our shareholders and Sandy Spring stockholders and of the issuance of shares of common stock by our shareholders are not satisfied or waived;

•
the impact of purchase accounting with respect to the proposed Merger and/or our completed acquisition of American National Bankshares Inc. (“American National”), or any change in the assumptions used regarding the assets acquired and liabilities assumed to determine their fair value and credit marks;

•
the possibility that the anticipated benefits of the completed American National acquisition, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the recent integration of the two companies or as a result of the strength of the economy, competitive factors in the areas where we do business, or as a result of other unexpected factors or events;

•
potential adverse reactions or changes to business or employee relationships, including those resulting from the completed American National acquisition;

•
monetary and fiscal policies of the U.S. government, including policies of the U.S. Department of the Treasury (“Treasury”) and the Federal Reserve;

•
the quality or composition of our loan or investment portfolios and changes therein;

•
demand for loan products and financial services in our market areas;

•
our ability to manage our growth or implement our growth strategy;

•
our inability to effectively manage operating expenses;

•
the introduction of new lines of business or new products and services;

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•
our ability to recruit and retain key employees;

•
real estate values in our lending area;

•
changes in accounting principles, standards, rules, and interpretations, and the related impact on our financial statements;

•
an insufficient allowance for credit losses (“ACL”) or volatility in the ACL resulting from the current expected credit losses (“CECL”) methodology, either alone or as that may be affected by changing economic conditions, credit concentrations, inflation, changing interest rates, or other factors;

•
concentrations of loans secured by real estate, particularly commercial real estate;

•
the effectiveness of our credit processes and management of our credit risk;

•
our ability to compete in the market for financial services and increased competition from fintech companies;

•
technological risks and developments, and cyber threats, attacks, or events;

•
operational, technological, cultural, regulatory, legal, credit, and other risks associated with the exploration, consummation and integration of potential future acquisitions, whether involving stock or cash consideration;

•
the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts, geopolitical conflicts or public health events (such as pandemics), and of governmental and societal responses thereto; these potential adverse effects may include, without limitation, adverse effects on the ability of our borrowers to satisfy their obligations to us, on the value of collateral securing loans, on the demand for our loans or our other products and services, on supply chains and methods used to distribute products and services, on incidents of cyberattack and fraud, on our liquidity or capital positions, on risks posed by reliance on third-party service providers, or on other aspects of our business operations and on financial markets and economic growth;

•
performance by our counterparties or vendors;

•
deposit flows;

•
the availability of financing and the terms thereof;

•
the level of prepayments on loans and mortgage-backed securities;

•
the effects of legislative or regulatory changes and requirements, including changes in federal, state or local tax laws;

•
actual or potential claims, damages, and fines related to litigation or government actions, which may result in, among other things, additional costs, fines, penalties, restrictions on our business activities, reputational harm, or other adverse consequences;

•
any event or development that would cause us to conclude that there was an impairment of any asset, including intangible assets, such as goodwill; and

•
other factors, assumptions, risks, or uncertainties described in any of our annual, quarterly or current reports, many of which are beyond our control.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could have material adverse effects on our future results or financial condition. Forward-looking statements speak only as of the date they are made and we undertake no obligation to publicly update, revise or clarify any forward-looking statements included or incorporated by reference in this prospectus supplement, whether as a result of new information, future events or otherwise, except to the extent required by law. All forward-looking statements attributable to us are qualified in their entirety by this cautionary statement.

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SUMMARY
This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in our common stock. You should carefully read this prospectus supplement and the accompanying base prospectus, including the “Risk Factors” section beginning on page S-11 and the documents incorporated by reference, which are described under “Where You Can Find More Information” on page S-51. To the extent the information in this prospectus supplement is inconsistent with the information in the accompanying base prospectus or information incorporated by reference herein, you should rely on the information in this prospectus supplement.
Atlantic Union Bankshares Corporation
Atlantic Union Bankshares Corporation is a financial holding company and bank holding company organized under the laws of the Commonwealth of Virginia and registered under the Bank Holding Company Act. We are headquartered in Richmond, Virginia and provide a wide range of financial services and products to commercial and retail clients through our wholly-owned subsidiary bank, Atlantic Union Bank, a Federal Reserve member bank chartered under the laws of the Commonwealth of Virginia.
As of June 30, 2024, Atlantic Union Bank operated 129 branches and approximately 150 ATMs located throughout Virginia, and in portions of Maryland and North Carolina. Certain non-bank financial services affiliates of Atlantic Union Bank include: Atlantic Union Equipment Finance, Inc., which provides equipment financing; Atlantic Union Financial Consultants, LLC, which provides brokerage services; and Union Insurance Group, LLC, which offers various lines of insurance products.
As of June 30, 2024, we had approximately $24.8 billion in assets, $18.3 billion in loans held for investment (net of deferred fees and costs), $20.0 billion in deposits, and $3.0 billion in stockholders’ equity.
Our common stock is traded on the NYSE under the symbol “AUB.”
Our principal executive offices are located at 4300 Cox Road, Glen Allen, Virginia 23060, and our telephone number is (804) 633-5031. Our website can be accessed at http://investors.atlanticunionbank.com. We are not incorporating the information on our website into this prospectus supplement, and the information on the website is not included in, nor is it a part of, this prospectus supplement.
Principal Products and Services
We are a full-service bank offering consumers and businesses a wide range of banking and related financial services, including checking, savings, certificates of deposit, and other depository services, as well as loans for commercial, industrial, residential mortgage, and consumer purposes. We also offer wealth management and trust services to individuals and corporations. In addition, through our wholly owned subsidiaries, we offer equipment financing services, and insurance products. Our customers have access to our products and services in-person via our full-service branches and ATMs, and virtually through our mobile and internet banking services. We strive to provide a differentiated customer experience that is authentically human and digital forward.
Lending Activities.   Our loan portfolio consists primarily of commercial, industrial, residential mortgage, and consumer loans. A substantial portion of our loan portfolio is represented by commercial and residential real estate loans (including acquisition and development loans and residential construction loans). The ability of our borrowers to honor their loan contracts is dependent on the real estate market and general economic conditions in those markets, as well as other factors. The majority of our commercial real estate and industrial loans are made to customers in Virginia, Maryland, North Carolina, and South Carolina.
Mortgage Banking.   Our mortgage division, Atlantic Union Home Loans, originates the majority of our residential mortgage loans to borrowers nationwide, largely with the intent to sell such loans into the secondary mortgage markets. We also originate certain mortgage loans to our customers within our branch footprint to hold for investment.

Equipment Finance.   We provide equipment financing to commercial and corporate customers nationwide through Atlantic Union Equipment Finance, Inc., a wholly owned subsidiary of the Bank. Atlantic Union Equipment Finance, Inc. provides financing for a wide array of equipment types, including marine, tractors, trailers, buses, construction, manufacturing, and medical.
Wealth Management, Trust and Insurance.   We offer a wide variety of financial planning, wealth management, and trust services to individuals and corporations, which allows us to reach new customers and expand product offerings to our existing loan and deposit customers. We offer financial planning, trust and investment management, and retirement planning services through our team of experienced financial advisors. Through Atlantic Union Financial Consultants, LLC, we offer brokerage services and execute securities transactions through Raymond James Financial Services, Inc., an independent broker dealer.
Our insurance division, Union Insurance Group, LLC, is a wholly owned subsidiary of the Bank that operates under an agreement with Bankers Insurance LLC, a large insurance agency owned by community banks across Virginia and managed by the Virginia Bankers Association. Union Insurance Group, LLC generates revenue through the sale of various insurance products through Bankers Insurance LLC, including long-term care insurance and business owner policies.
Deposit Products and Treasury Services.   Our primary source of funds for our lending and investment activities are our deposit products. We provide both commercial and consumer customers a diverse array of deposit products, including checking accounts, savings accounts, and certificates of deposit, among others. Our deposits are primarily made to customers based in Virginia and portions of Maryland and North Carolina. In addition, we provide our customers a suite of products and services including, among others, credit cards (through an arrangement with Elan Financial Services), treasury management services, and capital market services.
Recent Developments
Proposed Acquisition of Sandy Spring Bancorp
We have entered into a definitive agreement and plan of merger (the “merger agreement”) with Sandy Spring Bancorp. The merger agreement provides that, upon the terms and subject to the conditions set forth therein, Sandy Spring Bancorp will merge with and into Atlantic Union (the “Merger”), with Atlantic Union continuing as the surviving entity in the Merger. Immediately following the closing of the Merger, Sandy Spring Bancorp’s wholly owned banking subsidiary, Sandy Spring Bank, will merge with and into Atlantic Union Bank (the “Bank Merger”), with Atlantic Union Bank continuing as the surviving bank in the Bank Merger.
Upon the terms and subject to the conditions set forth in the merger agreement, at the effective time, each share of common stock, par value $1.00 per share, of Sandy Spring Bancorp (“Sandy Spring common stock”), issued and outstanding immediately prior to the effective time, other than shares of restricted Sandy Spring common stock and certain shares held by Atlantic Union or Sandy Spring, will be converted into the right to receive 0.900 shares (the “Exchange Ratio” and such shares, the “Merger Consideration”) of our common stock and cash in lieu of fractional shares.
As of June 30, 2024, Sandy Spring had total assets of approximately $14.0 billion, total deposits of approximately $11.3 billion, total liabilities of approximately $12.4 billion and stockholders’ equity of approximately $1.6 billion.
The Exchange Ratio is fixed. Therefore, the number of shares of our common stock that holders of Sandy Spring common stock will receive as Merger Consideration will not change if the trading price of our common stock or the market value of Sandy Spring common stock changes between the time of the execution of the merger agreement and the time the Merger is completed. The Exchange Ratio will not be adjusted or otherwise affected by the issuance of the shares of our common stock contemplated by this offering.
Upon completion of the proposed Merger, and assuming the completion of this offering of shares of our common stock, we expect that our shareholders, including the number of shares that may be issued upon full physical settlement of the forward sale agreement entered into in connection with this offering, will own approximately 71% of the combined company and former Sandy Spring stockholders will own approximately 29% of the combined company, disregarding any shares of our common stock that Sandy Spring stockholders may hold and any shares of Sandy Spring common stock that our shareholders may hold. At, or shortly after, the completion of the proposed Merger, we and/or Sandy Spring expect to sell approximately $2 billion of commercial real estate loans originally issued by Sandy Spring Bank and/or Atlantic Union Bank to one or more unrelated third parties after a bidding process. When complete, it is expected that the sale would reduce the combined company’s commercial real estate concentration, improve its loan/deposit liquidity profile, and bring the capital ratios of the newly combined entity closer in line with those we maintain pre-merger. However, there is no assurance that we or Sandy Spring will be able to find a prospective purchaser before the consummation of the Merger or sell the loans at a price or other terms acceptable to us.
Consummation of the proposed Merger will be subject to the satisfaction of customary closing conditions, including receipt of necessary shareholder and regulatory approvals, and we currently expect the closing of the transactions contemplated by the merger agreement, including the Merger, to be completed by the end of the third quarter of 2025. The merger agreement provides certain termination rights for both us and Sandy Spring and further provides that a termination fee will be payable by either us or Sandy Spring, as applicable, upon termination of the merger agreement under certain circumstances. The closing of this offering is not conditioned upon the closing of the Merger and the closing of the Merger is not conditioned upon the closing of this offering.
Atlantic Union Preliminary Third Quarter Results
The tables below present highlights of our unaudited preliminary financial results as of and for the periods indicated. These unaudited preliminary financial results have been prepared by, and are the responsibility of, our management. Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 will include our unaudited financial statements for the three and nine months ended September 30, 2024, including the footnote disclosures associated with our results, as well as management’s discussion and analysis of financial condition and results of operations.
Our unaudited financial statements for the three and nine months ended September 30, 2024 will not be available until after this offering is completed and, consequently, will not be available to you before your investment decision with respect to this offering. Preparation of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 could result in changes to the unaudited preliminary financial results presented below.
The following should be read in conjunction with (i) our consolidated financial statements and related notes, as well as management’s discussion and analysis of financial condition and results of operations, in our 2023 10-K and our other filings with the SEC that are incorporated by reference herein and (ii) the “Note of Caution Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus supplement and similar sections in our filings with the SEC that are incorporated by reference herein.
Statements of Income Data
(unaudited, in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Interest and dividend income:
Interest and fees on loans	$291,089	$221,380	$810,886	$616,544
Interest on deposits in other banks	1,060	1,309	4,977	3,815
Interest and dividends on securities:
Taxable	24,247	16,055	68,012	48,373
Nontaxable	8,132	8,415	24,455	26,220
Total interest and dividend income	324,528	247,159	908,330	694,952

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Interest expense:
Interest on deposits	130,216	83,590	354,584	200,690
Interest on short-term borrowings	5,698	6,499	22,049	22,106
Interest on long-term borrowings	5,682	5,129	16,407	14,687
Total interest expense	141,596	95,218	393,040	237,483
Net interest income	182,932	151,941	515,290	457,469
Provision for credit losses	2,603	4,991	32,592	22,911
Net interest income after provision for credit losses	180,329	146,950	482,698	434,558
Noninterest income:
Service charges on deposit accounts	9,792	8,557	27,447	24,577
Other service charges, commissions and fees	2,002	2,632	5,700	6,071
Interchange fees	3,371	2,314	8,791	7,098
Fiduciary and asset management fees	6,858	4,549	18,603	13,169
Mortgage banking income	1,214	666	3,274	1,969
Gain (loss) on sale of securities	4	(27,594)	(6,510)	(40,992)
Bank owned life insurance income	5,037	2,973	12,074	8,671
Loan-related interest rate swap fees	1,503	2,695	4,353	6,450
Other operating income	4,505	30,302	9,919	33,905
Total noninterest income	34,286	27,094	83,651	60,918
Noninterest expenses:
Salaries and benefits	69,454	57,449	199,867	179,996
Occupancy expenses	7,806	6,053	22,267	18,503
Furniture and equipment expenses	3,685	3,449	10,799	10,765
Technology and data processing	9,737	7,923	28,138	24,631
Professional services	3,994	3,291	11,452	11,138
Marketing and advertising expense	3,308	2,219	8,609	7,387
FDIC assessment premiums and other insurance	5,282	4,258	15,099	12,231
Franchise and other taxes	5,256	4,510	14,770	13,508
Loan-related expenses	1,445	1,388	4,043	4,560
Amortization of intangible assets	5,804	2,193	13,693	6,687
Merger-related costs	1,353	1,993	33,005	1,993
Other expenses	5,458	13,782	16,117	31,043
Total noninterest expenses	122,582	108,508	377,859	322,442
Income before income taxes	92,033	65,536	188,490	173,034
Income tax expense	15,618	11,519	37,144	28,123
Net income	76,415	54,017	151,346	144,911
Dividends on preferred stock	2,967	2,967	8,901	8,901
Net income available to common shareholders	$73,448	$51,050	$142,445	$136,010

Balance Sheet Data
(unaudited, in thousands)
	September 30,
	2024	2023
Assets
Securities available for sale, at fair value	$2,608,182	$2,084,928
Securities held to maturity, at carrying value	807,080	843,269
Loans held for investment, net of deferred fees and costs	18,337,299	15,283,620
Interest-bearing deposits in other banks	291,163	159,718
Liabilities
Total deposits	20,305,287	16,786,505
Securities sold under agreements to repurchase	59,227	134,936
Other short-term borrowings	375,000	495,000
Long-term borrowings	417,937	390,733
Sandy Spring Preliminary Third Quarter Results
The tables below present highlights of Sandy Spring’s unaudited preliminary financial results as of and for the periods indicated. These unaudited preliminary financial results have been prepared by, and are the responsibility of, Sandy Spring’s management. Sandy Spring’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 will include its unaudited financial statements for the three and nine months ended September 30, 2024, including the footnote disclosures associated with the results, as well as management’s discussion and analysis of financial condition and results of operations.
Sandy Spring’s unaudited financial statements for the three and nine months ended September 30, 2024 will not be available until after this offering is completed and, consequently, will not be available to you before your investment decision with respect to this offering. Preparation of Sandy Spring’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 could result in changes to the unaudited preliminary financial results presented below.
The following should be read in conjunction with Sandy Spring’s consolidated financial statements and related notes incorporated by reference herein, which are also included in its Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024.
Statements of Income Data
(unaudited, in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Interest income:
Interest and fees on loans	$154,339	$147,304	$456,309	$431,305
Interest on mortgage loans held for sale	364	238	801	697
Interest on SBA loans held for sale	2	—	2	—
Interest on deposits with banks	6,191	6,371	17,401	13,979
Interest and dividend income on investment securities:
Taxable	7,440	6,682	21,319	20,538
Tax-advantaged	1,762	1,811	5,385	5,376
Interest on federal funds sold	—	5	8	13
Total interest income	170,098	162,411	501,225	471,908

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Interest expense:
Interest on deposits	79,287	63,102	227,062	155,215
Interest on retail repurchase agreements and federal funds purchased	452	4,082	4,890	10,377
Interest on advances from Federal Home Loan Bank of Atlanta	5,001	6,200	16,394	21,623
Interest on subordinated debt	3,946	3,946	11,839	11,839
Total interest expense	88,686	77,330	260,185	199,054
Net interest income:	81,412	85,081	241,040	272,854
Provision/ (credit) for credit losses	6,316	2,365	9,724	(14,116)
Net interest income after provision/ (credit) for credit losses	75,096	82,716	231,316	286,970
Non-interest income:
Service charges on deposit accounts	3,009	2,704	8,765	7,698
Mortgage banking activities	1,529	1,682	4,524	4,744
Wealth management income	10,738	9,391	31,151	27,414
Insurance agency commissions	—	—	—	—
Income from bank owned life insurance	1,307	845	4,283	3,003
Bank card fees	435	450	1,293	1,315
Other income	2,697	2,319	7,653	6,344
Total non-interest income	19,715	17,391	57,669	50,518
Non-interest expenses:
Salaries and employee benefits	41,030	44,853	115,549	124,710
Occupancy expense of premises	4,657	4,609	14,278	14,220
Equipment expenses	3,841	3,811	11,672	11,688
Marketing	1,320	729	3,350	3,861
Outside data services	3,025	2,819	9,414	8,186
FDIC insurance	2,773	2,333	8,635	6,846
Amortization of intangible assets	2,323	1,245	6,527	3,820
Professional fees and services	6,577	4,509	16,403	12,354
Other expenses	7,391	7,563	23,219	22,227
Total non-interest expense	72,937	72,471	209,047	207,912
Income before income tax expense	21,874	27,636	79,938	129,576
Income tax expense	5,665	6,890	20,550	32,832
Net income	$16,209	$20,746	$59,388	$96,744

Balance Sheet Data
(unaudited, in thousands)
	September 30
	2024	2023
Assets
Cash and cash equivalents	$750,346	$717,591
Net loans	11,360,493	11,176,932
Goodwill	363,436	363,436
Liabilities
Total deposits	11,737,694	11,151,012
Total borrowings	892,018	1,287,234

The Offering
Issuer
Atlantic Union Bankshares Corporation.
Common stock offered by the forward seller(1)
9,859,155 shares of our common stock (or 11,338,028 shares of our common stock if the underwriters’ option to purchase additional shares is exercised in full).
Common stock to be outstanding immediately before this offering(2)
89,774,392 shares of our common stock.
Common stock to be outstanding after settlement of the forward sale agreement, assuming full physical settlement(1)(2)(3)(4)
99,633,547 shares of our common stock (or 101,112,420 shares of our common stock if the underwriters’ option to purchase additional shares is exercised in full).
Use of proceeds(1)(4)(5)
We will not initially receive any proceeds from the sale of the shares of our common stock sold by the forward seller to the underwriters.
We expect to receive net proceeds from this offering and the full physical settlement of the forward sale agreement, before expenses, of approximately $336.0 million (or approximately $386.4 million if the underwriters’ option to purchase additional shares of our common stock is exercised in full), based upon the initial forward sale price of $34.08 per share. The forward sale price is subject to adjustments pursuant to the terms of the forward sale agreement, and the actual proceeds, if any, will be calculated as described in this prospectus supplement. See “Underwriting (Conflicts of Interest) — Forward Sale Agreement.”
We expect to physically settle the forward sale agreement (by the delivery of shares of our common stock) and receive proceeds from the sale of those shares of our common stock upon one or more forward settlement dates within approximately 18 months from the date hereof. We may also elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreement. If we elect to cash settle or net share settle the forward sale agreement, then we may not receive any proceeds from the issuance of shares of our common stock in respect of the forward sale agreement, and we will instead receive or pay cash (in the case of cash settlement) or receive or deliver shares of our common stock (in the case of net share settlement).
We intend to use such net proceeds for general corporate purposes, which may include, among other uses, contributing Tier 1 capital into Atlantic Union Bank. The precise amounts and timing of these uses of proceeds will depend on the funding requirements of us and our subsidiaries. See “Use of Proceeds.”
Dividend policy
Our current quarterly indicated dividend rate per share is $0.32. The quarterly dividends declared per share were $0.30 for the first three quarters of 2023 and $0.32 for the last quarter of 2023 and the first three quarters of 2024. Future dividends, declared at the discretion of our board of directors, will depend on our future earnings, cash flows and other factors.
Listing
Our common stock is listed on the NYSE under the symbol “AUB.”
Conflicts of interest
All of the proceeds of this offering (excluding proceeds, if any, paid to us with respect to any shares of our common stock that we issue and sell to the underwriters in lieu of the forward seller delivering and selling shares of our common stock to the underwriters) will be paid to the forward seller. As a result, the forward seller will receive more than 5% of the net proceeds of this offering, not including underwriting compensation. Accordingly, this offering is being made in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). See “Underwriting (Conflicts of Interest).”
Risk factors
An investment in our common stock involves various risks, and prospective investors should carefully consider the matters discussed under the caption entitled “Risk Factors” beginning on page S-11 of this prospectus supplement, beginning on page 5 of the accompanying base prospectus and in Item 1A in our 2023 10-K.
Accounting treatment
Before any issuance of shares of our common stock upon physical or net share settlement of the forward sale agreement, we expect that the shares issuable upon settlement of the forward sale agreement will be reflected in our diluted earnings per share calculation using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of the forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price of our common stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period).
Consequently, before physical or net share settlement of the forward sale agreement and subject to the occurrence of certain events, we anticipate that there will be no dilutive effect on our earnings per share except during periods when the average market price of shares of our common stock is above the applicable adjusted forward sale price, which is initially $34.08 per share (which is the price at which the underwriters agree to buy the shares of our common stock offered hereby), subject to increase or decrease based on the specified rate less a spread, and subject to price adjustment and other provisions of the forward sale agreement, including a decrease based on amounts related to expected dividends on our common stock on dates specified in the forward sale agreement and if the cost to the forward purchaser (or its affiliate) of borrowing a number of shares of our common stock underlying the forward sale agreement exceeds a specified amount. However, if we decide to physically settle or net share settle the forward sale agreement, then delivery of shares of our common stock to the forward purchaser on any such physical or (to the extent we are obligated to deliver shares of our common stock) net share settlement of the forward sale agreement would result in dilution to our earnings per share.

(1)
We currently anticipate that if the underwriters exercise their option to purchase additional shares, then the forward purchaser (or its affiliate) will borrow such additional shares from third parties for sale by the forward seller to the underwriters, and that we will enter into an additional forward sale agreement with the forward purchaser in connection therewith.

(2)
Based on the number of our issued and outstanding shares of our common stock as of September 30, 2024.

(3)
The number of shares outstanding after settlement of the forward sale agreement, assuming physical settlement assumes that we will not be required to issue and sell shares of our common stock that are the subject of this offering in lieu of the forward seller delivering borrowed shares to the underwriters as further described elsewhere in this prospectus supplement.

(4)
The forward seller has advised us that it or its affiliate intends to acquire shares of our common stock to be sold under this prospectus supplement through borrowings from third-party stock lenders. Subject to the occurrence of certain events, we will not be obligated to deliver shares of our common stock, if any, under the forward sale agreement until physical or net share settlement of the forward sale agreement, which we expect will be within 18 months from the date hereof. Except in certain circumstances, and subject to certain conditions, we have the right to elect cash settlement or net share settlement under the forward sale agreement. See “Underwriting (Conflicts of Interest) — Forward Sale Agreement” for a description of the forward sale agreement.

(5)
The forward sale price is subject to adjustment pursuant to the terms of the forward sale agreement, and any net proceeds to us are subject to settlement of the forward sale agreement.

Unless we indicate otherwise, all information in this prospectus supplement regarding the number of shares of our common stock to be outstanding after this offering assumes no exercise of the underwriters’ option to purchase additional shares.

RISK FACTORS
An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and other information in this prospectus supplement, in the documents incorporated by reference into this prospectus supplement and in the accompanying base prospectus, including our 2023 10-K, as supplemented or updated by our other filings with the SEC before deciding whether this investment is suited to your particular circumstances. These risks are not the only risks we face. Our business operations could also be affected by additional factors that are not currently known to us or that we currently consider to be immaterial to our operations. As a result, the trading price of our common stock could decline and you could lose part or all of your investment.
Risk Factors Relating to This Offering, Our Common Stock and the Forward Sale Agreement
The actual financial positions and results of operations of Atlantic Union, Sandy Spring and the combined company may differ materially from the unaudited pro forma condensed combined financial data included in this prospectus supplement.
The unaudited pro forma condensed combined financial information contained in this prospectus supplement is presented for illustrative purposes only and may not be an indication of what our financial position or results of operations would have been had the transactions contemplated by the merger agreement been completed on the dates indicated. The unaudited pro forma condensed combined financial information has been derived from the historical consolidated financial statements of Atlantic Union, Sandy Spring and American National, and certain adjustments and assumptions have been made regarding the combined businesses after giving effect to the transactions. The assets and liabilities of Sandy Spring and American National have been measured at fair value based on various preliminary estimates using assumptions that our management believes are reasonable using information currently available. The process for estimating the fair value of acquired assets and assumed liabilities requires the use of judgment in determining the appropriate assumptions and estimates. These estimates may be revised as additional information becomes available and as additional analyses are performed. Differences between preliminary estimates in the unaudited pro forma condensed combined financial information and the final acquisition accounting will occur and could have a material impact on the unaudited pro forma condensed combined financial information and the combined company’s financial position and future results of operations.
In addition, the assumptions used in preparing the unaudited pro forma condensed combined financial information may not prove to be accurate, and other factors may affect our financial condition or results of operations following the closing of the transactions contemplated by the merger agreement. Any potential decline in our financial condition or results of operations may cause significant variations in our share price.
There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.
Except as described under “Underwriting (Conflicts of Interest),” we are not restricted from issuing additional shares of our common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, our common stock. The issuance of any common stock by us pursuant to the forward sale agreement upon physical settlement or net share settlement thereof, or in lieu of the forward seller selling our common stock to the underwriters as further described elsewhere in this prospectus supplement, will increase the number of shares of our common stock that we have outstanding.
To maintain our or our subsidiaries’ capital at desired or regulatory-required levels, we may issue additional shares of our common stock, or securities convertible into, exchangeable for or representing rights to acquire shares of our common stock. We may sell these shares at prices below the current market price of shares, and the sale of these shares may significantly dilute shareholder ownership. We could also issue additional shares in connection with acquisitions of other financial institutions such as Sandy Spring, which would also dilute shareholder ownership.
The market price of our common stock could decline as a result of sales of shares of our common stock or sales of such other securities made after this offering or the perception that such sales could occur.

Our stock price may be volatile, which could result in losses to our investors and litigation against us.
Stock price volatility may make it more difficult for you to resell your common stock when you want and at prices you find attractive. Our stock price can fluctuate significantly in response to a variety of factors, some of which are unrelated to our financial performance, including, among other things:
•
actual or anticipated variations in quarterly results of operations;

•
changes in our coverage by securities analysts and/or changes in their estimates of our financial performance or recommendations;

•
operating and stock price performance of other companies that investors deem comparable to us;

•
news reports relating to trends, concerns and other issues in the financial services industry;

•
perceptions in the marketplace regarding us and/or our competitors;

•
new technology used, or services offered, by competitors;

•
significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors;

•
failure to integrate acquisitions or realize anticipated benefits from acquisitions;

•
changes in government regulations;

•
geopolitical conditions such as acts or threats of terrorism, military conflicts, the effects (or perceived effects) of pandemics, trade relations and weather-related disasters; and

•
the realization of any of the other risks presented in our 2023 10-K.

General market fluctuations, including real or anticipated changes in the strength of the local economy; industry factors and general economic and political conditions and events, such as economic slowdowns or recessions; and interest rate changes, oil price volatility or credit loss trends could also cause our stock price to decrease regardless of our operating results.
Moreover, in the past, securities class action lawsuits have been instituted against some companies following periods of volatility in the market price of its securities. We could in the future be the target of similar litigation. Securities litigation could result in substantial costs and divert management’s attention and resources from our normal business.
The trading volumes in our common stock may not provide adequate liquidity for investors.
Shares of our common stock are listed on the NYSE; however, the average trading volume is less than that of other larger financial institutions. A public trading market having the desired characteristics of depth, liquidity and orderliness depends on the presence in the marketplace of a sufficient number of willing buyers and sellers of our common stock at any given time. This presence depends on the individual decisions of investors and general economic and market conditions over which we have no control. Given these factors, a shareholder may have difficulty selling shares of our common stock at an attractive price (or at all). Additionally, shareholders may not be able to sell a substantial number of shares of our common stock for the same price at which shareholders could sell a smaller number of shares. Given the current daily average trading volume of our common stock, significant sales of our common stock in a brief period of time, or the expectation of these sales, could cause a significant decline in the price of our common stock.
An investment in our common stock is not an insured deposit and is not guaranteed by the FDIC, so you could lose some or all of your investment.
An investment in our common stock is not a bank deposit and, therefore, is not insured against loss or guaranteed by the FDIC, any other deposit insurance fund or by any other public or private entity. An investment in our common stock is inherently risky for the reasons described herein and you will bear the risk of loss if the value or market price of our common stock is adversely affected.

Holders of our indebtedness and of depositary shares related to our Series A preferred stock have rights that are senior to those of our common shareholders.
At June 30, 2024, we had outstanding subordinated notes, trust preferred securities and accompanying subordinated debentures and preferred stock totaling $416.8 million. Payments of the principal and interest on the subordinated notes and the subordinated debentures accompanying the trust preferred securities and dividends on the preferred stock are senior to payments with respect to shares of our common stock. We also conditionally guarantee payments of the principal and interest on the trust preferred securities. As a result, we must make payments on these debt instruments (including the related trust preferred securities) and preferred shares before any dividends can be paid on our common stock and, in the event of bankruptcy, dissolution or liquidation, the holders of the debt and preferred shares must be satisfied before any distributions can be made on our common stock. We have the right to defer distributions on the subordinated debentures related to the trust preferred securities (and the related guarantee of payments on the trust preferred securities) for up to five years, during which time no dividends may be paid on our common stock. If our financial condition deteriorates or if we do not receive required regulatory approvals, we may be required to defer distributions on the subordinated debentures related to the trust preferred securities (and the related guarantee of payments on the trust preferred securities).
We may from time to time issue or acquire additional senior or subordinated indebtedness or preferred stock that would have to be repaid before our shareholders would be entitled to receive any of our assets.
Settlement provisions contained in the forward sale agreement could result in substantial dilution to our earnings per share and return on equity or result in substantial cash payment obligations.
The forward purchaser will have the right to accelerate the forward sale agreement and require us to physically settle on a date specified by the forward purchaser if:
•
it (or its affiliate) (i) is unable to borrow a number of shares of our common stock equal to the number of shares of our common stock underlying the forward sale agreement because of the lack of sufficient shares being made available for share borrowing by lenders or (ii) would incur a stock loan rate greater than the rate specified in the forward sale agreement to continue to borrow such shares;

•
certain ownership thresholds applicable to the forward purchaser, its affiliates and other persons who may form a beneficial share ownership group or whose ownership positions would be aggregated with the forward purchaser are exceeded;

•
we declare any dividend or distribution on our common stock that constitutes an extraordinary dividend or is payable in (i) cash in excess of a specified amount (other than extraordinary dividends), (ii) securities of another company owned (directly or indirectly) by us as a result of a spin-off or similar transaction or (iii) any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price, as reasonably determined by the forward purchaser;

•
there is an announcement of any event or transaction that, if consummated, would result in certain extraordinary events (as such term is defined in the forward sale agreement and which includes certain mergers (other than the Merger or the Bank Merger) and tender offers and the delisting of our common stock); or

•
certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into the forward sale agreement or the occurrence of a hedging disruption or a change in law (as such terms are defined in the forward sale agreement).

The forward purchaser’s decision to exercise its right to accelerate the settlement of the forward sale agreement will be made irrespective of our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity.
We expect to physically settle the forward sale agreement (by the delivery of shares of our common stock) and receive proceeds from the sale of those shares of our common stock upon one or more forward settlement dates within approximately 18 months from the date hereof. We may also elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreement. Upon physical settlement or, if we so elect, net share settlement of the forward sale agreement, delivery of shares of our common stock in connection with such physical settlement or (to the extent we are obligated to deliver shares of our common stock) net share settlement will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying the forward sale agreement, then we expect that the forward purchaser (or an affiliate thereof) will purchase a number of shares of our common stock necessary to satisfy its or its affiliate’s obligation to return the shares of our common stock borrowed from third parties in connection with sales of shares of our common stock related to the forward sale agreement and, if applicable in connection with net share settlement, to deliver shares of our common stock to us. If the market value of our common stock at the time of such purchase (as determined pursuant to the terms of the forward sale agreement) is above the forward sale price under the forward sale agreement at that time, then we would pay or deliver, as the case may be, to the forward purchaser under the forward sale agreement, an amount in cash, or a number of shares of our common stock with a market value (as determined pursuant to the terms of the forward sale agreement), equal to such difference. Any such difference could be significant.
In addition, the purchase of shares of our common stock in connection with the forward purchaser or its affiliate unwinding its hedge position could cause the price of our common stock to increase over such time (or reduce or prevent a decrease over such time), thereby increasing the amount of cash we would owe to the forward purchaser (or decreasing the amount of cash that the forward purchaser would owe us) upon a cash settlement of the forward sale agreement or increasing the number of shares of our common stock we would deliver to the forward purchaser (or decreasing the number of shares of our common stock that the forward purchaser would deliver to us) upon net share settlement of the forward sale agreement. We will not be able to control the manner in which the forward purchaser (or its affiliate) unwinds its hedge position.
Moreover, the forward sale price that we expect to receive upon physical settlement of the forward sale agreement will be subject to increase or decrease based on the specified rate less a spread, and subject to price adjustment and other provisions of the forward sale agreement, including a decrease based on amounts related to expected dividends on our common stock on dates specified in the forward sale agreement and if the cost to the forward purchaser (or its affiliate) of borrowing a number of shares of our common stock underlying the forward sale agreement exceeds a specified amount. If the specified rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the applicable forward sale price. Reductions in the applicable forward sale price could also increase the amount of cash we would owe to the forward purchaser (or decrease the amount of cash that the forward purchaser would owe us) upon a cash settlement of the forward sale agreement or increase the number of shares of our common stock we would deliver to the forward purchaser (or decrease the number of shares of our common stock that the forward purchaser would deliver to us) upon net share settlement of the forward sale agreement. See “Underwriting (Conflicts of Interest) — Forward Sale Agreement” for a description of the forward sale agreement.
In case of our bankruptcy or insolvency, the forward sale agreement will automatically terminate, and we would not receive the expected proceeds from any forward sales of our common stock.
If we file for or consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, and we consent to such a petition, then the forward sale agreement will automatically terminate. If the forward sale agreement so terminates under these circumstances, we would not be obligated to deliver to the forward purchaser any of our common stock not previously delivered, and the forward purchaser would be discharged from its obligation to pay the applicable forward sale price per share in respect of any of our common stock not previously settled under the forward sale agreement. Therefore, to the extent that there are any shares of our common stock with respect to which the forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the forward sale price per share in respect of those shares of our common stock.

We will have broad discretion in the use of a significant part of the net proceeds, if any, from this offering and may not use them effectively.
Our management currently intends to use the net proceeds, if any, from this offering in the manner described in “Use of Proceeds,” and will have broad discretion in the application of any net proceeds. The failure by our management to apply these funds effectively could affect our ability to operate and grow our business.
Risks Related to the Proposed Merger
The dilution caused by the issuance of shares of our common stock in connection with the Merger may adversely affect the market price of our common stock.
In connection with the payment of the Merger Consideration, we expect to issue approximately 41 million shares of our common stock to Sandy Spring stockholders. The dilution caused by the issuance of the new shares of our common stock may result in fluctuations in the market price of our common stock, including a stock price decrease.
Combining Atlantic Union and Sandy Spring may be more difficult, costly or time consuming than expected and the combined company may fail to realize the anticipated benefits and cost savings of the Merger.
Upon consummation of the transactions contemplated by the merger agreement, we will begin the process of integrating Sandy Spring. A successful integration of its business with ours will depend substantially on our ability to consolidate operations, corporate cultures, systems, and procedures, to eliminate redundancies and to realize the anticipated cost savings. If we and Sandy Spring are not able to successfully achieve these objectives, the anticipated benefits of the Merger may not be realized fully or at all or may take longer to realize than expected. In addition, the actual cost savings and anticipated benefits of the Merger could be less than anticipated, and integration may result in additional unforeseen expenses. We may not be able to combine our business with the business of Sandy Spring without encountering difficulties that could adversely affect the ability to maintain relationships with existing clients, customers, depositors, and employees, such as:
•
the loss of key employees;

•
the disruption of operations and business;

•
inability to maintain and increase competitive presence;

•
loan and deposit attrition, customer loss, and revenue loss;

•
possible inconsistencies in standards, control procedures, and policies;

•
additional costs or unexpected problems with operations, personnel, technology, and credit;

•
inconsistencies in standards, controls, procedures, and policies; and/or

•
problems with the assimilation of new operations, systems, sites, or personnel, which could divert resources from regular banking operations.

Any disruption to the businesses could cause customers to remove their accounts and move their business to a competing financial institution. Integration efforts between the two companies may also divert management attention and resources. Additionally, general market and economic conditions or governmental actions affecting the financial industry generally may inhibit our successful integration of Sandy Spring.
Further, we entered into the merger agreement to acquire Sandy Spring with the expectation that the acquisition will result in various benefits including, among other things, benefits relating to enhanced revenues, a strengthened market position for the combined company, cross selling opportunities, technological efficiencies, cost savings, and operating efficiencies. Achieving the anticipated benefits of the transactions contemplated by the merger agreement is subject to a number of uncertainties, including whether we integrate Sandy Spring in an efficient, effective and timely manner, and general competitive factors in the marketplace. Failure to achieve these anticipated benefits on the anticipated timeframe, or at all, could result in a reduction in the price of our common stock as well as in increased costs, decreases in the amount of expected revenues, and diversion of management’s time and energy and could materially and adversely affect our business, financial condition, and operating results. Additionally, upon consummation of the transactions contemplated by the merger agreement, we will make fair value estimates of certain assets and liabilities in recording the acquisition. Actual values of these assets and liabilities could differ from our estimates, which could result in our not achieving the anticipated benefits of the acquisition. Finally, any cost savings that are realized may be offset by losses in revenues or other charges to earnings.
We and Sandy Spring have, and the combined company following the Merger will, incur significant transaction and Merger-related costs in connection with the transactions contemplated by the merger agreement.
We and Sandy Spring have incurred and expect to incur significant non-recurring costs associated with combining the operations of Sandy Spring with our operations. These costs include legal, financial advisory, accounting, consulting and other advisory fees, severance/employment-related costs, public company filing fees and other regulatory fees, printing costs, and other related costs. We have begun collecting information to formulate detailed integration plans to deliver anticipated cost savings. Additional unanticipated costs may be incurred in the integration of our business with the business of Sandy Spring, and there are many factors beyond our or Sandy Spring’s control that could affect the total amount or timing of integration costs. Although we expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, may offset incremental transaction and Merger-related costs over time, this net benefit may not be achieved in the near term, or at all.
Whether or not the Merger is consummated, we, Sandy Spring, and the combined company will incur substantial expenses in pursuing the Merger and this may adversely impact our and the combined company’s earnings. Completion of the transactions contemplated by the merger agreement will be conditioned upon customary closing conditions, including the receipt of required governmental authorizations, consents, orders, and approvals, including approval by certain federal banking regulators. We and Sandy Spring intend to pursue all required approvals in accordance with the merger agreement. However, there can be no assurance that such approvals will be obtained without additional cost, on the anticipated timeframe, or at all.
Regulatory approvals for the Merger and/or Bank Merger may not be received, may take longer than expected or may impose conditions that are not currently anticipated, cannot be met, or that could have an adverse effect on the combined company following the Merger and/or Bank Merger.
Before the proposed Merger and the Bank Merger may be completed, various approvals, consents, and non-objections must be obtained from bank regulatory authorities, including the Federal Reserve. In determining whether to grant these approvals, regulatory authorities consider a variety of factors, including the regulatory standing of each party. These approvals could be delayed or not obtained at all, including due to any or all of the following: an adverse development in any party’s regulatory standing or any other factors considered by regulators in granting such approvals; governmental, political, or community group inquiries, investigations or opposition; or changes in legislation or the political or regulatory environment generally, including as a result of changes of the U.S. executive administration, or Congressional leadership and regulatory agency leadership.
Even if the approvals are granted, they may impose terms and conditions, limitations, obligations or costs, or place restrictions on the conduct of the combined company’s business or require changes to the terms of the transactions contemplated by the merger agreement. There can be no assurance that regulators will not impose any such conditions, limitations, obligations, or restrictions or that such conditions, limitations, obligations, or restrictions will not have the effect of delaying the completion of any of the transactions contemplated by the merger agreement, imposing additional material costs on or materially limiting the revenues of the combined company following the Merger or otherwise reduce the anticipated benefits of the Merger if the Merger were completed successfully within the expected timeframe. In addition, there can be no assurance that any such conditions, limitations, obligations, or restrictions will not result in the delay or abandonment of the Merger. The completion of the Merger is conditioned on the receipt of the requisite regulatory approvals without the imposition of any materially burdensome regulatory condition and the expiration of all statutory waiting periods. Additionally, the completion of the Merger is conditioned on the absence of certain orders, injunctions, or decrees issued by any court or any governmental entity of competent jurisdiction that would prevent, prohibit, or make illegal the completion of the Merger, the Bank Merger, or any of the other transactions contemplated by the merger agreement.
Despite the parties’ expected commitment to use their reasonable best efforts to respond to any request for information and resolve any objection that may be asserted by any governmental entity with respect to the merger agreement, neither party is required under the terms of the merger agreement to take any action, commit to take any action, or agree to any condition or restriction in connection with obtaining these approvals, that would reasonably be expected to have a material adverse effect on the combined company and its subsidiaries, taken as a whole, after giving effect to the proposed Merger (measured on a scale relative only to the size of Sandy Spring Bancorp and its subsidiaries, taken as a whole (without Atlantic Union and its subsidiaries)).
The merger agreement may be terminated in accordance with its terms and the Merger may not be completed. Such failure to complete the transactions contemplated by the merger agreement could cause our results to be adversely affected, our stock price to decline, or have a material and adverse effect on our stock price and results of operations.
If the transactions contemplated by the merger agreement, including the Merger, are not completed for any reason, including as a result of our shareholders failing to approve the merger agreement or the issuance of the shares of our common stock constituting the Merger Consideration (the “Share Issuance”) or Sandy Spring stockholders failing to approve the merger agreement, there may be various adverse consequences, and we and/or Sandy Spring may experience negative reactions from the financial markets and from our respective customers and employees. For example, either party’s business may have been impacted adversely by the failure to pursue other beneficial opportunities due to the focus of its management on the Merger, without realizing any of the anticipated benefits of completing the Merger. Moreover, our stock price may decline because costs related to such transactions, such as legal, accounting, and financial advisory fees, must be paid even if such transactions, including the Merger, are not completed. Moreover, we may be required to pay a termination fee of $56.0 million to Sandy Spring upon a termination of the merger agreement in certain circumstances. In addition, if the transactions contemplated by the merger agreement are not completed, whether because of our failure to receive required regulatory approvals in a timely fashion or because one of the parties has breached its obligations in a way that permits Sandy Spring to terminate the merger agreement, or for any other reason, our stock price may decline to the extent that the current market price reflects a market assumption that the Merger will be beneficial and will be completed. We and/or Sandy Spring also could be subject to litigation related to any failure to complete the Merger or to proceedings commenced against either company to perform our obligations under the merger agreement.
The market price for our common stock following the closing of the transactions contemplated by the merger agreement may be affected by factors different from those that historically have affected or currently affect our common stock and Sandy Spring common stock.
Subject to the terms and conditions of the merger agreement, upon completion of the Merger, holders of shares of Sandy Spring common stock will receive shares of our common stock as Merger Consideration. The combined company’s business and financial position will differ from our and Sandy Spring’s respective businesses and financial positions before the completion of the Merger and, accordingly, the results of operations of the combined company will be affected by some factors that are different from those currently affecting our results of operations and those currently affecting the results of operations of Sandy Spring. Accordingly, the market price and performance of our common stock is likely to be different from the performance of our common stock in the absence of the Merger. In addition, general fluctuations in stock markets could have a material adverse effect on the market for, or liquidity of, our common stock, regardless of our actual operating performance.
Upon completion of the transactions contemplated by the merger agreement, we will be subject to the risks related to Sandy Spring’s business, including its commercial real estate loan portfolio.
Upon completion of the transactions contemplated by the merger agreement, we will be subject to risks related to Sandy Spring’s business and take on its loans, investments, and other obligations. This will increase our credit risk and, if such obligations are not repaid or losses are incurred on such obligations, there could be material and adverse effects on our business. Additionally, where our businesses overlap, any risks we face may be increased due to the transactions contemplated by the merger agreement. For example, we and Sandy Spring each have significant credit exposure in commercial real estate. At June 30, 2024, Sandy Spring’s commercial real estate loan portfolio totaled $7.9 billion, or 68% of its total loan portfolio. A large concentration of commercial real estate loans in the combined company involves additional risks because the value of real estate can fluctuate significantly in a short period of time as a result of market conditions in any of the geographic bank markets in which such real estate is located, as well as because funds for acquisition, development and construction loans (“AD&C loans”) are advanced based on estimates of costs and the estimated value of the completed project and therefore have a greater risk of default in a weaker economy. Construction projects require prudent underwriting, including determination of a borrower’s ability to complete the project, while staying within budget and on time in accordance with construction plans. Economic events, supply chain issues, labor market disruptions, and other factors outside the control of Sandy Spring and our control, or that of the borrowers, could negatively impact the future cash flow and market values of affected properties. At, or shortly after, the completion of the transactions contemplated by the merger agreement, we and/or Sandy Spring expect to sell approximately $2 billion of the commercial real estate loans originally issued by Sandy Spring Bank and/or Atlantic Union Bank to one or more unrelated third parties after a bidding process. When complete, it is expected that the sale would reduce the combined company’s commercial real estate concentration, improve its loan/deposit liquidity profile, and bring the capital ratios of the newly combined entity closer in line with those we maintain pre-merger. However, there is no assurance that we or Sandy Spring will be able to find a prospective purchaser before the consummation of the Merger or sell the loans at a price or other terms acceptable to us. Integrating Sandy Spring’s commercial real estate loans to our existing portfolio may exacerbate the existing risks we already undertake with our own portfolio comprised meaningfully of commercial real estate loans, as described in our 2023 10-K under “Item 1A. Risk Factors — We have significant credit exposure in commercial real estate, which may expose us to additional credit risks, and may adversely affect our business, financial condition, and results of operations,” and may result in new ones.
As a result of the transactions contemplated by the merger agreement and our acquisition of Sandy Spring, we will record goodwill in connection with such acquisition, and if it becomes impaired, our earnings could be significantly impacted.
Under current accounting methods, goodwill is not amortized but, instead, is subject to impairment tests on at least an annual basis and more frequently if an event occurs or circumstances change that reduce the fair value of a reporting unit below its carrying amount. In connection with our acquisition of Sandy Spring, we will record goodwill in the fair value amount of such acquisition. Although we do not anticipate impairment charges, if we conclude that some portion of such goodwill is impaired, a non-cash charge for the amount of such impairment would be recorded against earnings.
A goodwill impairment charge could be caused by a decline in our stock price or the occurrence of a triggering event that compounds negative financial results. Further, because a large portion of Sandy Spring’s portfolio is secured by commercial real estate loans, if such portfolio were to be seen as less valuable in a deteriorating real estate market, or if we and/or Sandy Spring were to sell a portion of Sandy Spring’s commercial real estate loans at a less favorable price following the acquisition, we may be required to record an impairment on our acquisition of Sandy Spring. Therefore, following the transactions contemplated by the merger agreement, including the Merger, and our recording of goodwill in connection therewith, if such goodwill becomes impaired, our earnings could be significantly and adversely affected.
The future results of the combined company following the Merger may suffer if the combined company does not effectively manage its expanded operations.
Following the Merger, the size of the business of the combined company will increase significantly beyond the current size of either our or Sandy Spring’s business. The combined company’s future success will depend, in part, upon its ability to manage this expanded business, which may pose challenges for management, including challenges related to the management and monitoring of new operations and associated increased costs and complexity. The combined company may also face increased scrutiny from governmental authorities as a result of the significant increase in the size of its business.

Both Atlantic Union Bank and Sandy Spring Bank are regulated and supervised by the Federal Reserve as well as the Consumer Financial Protection Bureau. In addition, at the state level, Atlantic Union Bank is chartered by the Commonwealth of Virginia and is supervised and regularly examined by the Bureau of Financial Institutions, a division of the Virginia State Corporation Commission, while Sandy Spring Bank is a state-chartered bank and trust company subject to supervision by the Office of Financial Regulation, part of the Maryland Department of Labor. The laws, regulations and regulatory guidance applicable to both banks will therefore differ in ways that may affect the operations of the combined company. Additionally, the internal policies of Atlantic Union Bank and Sandy Spring Bank with regards to their investment portfolios may differ on factors such as hold limits per bond issuer, life of the bond, or credit risk appetite. As a result, there are assets on the balance sheet of Sandy Spring Bank that the bank subsidiary of the combined company is not expected to hold, whether based on differences in regulatory oversight or internal policies, and we may dispose of such assets contemporaneous or subsequent to the closing of the Merger. The disposition of certain assets in a high-interest rate environment, such as we have in the past experienced, are currently experiencing and may experience again in the future, could result in a sale of assets at a market price that is different than the estimated book value of such assets and impact regulatory capital ratios at the time of the closing of the Merger. Further, we may replace such disposed assets with lower-yielding investments, any of which could impact our future earnings and return on equity.
There can be no assurances that the combined company will be successful or that it will realize the expected operating efficiencies, cost savings or other benefits currently anticipated from the Merger.
We and Sandy Spring will be subject to business uncertainties and contractual restrictions while the Merger is pending.
Uncertainty about the effect of the Merger on employees, customers (including depositors and borrowers), suppliers and vendors may have an adverse effect on us and Sandy Spring. These uncertainties may impair our and Sandy Spring’s ability to attract, retain and motivate key personnel and customers (including depositors and borrowers) until the Merger is completed, as such personnel and customers may experience uncertainty about their future roles and relationships following the completion of the Merger. Additionally, these uncertainties could cause customers and others that deal with us or Sandy Spring to seek to change existing business relationships with us or Sandy Spring or fail to extend an existing relationship with us or Sandy Spring, as applicable. Competitors may target each party’s existing customers by highlighting potential uncertainties and integration difficulties that may result from the Merger.
In addition, subject to certain exceptions, we and Sandy Spring have agreed to operate our respective businesses in the ordinary course consistent with past practice in all material respects before closing, and we and Sandy Spring have agreed not to take certain actions, which could cause us or Sandy Spring to be unable to pursue other beneficial opportunities that may arise before the completion of the Merger.
Shareholder litigation could prevent or delay the completion of the Merger or otherwise negatively impact our business, financial condition and results of operations.
Shareholders of Atlantic Union and/or stockholders of Sandy Spring may file lawsuits against Atlantic Union, Sandy Spring and/or the directors and officers of either company in connection with the Merger. One of the conditions to the closing is that no law, order, injunction or decree issued by any court or governmental entity of competent jurisdiction that would prevent, prohibit or make illegal the completion of the Merger, the Bank Merger or any of the other transactions contemplated by the merger agreement be in effect. If any plaintiff were successful in obtaining an injunction prohibiting Atlantic Union or Sandy Spring from completing the Merger, the Bank Merger or any of the other transactions contemplated by the merger agreement, then such injunction may delay or prevent the effectiveness of the Merger and could result in significant costs to either party, including any cost associated with the indemnification of its directors and officers. We and Sandy Spring may incur costs relating to the defense or settlement of any shareholder lawsuits filed in connection with the Merger. Shareholder lawsuits may divert management attention from management of each company’s business or operations. Such litigation could have an adverse effect on such party’s business, financial condition and results of operations and could prevent or delay the completion of the Merger.

The Merger will not be completed unless important conditions are satisfied or waived, including approval of the merger agreement by our shareholders and Sandy Spring stockholders and approval of the Share Issuance by our shareholders.
Specified conditions set forth in the merger agreement must be satisfied or waived to complete the Merger. If the conditions are not satisfied or, subject to applicable law, waived, the Merger will not occur or will be delayed and each of Sandy Spring and us may lose some or all of the intended benefits of the Merger.

USE OF PROCEEDS
We will not initially receive any proceeds from the sale of the shares of our common stock sold by the forward seller to the underwriters.
We expect to receive net proceeds from this offering and the full physical settlement of the forward sale agreement, before expenses, of approximately $336.0 million (or approximately $386.4 million if the underwriters’ option to purchase additional shares of our common stock is exercised in full), based upon the initial forward sale price of $34.08 per share. The forward sale price that we expect to receive upon physical settlement of the forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the specified rate less a spread and will be decreased on each of the dates specified in the forward sale agreement by amounts related to expected dividends on shares of our common stock during its term. The forward sale price will also be subject to decrease if the cost to the forward purchaser (or its affiliate) of borrowing a number of shares of our common stock underlying the forward sale agreement exceeds a specified amount. If the specified rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. See “Underwriting (Conflicts of Interest) — Forward Sale Agreement” for a description of the forward sale agreement.
We expect to physically settle the forward sale agreement (by the delivery of shares of our common stock) and receive proceeds from the sale of those shares of our common stock upon one or more forward settlement dates within approximately 18 months from the date hereof. We may also elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreement. If we elect to cash settle or net share settle the forward sale agreement, then we may not receive any proceeds from the issuance of shares of our common stock in respect of the forward sale agreement, and we will instead receive or pay cash (in the case of cash settlement) or receive or deliver shares of our common stock (in the case of net share settlement).
We intend to use any net proceeds that we receive upon physical settlement of the forward sale agreement and the additional forward sale agreement, if any, for general corporate purposes, which may include, among other uses, contributing Tier 1 capital into Atlantic Union Bank. The precise amounts and timing of these uses of proceeds will depend on our funding requirements and the funding requirements of our subsidiaries.
All of the proceeds of this offering (excluding proceeds, if any, paid to us with respect to any shares of our common stock that we issue and sell to the underwriters in lieu of the forward seller delivering and selling shares of our common stock to the underwriters) will be paid to the forward seller. As a result, the forward seller will receive more than 5% of the net proceeds of this offering, not including underwriting compensation. Accordingly, this offering is being made in compliance with the requirements of Rule 5121 of the FINRA. See “Underwriting (Conflicts of Interest).”

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA
Defined terms included below have the same meaning as terms defined and included elsewhere in this prospectus supplement, except that, unless the context requires otherwise, the term “forward sale agreement” as used in this section does not include any additional forward sale agreement that we enter into in connection with the exercise by the underwriters of their option to purchase additional shares in the offering.
Introduction
Atlantic Union is providing the following unaudited pro forma condensed combined financial data to aid shareholders in their analysis of the financial aspects of the Merger, the forward sale agreement and its completed acquisition of American National on April 1, 2024 (the “American National acquisition”). See “Summary — Recent Developments — Proposed Acquisition of Sandy Spring Bancorp” for more information on the Merger and see “Underwriting (Conflicts of Interest) — Forward Sale Agreement” for a description of the forward sale agreement. The unaudited pro forma condensed combined financial data has been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the accompanying notes.
The unaudited pro forma condensed combined balance sheet as of June 30, 2024 combines the unaudited consolidated balance sheet of Atlantic Union as of June 30, 2024 with the unaudited consolidated balance sheet of Sandy Spring as of June 30, 2024, giving effect to the Merger and the forward sale agreement as if the Merger had been consummated and the forward sale agreement had been fully physically settled on June 30, 2024.
The unaudited pro forma condensed combined statement of income for the year ended December 31, 2023, combines the audited consolidated statement of income of Atlantic Union for the year ended December 31, 2023, with the audited consolidated statement of income of American National for the year ended December 31, 2023, as well as the audited consolidated statement of income of Sandy Spring for the year ended December 31, 2023, giving effect to the American National acquisition, the Merger and the forward sale agreement as if the American National acquisition and the Merger had been consummated and the forward sale agreement had been fully physically settled on January 1, 2023.
The unaudited pro forma condensed combined statement of income for the six months ended June 30, 2024, combines the unaudited consolidated statement of income of Atlantic Union for the six months ended June 30, 2024, with the unaudited consolidated statement of income of American National for the three months ended March 31, 2024, as well as the unaudited consolidated statement of income of Sandy Spring for the six months ended June 30, 2024, giving effect to the American National acquisition, the Merger and the forward sale agreement as if the American National acquisition and the Merger had been consummated and the forward sale agreement had been fully physically settled on January 1, 2023.
The unaudited pro forma condensed combined financial data was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes, which are included or incorporated by reference into this prospectus supplement and the accompanying base prospectus:
•
The historical audited consolidated financial statements of Atlantic Union as of and for the year ended December 31, 2023 (included in Atlantic Union’s 2023 10-K);

•
The historical unaudited consolidated financial statements of Atlantic Union as of and for the six months ended June 30, 2024 (included in Atlantic Union’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024);

•
The historical audited consolidated financial statements of Sandy Spring as of and for the year ended December 31, 2023 (included in Sandy Spring’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023);

•
The historical unaudited consolidated financial statements of Sandy Spring as of and for the six months ended June 30, 2024 (included in Sandy Spring’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024);

•
The historical audited consolidated financial statements of American National as of and for the year ended December 31, 2023 (included as Exhibit 99.1 in Atlantic Union’s Amended Current Report on Form 8-K/A dated April 18, 2024); and

•
The historical unaudited consolidated financial statements of American National as of and for the three months ended March 31, 2024 (included elsewhere in this prospectus supplement).

The unaudited pro forma condensed combined financial data should also be read together with other financial data included elsewhere or incorporated by reference into this prospectus supplement, including the unaudited pro forma condensed combined financial statements of Atlantic Union and American National as of and for the year ended December 31, 2023, attached as Exhibit 99.2 to Atlantic Union’s Amended Current Report on Form 8-K/A dated April 18, 2024.
The foregoing historical financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). The unaudited pro forma condensed combined financial data has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial data. The pro forma adjustments reflect transaction accounting adjustments related to the American National acquisition, the Merger and the forward sale agreement, all of which are discussed in further detail below. Amounts presented reflect the accounting for the acquisitions of American National and Sandy Spring by Atlantic Union. The unaudited pro forma condensed combined financial data is presented for illustrative purposes only and does not purport to represent the combined company’s consolidated results of operations or consolidated financial position that would actually have occurred had the American National acquisition and the Merger been consummated and the forward sale agreement been fully physically settled on the dates assumed or to project the combined company’s consolidated results of operations or consolidated financial position for any future date or period.
The unaudited pro forma condensed combined financial data appearing below also does not consider any potential effects of changes in market conditions, certain asset dispositions (including the proposed sale of approximately $2 billion of commercial real estate loans at, or shortly after, the completion of the Merger), cost savings, or revenue synergies, among other factors, and, accordingly, does not attempt to predict or suggest future results. In addition, as explained in more detail in the accompanying notes, the preliminary allocation of the pro forma purchase price reflected in the unaudited pro forma condensed combined financial data is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded upon completion of the Merger.
The American National acquisition
On April 1, 2024, Atlantic Union completed its previously announced merger with American National, pursuant to the Agreement and Plan of Merger, dated as of July 24, 2023, by and between Atlantic Union and American National. At the effective time of the merger, American National merged with and into Atlantic Union, with Atlantic Union continuing as the surviving corporation. Immediately following the merger, American National Bank and Trust Company, American National’s wholly owned subsidiary bank, merged with and into Atlantic Union Bank, with Atlantic Union Bank continuing as the surviving bank. American National’s results of operations have been included in Atlantic Union’s consolidated results since the date of the American National acquisition.
The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting for business combinations under U.S. GAAP, with Atlantic Union as the acquirer for accounting purposes. Certain reclassifications have been made to the historical financial statements of American National to conform to the presentation in Atlantic Union’s financial statements. The unaudited pro forma condensed combined balance sheet as of June 30, 2024, does not reflect transaction accounting adjustments related to the American National acquisition as the American National acquisition is already reflected in the historical balance sheet of Atlantic Union as of June 30, 2024. The unaudited pro forma condensed combined statements of income for the six months ended June 30, 2024, and for the year ended December 31, 2023, are presented as if the American National acquisition occurred on January 1, 2023, each of which does not necessarily indicate the results of operations if the businesses had been combined for the historical period, or the results of operations in future periods.

Accounting for the Sandy Spring Merger
The acquisition of Sandy Spring will be accounted for using the purchase method of accounting. The total purchase price will be allocated to the tangible and intangible assets and liabilities acquired based on their respective fair values. The allocation of the purchase price reflected in the following unaudited pro forma condensed combined financial data is preliminary and is subject to adjustment upon receipt of, among other things, appraisals of some of the assets and liabilities of Sandy Spring. Upon completion of the Merger, a final determination of the fair values of Sandy Spring assets acquired and liabilities assumed will be performed. Any changes in the fair values of the net assets or total purchase price as compared with the information shown in the unaudited pro forma condensed combined financial data may change the amount of the total purchase consideration allocated to goodwill, deferred taxes, and other assets and liabilities, and may impact the combined company’s statement of income.
Forward sale agreement
In connection with the forward sale agreement, the forward purchaser or its affiliate is expected to borrow from third parties an aggregate of 9,859,155 shares of our common stock. Such borrowed shares of our common stock will be delivered by the forward seller for sale to the underwriters in this offering. In the event that (i) the forward purchaser (or its affiliate) is unable through commercially reasonable efforts to borrow and deliver for sale to the underwriters on the anticipated closing date the number of shares of our common stock to be sold to the underwriters or (ii) in the forward purchaser’s commercially reasonable judgment either it is impracticable to do so or the forward purchaser (or its affiliate) would incur a stock loan rate greater than a specified rate to borrow and deliver for sale to the underwriters on the anticipated closing date such number of shares of our common stock, or if certain other conditions to the forward seller’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that the forward purchaser or its affiliate does not borrow and deliver. Under such circumstances, the number of shares of our common stock underlying the forward sale agreement will be decreased by the number of shares of our common stock that we issue and sell to the underwriters.
The aggregate offering amount is approximately $350.0 million (or approximately $402.5 million if the underwriters’ option to purchase additional shares of our common stock is exercised in full) at a public offering price of $35.50 per share.
We will not initially receive any proceeds from the sale of the shares of our common stock sold by the forward seller to the underwriter. We expect to physically settle the forward sale agreement (by the delivery of shares of our common stock) and receive proceeds from the sale of those shares of our common stock upon one or more forward settlement dates within approximately 18 months from the date hereof. We expect to receive net proceeds from this offering and the full physical settlement of the forward sale agreement, before expenses, of approximately $336.0 million (or approximately $386.4 million if the underwriters’ option to purchase additional shares of our common stock is exercised in full), based upon the initial forward sale price of $34.08 per share, which is equal to the public offering price per share, less the underwriting discount per share. We may also elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreement. If we elect to cash settle or net share settle the forward sale agreement, then we may not receive any proceeds from the issuance of shares of our common stock in respect of the forward sale agreement, and we will instead receive or pay cash (in the case of cash settlement) or receive or deliver shares of our common stock (in the case of net share settlement). The unaudited pro forma condensed combined financial data provided herein assumes that the underwriters’ option to purchase additional shares of our common stock is not exercised.
Basis of Pro Forma Presentation
The historical financial data of Atlantic Union, American National and Sandy Spring has been adjusted to give pro forma effect to the transaction accounting required for the American National acquisition, the Merger and the forward sale agreement. The adjustments in the unaudited pro forma condensed combined financial data have been identified and presented to provide relevant information necessary to evaluate the financial overview of the combined company upon closing of the Merger and full physical settlement of the forward sale agreement.

The unaudited pro forma condensed combined financial data is not necessarily indicative of what the combined company’s balance sheet or statement of income would have been had the American National acquisition been completed, the Merger been completed and the forward sale agreement been fully physically settled as of the dates indicated, nor do they purport to project the future financial position or operating results of the combined company. The unaudited pro forma condensed combined financial data is presented for illustrative purposes only and does not reflect the costs of any integration activities or cost savings or synergies that may be achieved because of the Merger. American National and Atlantic Union did not have any historical material relationship before the American National acquisition. Sandy Spring and Atlantic Union have not had any historical material relationship before the Merger. Accordingly, no pro forma adjustments were required to eliminate activities among the companies.

Unaudited Pro Forma Condensed Combined Balance Sheet
(Dollars in thousands, except share and per share data)
	As of June 30, 2024
(Dollars in thousands)	Atlantic Union (Historical)	Sandy Spring (As Reclassified)(1)	Transaction Accounting Adjustments	Note	Combined Pro Forma
Assets
Cash and cash equivalents	$446,014	$406,710	$221,000	(2), (3)	$1,073,724
Securities available for sale, at fair value	2,555,723	1,101,846			3,657,569
Securities held to maturity, at carrying value	810,450	226,233	(41,583)	(4)	995,100
Other investments, at cost		73,432			73,432
Loans held for sale	12,906	18,961			31,867
Loans held for investment, net of deferred fees and costs	18,347,190	11,483,921	(742,386)	(5)	29,088,725
Less: allowance for loan losses	158,131	125,863	46,396	(6)	330,390
Total loans held for investment, net	18,189,059	11,358,058	(788,782)		28,758,335
Premises and equipment, net	114,987	58,212	9,000	(7)	182,199
Goodwill	1,207,484	363,436	301,511	(8)	1,872,431
Amortizable intangibles, net	95,980	30,087	248,079	(9)	374,146
Bank owned life insurance	489,550	—			489,550
Other assets	839,260	371,368	116,878	(10)	1,327,506
Total assets	$24,761,413	$14,008,343	$66,103		$38,835,859
Liabilities
Noninterest-bearing demand deposits	$4,527,248	$2,931,405			$7,458,653
Interest-bearing deposits	15,473,629	8,408,823	(14,059)	(11)	23,868,393
Total deposits	20,000,877	11,340,228	(14,059)		31,327,046
Other short-term borrowings	790,085	575,038			1,365,123
Long-term borrowings	416,649	371,101	(20,973)	(12)	766,777
Other liabilities	510,116	122,972			633,088
Total liabilities	21,717,727	12,409,339	(35,032)		34,092,034
Stockholders’ Equity
Preferred stock	173	—			173
Common stock	118,475	45,110	22,731	(2), (13), (14)	186,316
Additional paid-in capital	2,273,312	745,336	1,081,546	(2), (13), (14)	4,100,194
Retained earnings	1,034,313	910,552	(1,105,136)	(3), (6), (13)	839,729
Accumulated other comprehensive loss	(382,587)	(101,994)	101,994	(13)	(382,587)
Total stockholders’ equity	3,043,686	1,599,004	101,135		4,743,825
Total liabilities and stockholders’ equity	$24,761,413	$14,008,343	$66,103		$38,835,859

Please refer to the notes to the unaudited pro forma condensed combined financial data.

Unaudited Pro Forma Condensed Combined Statement of Income
(Dollars in thousands, except share and per share data)
	For the Six Months Ended June 30, 2024
(Dollars in thousands, except per share amounts)	Atlantic Union (Historical)	American National (Historical) (for the three months ended March 31, 2024)	American National Transaction Accounting Adjustments	Note	Combined Pro Forma Subtotal	Sandy Spring (As Reclassified)(15)	Sandy Spring Transaction Accounting Adjustments	Note	Combined Pro Forma
Interest and dividend income
Interest and fees on loans	$519,796	$28,339	$15,007	(16)	$563,142	$301,970	$99,427	(23)	$964,539
Interest and dividends on securities:
Taxable	43,765	2,615	4,844	(17)	51,224	13,879	22,270	(24)	87,373
Nontaxable	16,323	24	17	(17)	16,364	3,623	5,960	(24)	25,947
Other interest income	3,918	625			4,543	11,655			16,198
Total interest and dividend income	583,802	31,603	19,868		635,273	331,127	127,657		1,094,057
Interest expense
Interest on deposits	224,368	10,871			235,239	147,775	7,030	(25)	390,044
Interest on borrowings	27,076	1,641	116	(18)	28,833	23,724	1,907	(26)	54,464
Total interest expense	251,444	12,512	116		264,072	171,499	8,937		444,508
Net interest income	332,358	19,091	19,752		371,201	159,628	118,720		649,549
Provision for credit losses	29,989	400	—		30,389	3,408	—		33,797
Net interest income after provision for credit losses	302,369	18,691	19,752		340,812	156,220	118,720		615,752
Noninterest income
Service charges on deposit accounts	17,655	518			18,173	5,756			23,929
(Loss) gain on sale of securities	(6,513)	—			(6,513)	—			(6,513)
Other operating income	38,223	3,755	(1,068)	(19), (22)	40,910	32,198			73,108
Total noninterest income	49,365	4,273	(1,068)		52,570	37,954	—		90,524
Noninterest expenses
Salaries and benefits	130,413	8,527			138,940	74,519			213,459
Occupancy expenses	14,462	1,555			16,017	9,621			25,638
Technology and data processing	18,401	1,461			19,862	6,389			26,251
Amortization of intangible assets	7,889	215	4,031	(20)	12,135	4,204	19,969	(28)	36,308
Merger-related costs	31,652	165			31,817	—			31,817
Other expenses	52,462	3,488	(411)	(22)	55,539	41,377			96,916
Total noninterest expenses	255,279	15,411	3,620		274,310	136,110	19,969		430,389
Income before income taxes	96,455	7,553	15,064		119,072	58,064	98,751		275,887
Income tax expense	21,525	1,509	3,465	(30)	26,499	14,885	22,713	(30)	64,097
Net income	74,930	6,044	11,599		92,573	43,179	76,038		211,790
Dividends on preferred stock	5,934	—	—		5,934	—	—		5,934
Net income available to common shareholders	$68,996	$6,044	$11,599		$86,639	$43,179	$76,038		$205,856
Basic earnings per common share	$0.84	$0.57				$0.96			$1.45
Diluted earnings per common share	$0.84	$0.57				$0.96			$1.45
Basic weighted average number of common shares outstanding	82,482,790	10,630,663	3,720,732	(21)	96,834,185	45,009,000	428,678	(31)	142,271,863
Diluted weighted average number of common shares outstanding	82,482,921	10,630,663	3,720,732	(21)	96,834,316	45,113,000	418,278	(31)	142,365,594

Please refer to the notes to the unaudited pro forma condensed combined financial data.

Unaudited Pro Forma Condensed Combined Statement of Income
(Dollars in thousands, except share and per share data)
	For the Year Ended December 31, 2023
(Dollars in thousands, except per share amounts)	Atlantic Union (Historical)	American National (Historical)	American National Transaction Accounting Adjustments	Note	Combined Pro Forma Subtotal	Sandy Spring (As Reclassified)(15)	Sandy Spring Transaction Accounting Adjustments	Note	Combined Pro Forma
Interest and dividend income
Interest and fees on loans	$846,923	$106,471	$43,467	(16)	$996,861	$579,960	$198,853	(23)	$1,775,674
Interest and dividends on securities:
Taxable	67,075	11,034	16,146	(17)	94,255	26,992	44,540	(24)	165,787
Nontaxable	34,381	139	57	(17)	34,577	7,224	11,920	(24)	53,721
Other interest income	6,071	2,585			8,656	23,348			32,004
Total interest and dividend income	954,450	120,229	59,670		1,134,349	637,524	255,313		2,027,186
Interest expense
Interest on deposits	296,689	28,843			325,532	225,028	14,059	(25)	564,619
Interest on borrowings	46,748	6,804	463	(18)	54,015	57,946	3,813	(26)	115,774
Total interest expense	343,437	35,647	463		379,547	282,974	17,872		680,393
Net interest income	611,013	84,582	59,207		754,802	354,550	237,441		1,346,793
Provision for credit losses	31,618	495	—		32,113	(17,561)	103,355	(27)	117,907
Net interest income after provision for credit losses	579,395	84,087	59,207		722,689	372,111	134,086		1,228,886
Noninterest income
Service charges on deposit accounts	33,240	2,216			35,456	10,447			45,903
(Loss) gain on sale of securities	(40,989)	(68)			(41,057)	—			(41,057)
Other operating income	98,626	16,188	(4,215)	(19), (22)	110,599	56,631			167,230
Total noninterest income	90,877	18,336	(4,215)		104,998	67,078	—		172,076
Noninterest expenses
Salaries and benefits	236,682	36,356			273,038	160,192			433,230
Occupancy expenses	25,146	6,219			31,365	18,778			50,143
Technology and data processing	32,484	5,394			37,878	11,186			49,064
Amortization of intangible assets	8,781	1,069	14,640	(20)	24,490	5,223	39,938	(28)	69,651
Merger-related costs	—	2,577			2,577	—	149,351	(29)	151,928
Other expenses	127,278	16,435	(1,309)	(22)	142,404	79,675			222,079
Total noninterest expenses	430,371	68,050	13,331		511,752	275,054	189,289		976,095
Income before income taxes	239,901	34,373	41,661		315,935	164,135	(55,203)		424,867
Income tax expense	38,083	8,214	9,582	(30)	55,879	41,291	(12,697)	(30)	84,473
Net income	201,818	26,159	32,079		260,056	122,844	(42,506)		340,394
Dividends on preferred stock	11,868	—	—		11,868	—	—		11,868
Net income available to common shareholders	$189,950	$26,159	$32,079		$248,188	$122,844	$(42,506)		$328,526
Basic earnings per common share	$2.53	$2.46				$2.74			$2.35
Diluted earnings per common share	$2.53	$2.46				$2.73			$2.35
Basic weighted average number of common shares outstanding	74,961,390	10,627,709	3,719,698	(21)	89,308,797	44,825,000	5,376,655	(31)	139,510,452
Diluted weighted average number of common shares outstanding	74,962,363	10,628,559	3,719,996	(21)	89,310,918	44,947,000	5,364,455	(31)	139,622,373

Please refer to the notes to the unaudited pro forma condensed combined financial data.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Note 1 — Basis of Presentation
The pro forma adjustments have been prepared, in the case of the unaudited pro forma condensed combined balance sheet as of June 30, 2024, as if the Merger had been consummated and the forward sale agreement had been fully physically settled on June 30, 2024, in the case of the unaudited pro forma condensed combined statement of income for the year ended December 31, 2023, as if the American National acquisition had been consummated, the Merger had been consummated and the forward sale agreement had been fully physically settled on January 1, 2023, and in the case of the unaudited pro forma condensed combined statement of income for the six months ended June 30, 2024, as if the American National acquisition had been consummated, the Merger had been consummated and the forward sale agreement had been fully physically settled on January 1, 2023.
The unaudited pro forma condensed combined financial data has been prepared assuming the purchase method of accounting in accordance with GAAP. Under this method, Sandy Spring’s assets and liabilities as of the date of the Merger and American National’s assets and liabilities as of April 1, 2024 will be recorded at their respective fair values and added to those of Atlantic Union. Any difference between the purchase price for Sandy Spring and the fair value of the identifiable net assets acquired (including intangibles) will be recorded as goodwill. Similarly, the excess of the merger consideration over the fair value of American National’s net assets will be allocated to goodwill. The goodwill resulting from the acquisition will not be amortized to expense, but instead will be reviewed for impairment at least annually. The pro formas are based on preliminary accounting conclusions and are subject to potential revisions with further analysis.
The pro forma adjustments represent management’s estimates based on information available as of the date of this prospectus supplement and are subject to change as additional information becomes available and additional analyses are performed. Atlantic Union management considers this basis of presentation to be reasonable under the circumstances.
One-time direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with, the closing of the Merger will be expensed as incurred under ASC 805 and are assumed to be cash settled.
Atlantic Union has performed a preliminary review of Sandy Spring’s and Atlantic Union’s accounting policies, and no material impacts are expected to be required as a result of the review performed.
Note 2  — Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet
The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined balance sheet. All adjustments are preliminary and are based on current valuations, estimates, and assumptions, which are subject to change. Subsequent to the completion of the Merger, Atlantic Union will engage an independent third-party valuation firm to determine the fair value of the assets acquired and liabilities assumed, which could significantly change the amount of the estimated fair values used in the pro forma financial information presented.
(1)
Reclassifications to align the Sandy Spring financial presentation to Atlantic Union’s line item descriptions.

(2)
Represents the receipt of $336.0 million from the forward purchaser and the issuance of 9,859,155 shares, in accordance with the terms of the forward sale agreement and assuming such shares are issued at the forward sale price of $34.08 per share and that the forward sale agreement has been fully physically settled.

(3)
Reflects pre-tax nonrecurring transaction costs of $149.4 million (net of tax $115.0 million) expected to be incurred as a result of the Merger and cash settled.

(4)
Adjustment to Sandy Spring’s held-to-maturity investment securities to reflect the estimated fair value based on estimates of expected cash flows and current interest rates of $41.6 million.

(5)
Adjustments to Sandy Spring’s outstanding loans held for investment, net of deferred fees and costs, reflect estimated fair value adjustments consisting of (i) adjustments for credit deterioration in the acquired loan portfolio, including adjustments on acquired loans that have not experienced more-than-insignificant deterioration in credit quality since origination, or non-purchased credit deteriorated loans, or non-PCD loans, and adjustments on acquired loans that have experienced more-than-insignificant deterioration in credit quality since origination, or PCD loans, (ii) an interest rate mark based on current market interest rates and spreads including the consideration of liquidity concerns, and (iii) a gross up of PCD loans, each as reflected in the following table:

(Dollars in thousands)	June 30, 2024
Credit mark – acquired non-PCD loans	$(103,355)
Credit mark – acquired PCD loans	(68,904)
Interest rate mark – acquired loans	(639,031)
Net fair value adjustments	(811,290)
Gross up of PCD loans	68,904
Cumulative pro forma adjustments to loans held for investment, net of deferred fees and costs	$(742,386)

(6)
Adjustments to Sandy Spring’s ACL that consist of (i) an adjustment to reverse its existing ACL, as loans acquired in a business combination are recorded at fair value and the recorded ACL of the acquired company is not carried over, (ii) the credit mark on acquired PCD loans, which under the CECL framework, is reflected as a gross up to both loans and ACL and is subject to change at closing of the Merger, and (iii) an additional allowance for non-PCD loans under CECL of $103.4 million with a deferred tax adjustment of $23.8 million, resulting in a net impact to retained earnings of $79.6 million, which will be recognized through the income statement of the combined company following the closing of the Merger, each as reflected in the following table:

(Dollars in thousands)	June 30, 2024
Reversal of Sandy Spring’s existing ACL	$(125,863)
Estimate of lifetime credit losses for PCD loans	68,904
CECL ACL for non-PCD loans	103,355
Cumulative pro forma adjustment to allowance for credit losses	$46,396

(7)
Adjustment to Sandy Spring’s Premises and equipment to reflect the estimated fair value.

(8)
An adjustment to eliminate Sandy Spring’s legacy goodwill of $363.4 million, and to record estimated goodwill of $664.9 million related to the Merger, based on the preliminary pro forma allocation of purchase price as shown in Note 4 below.

(9)
Adjustment to record an estimated core deposit intangible asset of $212.7 million and a customer relationship intangible asset of $65.5 million and to eliminate Sandy Spring’s previously reported other amortizable intangible assets of $30.1 million. The core deposit intangible asset and customer relationship intangible asset is expected to be amortized over 120 and 156 months, respectively, using the sum-of-years digits method and straight-line method, respectively. The estimate of the core deposit intangible asset represents a 2.75% premium on Sandy Spring’s core deposits based on current market data for similar transactions.

(10)
Adjustment to record deferred federal income taxes to reflect the effects of the acquisition accounting adjustments based on Atlantic Union’s federal income statutory tax rate of 23%.

(11)
Adjustment to reflect the estimated fair value of Sandy Spring’s time deposits based on current market interest rates for similar instruments.

(12)
Adjustment to reflect the estimated fair value of Sandy Spring’s subordinated debt at current market rates and spreads for similar instruments.

(13)
Adjustment to eliminate Sandy Spring’s stockholders’ equity and record the issuance of shares of Atlantic Union common stock on the conversion of all of the outstanding shares of Sandy Spring’s common stock into shares of Atlantic Union common stock based on the Exchange Ratio.

(14)
Adjustment to record the equity to be issued as Merger Consideration. The adjustment to additional paid-in capital represents the amount of equity consideration above the $1.33 par value of Atlantic Union common stock issuable in the Merger.

Note 3 — Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Income
The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined statements of income. All adjustments are preliminary and are based on current valuations, estimates, and assumptions, which are subject to change.
(15)
Reclassifications to align Sandy Spring financial presentation to Atlantic Union’s line item descriptions.

(16)
Adjustment represents the estimated net discount accretion on acquired American National loans. Discount expected to be accreted over four years using the sum-of-years digits method.

(17)
Adjustment represents the estimated net discount accretion on American National’s available for sale securities mark-to-market discount. Discount on such available for sale securities is expected to be accreted over six years using the sum-of-years digits method.

(18)
Adjustment represents the estimated net discount amortization on American National’s trust preferred capital notes assumed in the American National acquisition. Discount on such trust preferred capital notes is expected to be accreted over 12 years using the straight-line method.

(19)
Adjustment represents the estimated loss of pre-tax income resulting from application of the Durbin amendment to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 following the American National acquisition.

(20)
Adjustment represents amortization of core deposit intangible asset and customer relationship intangible asset premiums, which is expected to be amortized over 120 and 156 months, respectively, using the sum-of-years digits method. Also includes elimination of amortization previously recorded by American National in connection with previous acquisitions.

(21)
Adjustments to weighted average basic and diluted shares of Atlantic Union common stock outstanding to eliminate weighted average basic and diluted shares of American National common stock outstanding and to record shares of Atlantic Union common stock issued in the American National acquisition.

(22)
Adjustment for the reclassification of American National’s interchange network fees recorded in other expenses to noninterest income, to align with the presentation of Atlantic Union’s income statements.

(23)
Adjustment represents the estimated net discount accretion on acquired Sandy Spring loans. Discount expected to be accreted over seven years using the sum-of-years digits method. See Note 5 below.

(24)
Adjustment represents the estimated net discount accretion on Sandy Spring’s available for sale securities mark-to-market discount. Discount on such available for sale securities is expected to be accreted over five years using the sum-of-years digits method. Adjustment also represents net interest income associated with the receipt of $336.0 million from the forward purchaser and the cash impact of non-recurring transaction costs. See Note 5 below.

(25)
Adjustment represents the estimated net discount amortization on Sandy Spring’s time deposits. Discount on such time deposits is expected to be amortized over one year using the straight-line method. See Note 5 below.

(26)
Adjustment represents the estimated net discount amortization on Sandy Spring’s subordinated debt to be assumed in the Merger. Discount on such subordinated debt is expected to be accreted over seven years using the straight-line method. See Note 5 below.

(27)
Reflects the recognition of nonrecurring expenses related to the provision for credit losses for non-PCD loans to establish reserve.

(28)
Adjustment represents amortization of core deposit intangible asset and customer relationship intangible asset premiums, which is expected to be amortized over 120 and 156 months, respectively, using the sum-of-years digits and straight-line method, respectively. Also includes elimination of amortization previously recorded by Sandy Spring in connection with previous acquisitions. See Note 5 below.

(29)
Reflects the recognition of nonrecurring expenses related to estimated transaction costs related to the Merger in the amount of $149.4 million.

(30)
Adjustment to federal income tax expense to record the federal income tax effects of pro forma adjustments related to the Merger and the American National acquisition using a federal corporate income tax rate of 23%.

(31)
Adjustments to weighted average basic and diluted shares of Atlantic Union common stock outstanding to eliminate weighted average basic and diluted shares of Sandy Spring common stock outstanding and to record shares of Atlantic Union common stock to be issued in the Merger, calculated using the Exchange Ratio, and shares to be issued in accordance with the terms of the forward sale agreement.

Note 4 — Preliminary Pro Forma Allocation of Purchase Price
The preliminary pro forma allocation of the purchase price reflected in the pro forma condensed combined financial information is subject to adjustment and may vary from the actual purchase price allocation that will be recorded at the time the Merger is completed. Adjustments may include, but not be limited to, changes in (a) Sandy Spring’s balance sheet and operating results through the effective time of the Merger; (b) the aggregate value of merger consideration paid if the price of shares of Atlantic Union common stock varies from the assumed $37.88 per share; (c) total merger-related costs if consummation and/or implementation costs vary from currently estimated amounts; and (d) the underlying values of assets and liabilities if market and credit conditions differ from current assumptions.
The pro forma adjustments include the estimated purchase accounting entries to record the Merger transaction. The excess of the purchase price over the fair value of net assets acquired, net of deferred taxes, is allocated to goodwill. Estimated fair value adjustments included in the pro forma condensed combined financial information are based upon available information and certain assumptions considered reasonable as of the date of this prospectus supplement, and may be revised as additional information becomes available.
The following table shows the preliminary pro forma allocation of the estimated consideration to be paid in the Merger for Sandy Spring common stock, based on the closing share price of Atlantic Union common stock of $37.88 on the NYSE on October 11, 2024 to the acquired identifiable assets and liabilities assumed and the pro forma goodwill generated from the Merger:

(Dollars in thousands)
Purchase Price:
Fair value of shares of common stock issued		$1,558,723
Total pro forma purchase price		$1,558,723
Fair value of assets acquired:
Cash and cash equivalents	$406,710
Securities	$1,359,928
Loans held for sale	$18,961
Net loans held for investment	$10,672,632
Premises and equipment	$67,212
Amortizable intangibles	$278,166
Other assets	$464,474
Total assets	$13,268,083
Fair value of liabilities assumed:
Deposits	$11,326,169
Short-term borrowings	$575,038
Long-term borrowings	$350,128
Other liabilities	$122,972
Total liabilities	$12,374,307
Net assets acquired		$893,776
Preliminary pro forma goodwill		$664,947
The purchase price is contingent on the price per share of Atlantic Union common stock at the effective time of the Merger, which has not yet occurred. The following table summarizes the sensitivity of the purchase price with a sensitivity analysis assuming a 10% increase and a 10% decrease in the price per share of Atlantic Union common stock from $37.88, the closing share price of Atlantic Union common stock on the NYSE on October 11, 2024, and its impact on the preliminary goodwill estimate.
Share Price Sensitivity (dollars in thousands)
	Purchase Price	Estimated Goodwill
Up 10%	$1,714,595	$820,819
As presented in pro forma	$1,558,723	$664,947
Down 10%	$1,402,851	$509,075
Note 5 — Estimated Amortization/Accretion of Acquisition Accounting Adjustments
The following table sets forth an estimate of the expected effects of the estimated aggregate acquisition accounting adjustments reflected in the pro forma combined condensed financial statements on the future pre-tax net income of Sandy Spring after the Merger.
	For the Years Ended December 31,
(in thousands)	2025	2026	2027	2028	2029	Thereafter	Total
Loans	$99,427	$172,340	$145,826	$119,312	$92,798	$112,683	$742,386
Core Deposit Intangibles	(20,300)	(36,733)	(32,867)	(29,000)	(25,133)	(68,633)	(212,666)
Wealth Intangibles	(2,519)	(5,038)	(5,038)	(5,038)	(5,038)	(42,829)	(65,500)
AFS Investment Securities	16,873	27,611	21,475	15,339	9,204	1,535	92,037
HTM Investment Securities	7,624	12,475	9,703	6,931	4,158	692	41,583
Time Deposits	(7,030)	(7,029)	—	—	—	—	(14,059)
Subordinated Debt	(1,908)	(3,813)	(3,813)	(3,813)	(3,813)	(3,813)	(20,973)

The actual effect of purchase accounting adjustments on the future pre-tax income of Sandy Spring will differ from these estimates based on the closing date estimates of fair values and, if applicable, the use of different amortization methods than assumed above. Refer to Notes 2 and 3 above for additional information on assumed amortization methods.
Note 6 — Earnings per Share Information
The pro forma weighted average shares calculations have been performed for the year ended December 31, 2023 and six months ended June 30, 2024 using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Merger and the forward sale agreement, assuming they occurred, and the forward sale agreement was fully physically settled. As the Merger and the forward sale agreement are being reflected as if they had occurred, and the forward sale agreement was fully physically settled, at the beginning of the period presented, the calculation of weighted average shares outstanding for both basic and diluted earnings per share assumes that the shares issuable relating to the Merger and the forward sale agreement have been outstanding for the entire periods presented.
(Dollars in thousands)	For the Year Ended December 31, 2023
Numerator
Pro forma net income – basic and diluted	$340,394
Less: Preferred dividends	$(11,868)
Net earnings allocated to common stock	$328,526
Denominator
Pro forma weighted average share of common stock outstanding – basic	139,510,452
Pro forma basic earnings per share	$2.35
Add: Dilutive effect of stock options and restricted stock	111,921
Pro forma weighted average share of common stock outstanding – diluted	139,622,373
Pro forma diluted earnings per share	$2.35
(Dollars in thousands)	For the Six Month Ended June 30, 2024
Numerator
Pro forma net income – basic and diluted	$211,790
Less: Preferred dividends	$(5,934)
Net earnings allocated to common stock	$205,856
Denominator
Pro forma weighted average share of common stock outstanding – basic	142,271,863
Pro forma basic earnings per share	$1.45
Add: Dilutive effect of stock options and restricted stock	93,731
Pro forma weighted average share of common stock outstanding – diluted	142,365,594
Pro forma diluted earnings per share	$1.45

The above basic and diluted calculations include the following potential common stock as of December 31, 2023 and June 30, 2024 in the computations of earnings per share attributable to common shareholders of the combined company for the periods indicated:
As of December 31, 2023
Outstanding stock options and RSUs of Atlantic Union	487,623
RSUs of American National	111,480
Options of Sandy Spring	72,176
RSUs of Sandy Spring	413,036
As of June 30, 2024
Outstanding stock options and RSUs of Atlantic Union	691,111
Options of Sandy Spring	57,410
RSUs of Sandy Spring	523,115

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS TO NON-U.S. HOLDERS
The following is a general discussion of the material U.S. federal income and estate tax consequences of the ownership and disposition of our common stock by a “non-U.S. holder.” A “non-U.S. holder” is a beneficial owner of a share of our common stock that is, for U.S. federal income tax purposes:
•
a non-resident alien individual, other than a former citizen or resident of the United States subject to U.S. tax as an expatriate,

•
a foreign corporation, or

•
a foreign estate or trust.

If an entity or arrangement treated as a partnership or other type of pass-through entity for U.S. federal income tax purposes owns our common stock, the tax treatment of a partner or beneficial owner of the entity may depend upon the status of the partner or beneficial owner, the activities of the entity and certain determinations made at the partner or beneficial owner level. Partners and beneficial owners in partnerships or other pass-through entities that own our common stock should consult their own tax advisors as to the particular U.S. federal income and estate tax consequences applicable to them.
This discussion is based on the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein (possibly with retroactive effect). This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to non-U.S. holders in light of their particular circumstances and does not address any U.S. federal gift, alternative minimum tax or Medicare contribution tax considerations or any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction. Prospective holders are urged to consult their tax advisors with respect to the particular tax consequences to them of owning and disposing of our common stock, including the consequences under the laws of any state, local or non-U.S. jurisdiction.
Dividends
To the extent that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend for U.S. federal income tax purposes to the extent it is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital that reduces a non-U.S. holder’s adjusted tax basis in our common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our common stock, the excess will be treated as gain from the disposition of our common stock (the tax treatment of which is discussed below under “— Gain on Disposition of Common Stock”).
Dividends paid to a non-U.S. holder generally will be subject to U.S. federal withholding tax at a 30% rate, or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding under an applicable income tax treaty, a non-U.S. holder generally will be required to provide a properly executed Internal Revenue Service (the “IRS”) Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying its entitlement to benefits under the treaty.
A non-U.S. holder eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
However, dividends paid to a non-U.S. holder that are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) will not be subject to U.S. federal withholding tax if the non-U.S. holder provides a properly executed IRS Form W-8ECI. Instead, the effectively connected dividend income will generally be subject to regular U.S. income tax as if the non-U.S. holder were a U.S. person as defined under the Code. A non-U.S.

holder that is treated as a corporation for U.S. federal income tax purposes receiving effectively connected dividend income may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate) on its effectively connected earnings and profits (subject to certain adjustments).
Gain on Disposition of Common Stock
Subject to the discussions of backup withholding and FATCA withholding taxes below, a non-U.S. holder generally will not be subject to U.S. federal income tax on gain realized on a sale or other disposition of common stock unless:
•
the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States), in which case the gain will be subject to U.S. federal income tax generally in the same manner as if the non-U.S. holder were a U.S. person as defined under the Code;

•
the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met, in which case the gain (net of certain U.S.-source losses) generally will be subject to U.S. federal income tax at a rate of 30% (or a lower treaty rate); or

•
we are or have been a “United States real property holding corporation” (as described below) at any time within the five-year period preceding the disposition or the non-U.S. holder’s holding period, whichever period is shorter, and either (i) our common stock is not regularly traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs or (ii) the non-U.S. holder has owned or is deemed to have owned, at any time within the five-year period preceding the disposition or the non-U.S. holder’s holding period, whichever period is shorter, more than 5% of our common stock.

We will be a United States real property holding corporation at any time that the fair market value of our “United States real property interests,” as defined in the Code and applicable Treasury regulations, equals or exceeds 50% of the aggregate fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe that we are not, and do not anticipate becoming in the foreseeable future, a United States real property holding corporation.
Information Reporting and Backup Withholding
Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.
A non-U.S. holder will not be subject to backup withholding on dividends received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code), or such holder otherwise establishes an exemption.
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common stock made within the U.S. or conducted through certain U.S.-related financial intermediaries, unless the non-U.S. holder complies with certification procedures to establish that it is not a U.S. person in order to avoid additional information reporting and backup withholding. The certification procedures required to claim a reduced rate of withholding under a treaty will generally satisfy the certification requirements necessary to avoid backup withholding as well.
Backup withholding is not an additional tax and the amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability and may entitle the non-U.S. holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

FATCA
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), payments of dividends on and the gross proceeds of dispositions of common stock of a U.S. issuer paid to (i) a “foreign financial institution” (as specifically defined in the Code) or (ii) a “non-financial foreign entity” (as specifically defined in the Code) will be subject to a withholding tax (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30%, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or an exemption from these rules applies. Under proposed U.S. Treasury regulations promulgated by the Treasury Department on December 13, 2018, which state that taxpayers may rely on the proposed Treasury regulations until final Treasury regulations are issued, this withholding tax will not apply to the gross proceeds from the sale or disposition of common stock. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Non-U.S. holders should consult their tax advisors regarding the possible implications of this withholding tax on their investment in our common stock.
Federal Estate Tax
Individual non-U.S. holders (as specifically defined for U.S. federal estate tax purposes) and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that the common stock will be treated as U.S. situs property subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

UNDERWRITING (CONFLICTS OF INTEREST)
In connection with the forward sale agreement between us and the forward purchaser, the forward purchaser or its affiliate is expected to borrow from third parties an aggregate of 9,859,155 shares of our common stock. Such borrowed shares of our common stock will be delivered by the forward seller for sale to Morgan Stanley & Co. LLC, BofA Securities, Inc., Piper Sandler & Co. and Stephens Inc. (the “underwriters”), subject to the conditions in an underwriting agreement among us, the forward seller, the forward purchaser and Morgan Stanley & Co. LLC, as representative of the underwriters (the “representative”), dated the date of this prospectus supplement.
Underwriters	Number of Shares
Morgan Stanley & Co. LLC	7,394,366
BofA Securities, Inc.	1,478,873
Piper Sandler & Co.	492,958
Stephens Inc.	492,958
Total:	9,859,155
The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of our common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of our common stock offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares described below.
The underwriters initially propose to offer part of the shares of our common stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the representative.
Forward Sale Agreement
We have entered into a forward sale agreement on the date of this prospectus supplement with the forward purchaser relating to an aggregate of 9,859,155 shares of our common stock. In connection with the forward sale agreement, the forward purchaser or its affiliate is expected to borrow from third parties an aggregate of 9,859,155 shares of our common stock.
In the event that (i) the forward purchaser (or its affiliate) is unable through commercially reasonable efforts to borrow and deliver for sale to the underwriters on the anticipated closing date the number of shares of our common stock to be sold to the underwriters or (ii) in the forward purchaser’s commercially reasonable judgment either it is impracticable to do so or the forward purchaser (or its affiliate) would incur a stock loan rate greater than a specified rate to borrow and deliver for sale to the underwriters on the anticipated closing date such number of shares of our common stock, or if certain other conditions to the forward seller’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that the forward purchaser or its affiliate does not borrow and deliver. Under such circumstances, the number of shares of our common stock underlying the forward sale agreement will be decreased by the number of shares of our common stock that we issue and sell to the underwriters. In such event, we or the underwriters will have the right to postpone the closing date for a period not exceeding one business day to effect any required changes in any documents or arrangements in connection with such closing.
The forward sale price will initially be $34.08 per share, which is the price at which the underwriters have agreed to buy the shares of our common stock offered hereby. The forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the specified rate less a spread and will be decreased on each of the dates specified in the forward sale agreement by amounts related to expected dividends on shares of our common stock during its term. The forward sale price will also be subject to decrease if the cost to the forward purchaser (or its affiliate) of borrowing a number of shares of our common stock underlying the forward sale agreement exceeds a specified amount. If the specified rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price.
Before any issuance of shares of our common stock upon physical or net share settlement of the forward sale agreement, we expect that the shares issuable upon settlement of the forward sale agreement will be reflected in our diluted earnings per share calculation using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of the forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price of our common stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period).
Consequently, before physical or net share settlement of the forward sale agreement and subject to the occurrence of certain events, we anticipate that there will be no dilutive effect on our earnings per share except during periods when the average market price of shares of our common stock is above the applicable adjusted forward sale price, which is initially $34.08 per share (which is the price at which the underwriters agree to buy the shares of our common stock offered hereby), subject to increase or decrease based on the specified rate less a spread, and subject to price adjustment and other provisions of the forward sale agreement, including a decrease based on amounts related to expected dividends on our common stock on dates specified in the forward sale agreement and if the cost to the forward purchaser (or its affiliate) of borrowing a number of shares of our common stock underlying the forward sale agreement exceeds a specified amount. However, if we decide to physically settle or net share settle the forward sale agreement, then delivery of shares of our common stock to the forward purchaser on any such physical or (to the extent we are obligated to deliver shares of our common stock) net share settlement of the forward sale agreement would result in dilution to our earnings per share.
The forward purchaser will have the right to accelerate the forward sale agreement and require us to physically settle on a date specified by the forward purchaser if:
•
it (or its affiliate) (i) is unable to borrow a number of shares of our common stock equal to the number of shares of our common stock underlying the forward sale agreement because of the lack of sufficient shares being made available for share borrowing by lenders or (ii) would incur a stock loan rate greater than the rate specified in the forward sale agreement to continue to borrow such shares;

•
certain ownership thresholds applicable to the forward purchaser, its affiliates and other persons who may form a beneficial share ownership group or whose ownership positions would be aggregated with the forward purchaser are exceeded;

•
we declare any dividend or distribution on our common stock that constitutes an extraordinary dividend or is payable in (i) cash in excess of a specified amount (other than extraordinary dividends), (ii) securities of another company owned (directly or indirectly) by us as a result of a spin-off or similar transaction or (iii) any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price, as reasonably determined by the forward purchaser;

•
there is an announcement of any event or transaction that, if consummated, would result in certain extraordinary events (as such term is defined in the forward sale agreement and which includes certain mergers (other than the Merger or the Bank Merger) and tender offers and the delisting of our common stock); or

•
certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into the forward sale agreement or the occurrence of a hedging disruption or a change in law (as such terms are defined in the forward sale agreement).

The forward purchaser’s decision to exercise its right to accelerate the settlement of the forward sale agreement will be made irrespective of our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity.

In addition, upon certain events of bankruptcy or insolvency related to us, the forward sale agreement will automatically terminate without further liability of any party. Following any such termination, we would not issue any shares of our common stock or receive any proceeds pursuant to the forward sale agreement.
We expect to physically settle the forward sale agreement (by the delivery of shares of our common stock) and receive proceeds from the sale of those shares of our common stock upon one or more forward settlement dates within approximately 18 months from the date hereof. We may also elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreement. Upon physical settlement or, if we so elect, net share settlement of the forward sale agreement, delivery of shares of our common stock in connection with such physical settlement or (to the extent we are obligated to deliver shares of our common stock) net share settlement will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying the forward sale agreement, then we expect that the forward purchaser (or an affiliate thereof) will purchase a number of shares of our common stock necessary to satisfy its or its affiliate’s obligation to return the shares of our common stock borrowed from third parties in connection with sales of shares of our common stock related to the forward sale agreement and, if applicable in connection with net share settlement, to deliver shares of our common stock to us. If the market value of our common stock at the time of such purchase (as determined pursuant to the terms of the forward sale agreement) is above the forward sale price under the forward sale agreement at that time, then we would pay or deliver, as the case may be, to the forward purchaser under the forward sale agreement, an amount in cash, or a number of shares of our common stock with a market value (as determined pursuant to the terms of the forward sale agreement), equal to such difference. Any such difference could be significant. Conversely, if the market value of our common stock at the time of such purchase (as determined pursuant to the terms of the forward sale agreement) is below the forward sale price under the forward sale agreement at that time, the forward purchaser will pay or deliver, as the case may be, to us under the forward sale agreement, an amount in cash, or a number of shares of our common stock with a market value (as determined pursuant to the terms of the forward sale agreement), equal to such difference.
In addition, the purchase of shares of our common stock in connection with the forward purchaser or its affiliate unwinding its hedge position could cause the price of our common stock to increase over such time (or reduce or prevent a decrease over such time), thereby increasing the amount of cash we would owe to the forward purchaser (or decreasing the amount of cash that the forward purchaser would owe us) upon a cash settlement of the forward sale agreement or increasing the number of shares of our common stock we would deliver to the forward purchaser (or decreasing the number of shares of our common stock that the forward purchaser would deliver to us) upon net share settlement of the forward sale agreement. We will not be able to control the manner in which the forward purchaser (or its affiliate) unwinds its hedge position.
The foregoing is a description of certain provisions of the forward sale agreement we have entered into in connection with this offering, copies of which are available upon request from us at the address set forth under “Where You Can Find More Information.” This description of certain terms of the forward sale agreement is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the forward sale agreement.
Option to Purchase Additional Shares
We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 1,478,873 additional shares of our common stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, then we plan to enter into an additional forward sale agreement with the forward purchaser in respect of the number of shares of our common stock that is subject to the exercise of such option. Unless the context requires otherwise, the term “forward sale agreement” as used in this prospectus supplement includes any additional forward sale agreement that we elect to enter into in connection with the exercise by the underwriters of their option to purchase additional shares. In the event that the forward purchaser (or its affiliate) does not borrow and deliver for sale to the underwriters on the anticipated closing date for the exercise of such option the number of shares of our common stock to be sold to the underwriters, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that the forward purchaser or its affiliate does not borrow and deliver. Under such circumstances, the number of shares of our common stock underlying the additional forward sale agreement will be decreased by the number of shares of our common stock that we issue and sell to the underwriters.
The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional 1,478,873 shares of our common stock.
		Total
	Per Share	No Exercise	Full Exercise
Public offering price	$35.50	$350,000,002.50	$402,499,994.00
Underwriting discounts and commissions to be paid by us	$1.42	$14,000,000.10	$16,099,999.76
Proceeds, before expenses, to us(1)	$34.08	$336,000,002.40	$386,399,994.24

(1)
We expect that the net proceeds to us from the settlement of the forward sale agreement, after the deduction of the related underwriting discount and estimated offering expenses, will be approximately $336.0 million (or approximately $386.4 million if the underwriters exercise their option to purchase additional shares in full). The amount of proceeds, if any, we may receive upon settlement of the forward sale agreement, which settlement we expect to occur no later than approximately 18 months after the date of this prospectus supplement, depends on numerous factors, including the settlement method, market interest rates and the prevailing market price of our common stock during the relevant period. For the purposes of calculating the aggregate proceeds to us from the sale of shares of our common stock, we have assumed that the forward sale agreement is fully physically settled based on an initial forward sale price of $34.08 per share (which is the public offering price per share, less the underwriting discount per share). The forward sale price is subject to adjustment pursuant to the forward sale agreement, and the actual proceeds, if any, to us will be calculated as provided in the forward sale agreement. Although we expect to settle the forward sale agreement entirely by the physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreement.

The estimated offering and forward sale agreement expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $1.5 million.
Our common stock is listed on the NYSE under the symbol “AUB.”
Lock-Ups
We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock or file any registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of our common stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of our common stock or other securities, in cash or otherwise, in each case, for a period of 60 days from the date of the final prospectus supplement for this offering, without the prior written consent of Morgan Stanley & Co. LLC. The foregoing sentence does not apply to (a) the shares of our common stock to be sold in this offering or that may be issued, sold and/or delivered pursuant to the forward sale agreements, (b) any shares of our common stock issued by us upon the exercise of certain options or warrants or the conversion of certain securities outstanding on the date of the execution of the underwriting agreement for this offering, (c) any shares of our common stock issued or options to purchase our common stock granted pursuant to any existing equity plans, incentive compensation plans or benefit plans, (d) any shares of our common stock issued in connection with the Merger, or (e) any shares of our common stock issued pursuant to certain non-employee director stock plans or dividend reinvestment plans.
Our directors and certain of our executive officers (the “lock-up parties”) have entered into lock-up agreements with the underwriters pursuant to which each of these persons, with limited exceptions, for a period of 60 days (the “Restricted Period”) after the date of the execution of the underwriting agreement for this offering, may not, without the prior written consent of Morgan Stanley & Co. LLC: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (iii) make any demand for or exercise any right with respect to, the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for shares of our common stock.
Subject to certain conditions, the foregoing restrictions do not apply to transfers (a) as a bona fide gift or gifts; (b) by will, testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of such director or executive officer; (c) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement; (d) pursuant to an order of a court or regulatory agency having jurisdiction over such director or executive officer; (e) to any corporation, partnership, limited liability company or other entity of which such director or executive officer or the immediate family of such director or executive officer are the legal and beneficial owner of all of the outstanding equity securities or similar interests; (f) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a) through (e) above; (g) to any immediate family member or any trust, partnership, limited liability company or other entity for the direct or indirect benefit of such director or executive officer or one or more immediate family members of such director or executive officer; or (h) to the Company upon such director’s or executive officer’s death, disability or termination of employment or other service relationship with the Company, provided that such shares of our common stock were issued to such director or executive officer pursuant to an agreement or equity award granted pursuant to an employee benefit plan, option, warrant or other right disclosed in the prospectus for this offering.
In addition, subject to the following conditions, the lock-up parties may transfer shares of our common stock without the prior written consent of Morgan Stanley & Co. LLC: (i) to the Company pursuant to the vesting, settlement or exercise of restricted stock units, restricted stock, options, warrants or other rights to purchase shares of our common stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units, restricted stock, options, warrants or rights, provided that (1) any such shares of our common stock received upon such exercise, vesting or settlement shall be subject to the restrictions described in this paragraph; (2) any filing under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), required to be made during the Restricted Period shall indicate in the footnotes thereto that the filing relates to circumstances described in this clause (i); (3) such director or executive officer does not otherwise voluntarily effect any public filing or report regarding such transfers; and (4) any such restricted stock units, restricted stock, options, warrants or rights are held by such director or executive officer pursuant to an agreement or equity award granted under a stock incentive plan or other equity award plan, each of which is disclosed in the prospectus for this offering; or (ii) pursuant to a 10b5-1 trading plan that complies with Rule 10b5-1 under the Exchange Act that has been entered into by such director or executive officer before the date of the lock-up agreement executed by such director or executive officer; provided, however, that (1) any filing under Section 16 of the Exchange Act made during the Restricted Period shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described above and (2) such director or executive officer does not otherwise voluntarily effect any other public filings or report regarding such sales or transfers during the Restricted Period.
Price Stabilization and Short Positions
In order to facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option. The underwriters may also sell shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of our common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.
We have agreed to indemnify the underwriters, the forward seller and the forward purchasers against, or contribute to payments that the underwriters, the forward seller and the forward purchaser may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.
Electronic Distribution
A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representative may agree to allocate a number of shares of our common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters that may make Internet distributions on the same basis as other allocations.
Certain Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. The representative is acting as financial advisor to us in connection with the transactions contemplated by the merger agreement.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
Conflicts of Interest
All of the proceeds of this offering (excluding proceeds, if any, paid to us with respect to any shares of our common stock that we issue and sell to the underwriters in lieu of the forward seller delivering and selling shares of our common stock to the underwriters) will be paid to the forward seller. As a result, the forward seller will receive more than 5% of the net proceeds of this offering, not including underwriting compensation, and Morgan Stanley & Co. LLC is deemed to have a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering will be conducted in compliance with the applicable provisions of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering, as the shares of our common stock have a “bona fide public market” (as defined in FINRA Rule 5121).
Notice to Prospective Investors in Canada
The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying base prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area (the “EEA”), the underwriters have represented and agreed that they have not made and will not make an offer to the public in that Member State of the EEA of shares of common stock which are the subject of the offering contemplated by this prospectus supplement except that they may make an offer to the public in that Member State of the EEA of such shares of common stock:
(a)
to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriters nominated by us for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of common stock shall require us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
Each person in a Member State of the EEA who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and the underwriters that it is a qualified investor within the meaning of the Prospectus Regulation.
In the case of any shares of common stock being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Member State of the EEA to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
We, the underwriters and our affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in any Member State of the EEA means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).
The above selling restriction is in addition to any other selling restrictions set out below.

In connection with the offering, the underwriters are not acting for anyone other than us and will not be responsible to anyone other than us for providing the protections afforded to their clients nor for providing advice in relation to the offering.
Notice to Prospective Investors in the United Kingdom
In relation to the United Kingdom (the “UK”), the underwriters have represented and agreed that they have not made and will not make an offer to the public in the UK of shares of common stock which are the subject of the offering contemplated by this prospectus supplement except that they may make an offer to the public in the UK of such shares of common stock:
(a)
to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation) in the UK, subject to obtaining the prior consent of the relevant underwriters nominated by us for any such offer; or

(c)
in any other circumstances falling within section 86 of the FSMA,

provided that no such offer of shares of common stock shall require us or the underwriters to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
Each person in the UK who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and the underwriters that it is a qualified investor within the meaning of the UK Prospectus Regulation.
In the case of any shares of common stock being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the UK to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
We, the underwriters, and the underwriters’ affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law in the UK, and the expression “FSMA” means the Financial Services and Markets Act 2000 (as amended).
In connection with the offering, the underwriters are not acting for anyone other than us and will not be responsible to anyone other than us for providing the protections afforded to their clients nor for providing advice in relation to the offering.
The communication of this prospectus supplement and any other document or materials relating to the issue or sale of any shares of common stock is not being made, and this prospectus supplement and such other documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, this prospectus supplement and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended) (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement or any such other documents or materials relate will be engaged in only with relevant persons. Any person in the UK that is not a relevant person should not act or rely on this prospectus supplement or any other documents and/or materials relating to the issue or sale of any shares of common stock or any of their contents.
Any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any shares of common stock may only be communicated or caused to be communicated in circumstances in which section 21(1) of the FSMA does not apply to us.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the shares of common stock in, from or otherwise involving the United Kingdom.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus supplement and accompanying base prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares of common stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of common stock without disclosure to investors under Chapter 6D of the Corporations Act.
The shares of common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of common stock must observe such Australian on-sale restrictions.
This prospectus supplement and accompanying base prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. This prospectus supplement and accompanying base prospectus do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and accompanying base prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Switzerland
The shares of common stock may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no application has or will be made to admit the shares of common stock to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. None of this prospectus supplement, the accompanying base prospectus or any other offering or marketing material relating to the shares of common stock constitutes a prospectus pursuant to the FinSA, and none of this prospectus supplement, the accompanying base prospectus or any other offering or marketing material relating to the shares of common stock may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Hong Kong
The shares of common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder or (b) in other circumstances that do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) or that do not constitute an offer to the public within the meaning thereunder. No advertisement, invitation or document relating to the shares of common stock has been issued or has been in the possession of any person for the purposes of issue, or will be issued or will be in the possession of any person for the purposes of issue (in each case, whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares of common stock that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to Prospective Investors in Japan
The shares of common stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, the shares of common stock will not be offered or sold, directly or indirectly, in Japan, or to, or for the account or benefit of any Japanese Person or, for the account or benefit of, to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying base prospectus have not been registered as a prospectus under the Securities and Futures Act 2001 (the “SFA”) by the Monetary Authority of Singapore, and the offer of the shares of common stock in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement and the accompanying base prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock may not be circulated or distributed, nor may the shares of common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA pursuant to Section 274 of the SFA), (ii) to an accredited investor (as defined in Section 4A of the SFA) or other relevant person (as defined in Section 275(2) of the SFA) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable exemption or provision of the SFA.
It is a condition of the offer that where the shares of common stock are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the shares of common stock except:
(a)
to an institutional investor, an accredited investor, a relevant person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);

(b)
where no consideration is or will be given for the transfer;

(c)
where the transfer is by operation of law;

(d)
as specified in Section 276(7) of the SFA; or

(e)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Notice to Prospective Investors in Dubai International Financial Centre
This prospectus supplement and the accompanying base prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying base prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. They must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and the accompanying base prospectus nor taken steps to verify the information set forth herein or therein and has no responsibility for this prospectus supplement and the accompanying base prospectus. The shares of common stock to which this prospectus supplement and the accompanying base prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement and the accompanying base prospectus, you should consult an authorized financial advisor.
In relation to their use in the Dubai International Financial Centre, this prospectus supplement and the accompanying base prospectus are strictly private and confidential and are being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the Dubai International Financial Centre.

VALIDITY OF SECURITIES
Certain legal matters with respect to the offering of our common stock described in this prospectus supplement will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York and Troutman Pepper Hamilton Sanders LLP, Richmond, Virginia, and for the underwriters, the forward seller and the forward purchaser by Sidley Austin LLP, New York, New York.
EXPERTS
The consolidated financial statements of Atlantic Union Bankshares Corporation appearing in its Annual Report on Form 10-K for the year ended December 31, 2023, and the effectiveness of Atlantic Union Bankshares Corporation’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report, included therein, and incorporated herein by reference in reliance upon such reports given the authority of such firm as experts in accounting and auditing.
With respect to the unaudited condensed consolidated interim financial information of Atlantic Union Bankshares Corporation for the three-month periods ended March 31, 2024 and 2023, and the three and six-month periods ended June 30, 2024 and 2023, incorporated by reference in this prospectus supplement, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 2, 2024 and August 6, 2024, included in Atlantic Union Bankshares Corporation’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act.
The consolidated financial statements of Sandy Spring Bancorp, Inc. appearing in its Annual Report on Form 10-K for the year ended December 31, 2023 and the effectiveness of Sandy Spring Bancorp, Inc.’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report, included therein, and incorporated herein by reference in reliance upon such report given the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of American National Bankshares Inc. appearing in its Annual Report on Form 10-K for the year ended December 31, 2023 and the effectiveness of American National Bankshares Inc.’s internal control over financial reporting as of December 31, 2023, have been audited by Yount, Hyde & Barbour, P.C., independent registered public accounting firm, as set forth in their report, included therein, and incorporated herein by reference in reliance upon such reports given the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
Available Information
We are subject to the informational requirements of the Exchange Act, and in accordance with those requirements, we file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov. Our filings with the SEC are also available on our website at investors.atlanticunionbank.com. Except for the documents specifically incorporated by reference into this prospectus supplement or the accompanying base prospectus, our website and information contained or accessed through our website do not constitute a part of this prospectus supplement or the accompanying base prospectus. We have included our website address only as inactive text and do not intend it to be an active link to our website.
We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. You should be aware that this prospectus supplement does not contain all the information contained or incorporated by reference in the registration statement and its exhibits. You may inspect and obtain the registration statement, including exhibits, reports and other information that we have filed with the SEC, as described in the preceding paragraph.
Our common stock is listed on the NYSE under the symbol “AUB.”
Incorporation by Reference
The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying base prospectus the information that we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus supplement by referring you to those documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus supplement and the accompanying base prospectus. Information that we file later with the SEC will automatically update and replace information in this prospectus supplement and the accompanying base prospectus and information previously filed with the SEC. In other words, in the case of any conflict or inconsistency between information in different documents, you should rely on the information in the document that was filed later.
We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding in all cases any information furnished under Items 2.02 or 7.01 or exhibits furnished pursuant to Item 9.01 on any Current Report on Form 8-K or Amended Current Report on Form 8-K/A) after the date of this prospectus supplement and until the termination of the offering under this prospectus supplement:
•
Our Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 22, 2024;

•
Our Quarterly Reports on Form 10-Q for the quarters ended (i) March 31, 2024, filed with the SEC on May 2, 2024, and (ii) June 30, 2024, filed with the SEC on August 6, 2024;

•
Our Current Reports on Form 8-K filed with the SEC on January 3, 2024, January 26, 2024, February 13, 2024, February 23, 2024, March 27, 2024, April 1, 2024, May 7, 2024 (with respect to Item 8.01 and Item 9.01), May 9, 2024, July 2, 2024, July 25, 2024 (with respect to Item 8.01 and Item 9.01) and October 1, 2024;

•
Our Amended Current Reports on Form 8-K/A filed with the SEC on January 29, 2024, April 18, 2024, and May 9, 2024;

•
Our definitive Proxy Statement on Schedule 14A filed on March 26, 2024 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2023); and

•
The description of our common stock contained in Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2023, including any subsequently filed amendments and reports updating such description.

These reports contain important information about us, our financial condition and our results of operation.
We are also incorporating by reference into this prospectus supplement and the accompanying base prospectus (i) the audited financial statements of Sandy Spring as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, and the notes thereto which are included in Sandy Spring’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 20, 2024, (ii) the unaudited interim financial statements of Sandy Spring as of March 31, 2024 and 2023, and for the three months ended March 31, 2024 and 2023, and the notes thereto which are included in Sandy Spring’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as filed with the SEC on May 3, 2024, and (iii) the unaudited interim financial statements of Sandy Spring as of June 30, 2024 and 2023, and for the three and six months ended June 30, 2024 and 2023, and the notes thereto which are included in Sandy Spring’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, as filed with the SEC on August 9, 2024.
We will provide to you, at no cost, a copy of any document incorporated by reference in this prospectus supplement and the accompanying base prospectus and any exhibits specifically incorporated by reference in those documents. You may request a copy of any document incorporated by reference into this prospectus supplement and the accompanying base prospectus (including exhibits to the documents specifically incorporated by reference in this document), by contacting us at the following address or telephone number:
Rachael R. Lape
Executive Vice President, General Counsel and Secretary
Atlantic Union Bankshares Corporation
4300 Cox Road
Glen Allen, Virginia 23060
(804) 633-5031

Index to Consolidated Financial Statements
American National Consolidated Financial Statements (Unaudited)

Consolidated Balance Sheet
(Dollars in thousands, except share and per share data)
March 31, 2024
Assets
Cash and due from banks	$26,565
Interest-bearing deposits in other banks	28,495
Securities available for sale, at fair value	498,545
Restricted stock, at cost	10,549
Loans held for sale	2,019
Loans, net of deferred fees and costs	2,314,860
Less allowance for credit losses – loans	(25,764)
Net loans	2,289,096
Premises and equipment, net	31,428
Goodwill	85,048
Core deposit intangibles, net	2,083
Bank owned life insurance	30,627
Other assets	73,818
Total assets	$3,078,273
Liabilities
Noninterest-bearing deposits	$791,106
Interest-bearing deposits	1,796,022
Total deposits	2,587,128
Customer repurchase agreements	68,336
Other short-term borrowings	30,000
Junior subordinated debt	28,461
Other liabilities	19,075
Total liabilities	2,733,000
Shareholders’ equity
Preferred stock, $5 par value, 2,000,000 shares authorized, none outstanding	—
Common stock, $1 par value, 20,000,000 shares authorized, 10,630,663 shares outstanding at March 31, 2024	10,569
Capital in excess of par value	142,894
Retained earnings	235,701
Accumulated other comprehensive loss, net	(43,891)
Total shareholders’ equity	345,273
Total liabilities and shareholders’ equity	$3,078,273
The accompanying notes are an integral part of the consolidated financial statements.

Consolidated Statement of Income
(Dollars in thousands, except share and per share data)
Three Months Ended March 31, 2024
Interest and Dividend Income:
Interest and fees on loans	$28,339
Interest and dividends on securities:
Taxable	2,405
Tax-exempt	24
Dividends	210
Other interest income	625
Total interest and dividend income	31,603
Interest Expense:
Interest on deposits	10,871
Interest on short-term borrowings	1,119
Interest on subordinated debt	522
Total interest expense	12,512
Net Interest Income	19,091
Provision for credit losses	400
Net Interest Income After Provision for Credit Losses	18,691
Noninterest Income:
Wealth management income	1,759
Service charges on deposit accounts	518
Interchange fees	1,023
Other fees and commissions	160
Mortgage banking income	164
Income from Small Business Investment Companies	69
Income from insurance investments	365
Losses on premises and equipment, net	(45)
Other	260
Total noninterest income	4,273
Noninterest Expense:
Salaries and employee benefits	8,527
Occupancy and equipment	1,555
FDIC assessment	366
Bank franchise tax	509
Core deposit intangible amortization	215
Data processing	1,078
Software	383
Merger related expenses	165
Other	2,613
Total noninterest expense	15,411
Income Before Income Taxes	7,553
Income Taxes	1,509
Net Income	$6,044
Net Income Per Common Share:
Basic	$0.57
Diluted	$0.57
Weighted Average Common Shares Outstanding:
Basic	10,630,663
Diluted	10,630,663
The accompanying notes are an integral part of the consolidated financial statements.

Consolidated Statement of Comprehensive Income
(Dollars in thousands)
Three Months Ended March 31, 2024
Net income	$6,044
Other comprehensive loss:
Unrealized losses on securities available for sale	(986)
Tax effect	215
Amortization of unrealized gains on cash flow hedges	(71)
Tax effect	15
Other comprehensive loss	(827)
Comprehensive income	$5,217
The accompanying notes are an integral part of the consolidated financial statements.

Consolidated Statement of Changes in Shareholders’ Equity
Three Months Ended March 31, 2024
(Dollars in thousands, except per share data)
	Common Stock	Capital in Excess of Par Value	Retained Earnings	Accumulated Other Comprehensive Loss	Total Shareholders’ Equity
Balance, December 31, 2023	$10,551	$142,834	$232,847	$(43,064)	$343,168
Net income	—	—	6,044	—	6,044
Other comprehensive loss	—	—	—	(827)	(827)
Vesting of restricted stock (14,453 shares)	14	(14)	—	—	—
Equity based compensation	4	74	—	—	78
Cash dividends paid, $0.30 per share	—	—	(3,190)	—	(3,190)
Balance, March 31, 2024	$10,569	$142,894	$235,701	$(43,891)	$345,273
The accompanying notes are an integral part of the consolidated financial statements.

Consolidated Statement of Cash Flows
(Dollars in thousands)
Three Months Ended March 31, 2024
Cash Flows from Operating Activities:
Net income	$6,044
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for credit losses	400
Depreciation	499
Net accretion of acquisition accounting adjustments	(220)
Core deposit intangible amortization	215
Net amortization of securities	124
Net change in loans held for sale	(740)
Equity based compensation expense	78
Net change in bank owned life insurance	(218)
Net change in other assets	4,316
Net change in other liabilities	822
Net cash provided by operating activities	11,320
Cash Flows from Investing Activities:
Proceeds from maturities, calls and paydowns of securities available for sale	21,864
Net change in restricted stock	65
Net increase in loans	(26,206)
Purchases of premises and equipment, net	(118)
Net cash used in investing activities	(4,395)
Cash Flows from Financing Activities:
Net change in noninterest-bearing deposits	(14,478)
Net change in interest-bearing deposits	(4,904)
Net change in customer repurchase agreements	8,988
Repayment of other short-term borrowings	(5,000)
Common stock dividends paid	(3,190)
Net cash used in financing activities	(18,584)
Net Decrease in Cash and Cash Equivalents	(11,659)
Cash and Cash Equivalents at Beginning of Period	66,719
Cash and Cash Equivalents at End of Period	$55,060
The accompanying notes are an integral part of the consolidated financial statements.

AMERICAN NATIONAL BANKSHARES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1 — Summary of Significant Accounting Policies
Nature of Operations and Consolidation
The consolidated financial statements include the accounts of American National Bankshares Inc. (the “Company”) and its wholly owned subsidiary, American National Bank and Trust Company (the “Bank”). The Bank offers a wide variety of retail, commercial, secondary market mortgage lending, and trust and investment services which also include non-deposit products such as mutual funds and insurance policies.
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for credit losses, goodwill and intangible assets.
The accompanying consolidated financial statements include financial information related to the Company and its majority-owned subsidiaries and those variable interest entities where the Company is the primary beneficiary, if any. In preparing the consolidated financial statements, all significant inter-company accounts and transactions have been eliminated. Assets held in an agency or fiduciary capacity are not included in the consolidated financial statements. Accounting guidance states that if a business enterprise is the primary beneficiary of a variable interest entity, the assets, liabilities, and results of the activities of the variable interest entity should be included in the consolidated financial statements of the business enterprise. An entity is deemed to be the primary beneficiary of a variable interest entity if that entity has both the power to direct the activities that most significantly impact its economic performance; and the obligation to absorb losses or the right to receive benefits that could potentially be significant to the variable interest entity.
Agreement and Plan of Merger
On July 24, 2023, the Company entered into an Agreement and Plan of Merger with Atlantic Union Bankshares Corporation (“Atlantic Union”). The merger closed on April 1, 2024. The merger agreement provided that the Company merge with and into Atlantic Union, with Atlantic Union continuing as the surviving entity. Immediately following the merger of the Company and Atlantic Union, the Bank merged with and into Atlantic Union’s wholly owned bank subsidiary, Atlantic Union Bank, with Atlantic Union Bank continuing as the surviving bank. Under the terms of the merger agreement, at the effective time of the merger, each outstanding share of American National common stock was converted into 1.35 shares of the Atlantic Union’s common stock, resulting in 14.3 million additional shares issued, or aggregate consideration of $505.5 million, based on the closing price per share of the Atlantic Union’s common stock as quoted on the New York Stock Exchange on March 28, 2024, which was the last trading day prior to the consummation of the acquisition.
Cash and Cash Equivalents
Cash includes cash on hand, cash with correspondent banks, and cash on deposit at the Federal Reserve Bank of Richmond. Cash equivalents are short-term, highly liquid investments that are readily convertible to cash with original maturities of three months or less and are subject to an insignificant risk of change in value. Cash and cash equivalents are carried at cost.
Interest-Bearing Deposits in Other Banks
Interest-bearing deposits in other banks mature within one year and are carried at cost.

AMERICAN NATIONAL BANKSHARES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Securities
For available-for-sale (“AFS”) securities, the Company evaluates the fair value and credit quality of its AFS securities on at least a quarterly basis. In the event the fair value of a security falls below its amortized cost basis, the security will be evaluated to determine whether the decline in value was caused by changes in market interest rates or security credit quality. The primary indicators of credit quality for the Company’s AFS portfolio are security type and credit rating, which is influenced by a number of security-specific factors that may include obligor cash flow, geography, seniority, and others. There is currently no allowance for credit losses (“ACL”) recorded against any securities in the Company’s AFS securities portfolio at March 31, 2024. If unrealized losses are related to credit quality, the Company estimates the credit related loss by evaluating the present value of cash flows expected to be collected from the security with the amortized cost basis of the security. If the present value of cash flows expected to be collected is less than the amortized cost basis of the security and a credit loss exists, an ACL shall be recorded for the credit loss, limited by the amount that the fair value is less than amortized cost basis.
The Company does not currently have any securities in held to maturity or trading and has no plans to add any to either category.
Equity securities with readily determinable fair values are carried at fair value with changes in fair value included in noninterest income.
Due to the nature and restrictions placed on the Company’s investment in common stock of the Federal Home Loan Bank of Atlanta (“FHLB”) and the Federal Reserve Bank of Richmond (“FRB”), these securities have been classified as restricted equity securities and carried at cost.
Loans Held for Sale
Secondary market mortgage loans are designated as held for sale at the time of their origination. These loans are pre-sold with servicing released and the Company does not retain any interest after the loans are sold. These loans consist primarily of fixed-rate, single-family residential mortgage loans which meet the underwriting characteristics of certain government-sponsored enterprises (conforming loans). In addition, the Company requires a firm purchase commitment from a permanent investor before a loan can be committed, thus limiting interest rate risk. Loans held for sale are carried at fair value. Gains on sales of loans are recognized at the loan closing date and are included in noninterest income.
Derivative Loan Commitments
The Company enters into mortgage loan commitments whereby the interest rate on the loan is determined prior to funding (rate lock commitments). Mortgage loan commitments are referred to as derivative loan commitments if the loan that will result from exercise of the commitment will be held for sale upon funding. Loan commitments that are derivatives are recognized at fair value on the consolidated balance sheet with net changes in their fair values recorded in other expenses.
The period of time between issuance of a loan commitment and sale of the loan generally ranges from 30 to 60 days. The Company protects itself from changes in interest rates through the use of best efforts forward delivery contracts, by committing to sell a loan at the time the borrower commits to an interest rate with the intent that the buyer has assumed the interest rate risk on the loan. As a result, the Company is not generally exposed to significant losses nor will it realize significant gains related to its rate lock commitments due to changes in interest rates. The correlation between the rate lock commitments and the best-efforts contracts is very high due to their similarity.
The fair value of rate lock commitments and best-efforts contracts is not readily ascertainable with precision because rate lock commitments and best-efforts contracts are not actively traded in stand-alone markets. The Company determines the fair value of rate lock commitments and best-efforts contracts by

AMERICAN NATIONAL BANKSHARES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
measuring the change in the estimated value of the underlying assets while taking into consideration the probability that the loans will be funded.
Loans Held for Investment
The Company makes mortgage, commercial, and consumer loans. A substantial portion of the loan portfolio is secured by real estate. The ability of the Company’s debtors to honor their contracts is dependent upon the real estate market and general economic conditions in the Company’s market area.
Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balance adjusted for the allowance for credit losses and any deferred fees or costs. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method. The accrual of interest on loans is generally discontinued at the time the loan is 90 days delinquent unless the credit is well-secured and in process of collection. Loans are typically charged off when the loan is 120 days past due, unless secured and in process of collection. Loans are placed on nonaccrual status or charged-off at an earlier date if collection of principal or interest is considered doubtful.
Interest accrued but not collected for loans that are placed on nonaccrual status or charged-off is reversed against interest income. The interest on these loans is accounted for on the cash basis or cost recovery method until qualifying for return to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.
A loan is considered past due when a payment of principal or interest or both is due but not paid. Management closely monitors past due loans in timeframes of 30 – 59 days, 60 – 89 days, and 90 or more days past due.
These policies apply to all loan portfolio classes and segments.
The Company’s loan portfolio is organized by major segment. These include: commercial, commercial real estate, residential real estate and consumer loans. Each segment has particular risk characteristics that are specific to the borrower and the generic category of credit. Commercial loan repayments are highly dependent on cash flows associated with the underlying business and its profitability. They can also be impacted by changes in collateral values. Commercial real estate loans share the same general risk characteristics as commercial loans but are often more dependent on the value of the underlying real estate collateral and, when construction is involved, the ultimate completion of and sale of the project. Residential real estate loans are generally dependent on the value of collateral and the credit worthiness of the underlying borrower. Consumer loans are very similar in risk characteristics to residential real estate.
Allowance for Credit Losses — Loans
The provision for credit losses charged to operations is an amount sufficient to bring the allowance to an estimated balance that management considers adequate to absorb expected losses in the Company’s loan portfolio. The ACL is a valuation allowance that is deducted from the loans’ amortized cost basis to present the net amount expected to be collected on the loans. Amortized cost is the principal balance outstanding, net of any purchase premiums and discounts and net of any deferred loan fees and costs. The ACL represents management’s estimate of credit losses over the remaining life of the loan portfolio. Loans are charged off against the ACL when management believes the loan balance is no longer collectible. Subsequent recoveries of previously charged off amounts are recorded as increases to the ACL.
The Company’s ACL consists of quantitative and qualitative allowances and an allowance for loans that are individually assessed for credit losses. Each of these components is determined based upon estimates and judgments. The quantitative allowance uses historical default and loss experience as well as estimates

AMERICAN NATIONAL BANKSHARES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
for prepayments to calculate lifetime expected losses, along with various qualitative factors, including the effects of changes in risk selection, underwriting standards, and lending policies; expected economic conditions throughout a reasonable and supportable period of 24 months; experience of lending staff; quality of the loan review system; and changes in the regulatory, legal, and competitive environment and consideration of peer loss experience. The Company considers economic forecasts from highly recognized third-parties for the model inputs. Loans are segmented based on the type of loan and internal risk ratings. The Company utilizes two calculation methodologies to estimate the collective quantitative allowance: the vintage method and the non-discounted cash flow method. Allowance estimates for residential real estate loans are determined by a vintage method which pools loans by date of origination and applies historical average loss rates based on the age of the loans. Allowance estimates for all other loan types are determined by a non-discounted cash flow method which applies historical probabilities of default and loss given default rates to model expected cash flows for each loan through its life and forecast future expected losses.
Loans that do not share risk characteristics are evaluated on an individual basis. The individual reserve component relates to loans that have shown substantial credit deterioration as measured by risk rating and/or delinquency status. In addition, the Company has elected the practical expedient that would include loans for individual assessment consideration if the repayment of the loan is expected substantially through the operation or sale of collateral because the borrower is experiencing financial difficulty. Where the source of repayment is the sale of collateral, the ACL is based on the fair value of the underlying collateral, less selling costs, compared to the amortized cost basis of the loan. If the ACL is based on the operation of the collateral, the reserve is calculated based on the fair value of the collateral calculated as the present value of expected cash flows from the operation of the collateral, compared to the amortized cost basis. If the Company determines that the value of a collateral dependent loan is less than the recorded investment in the loan, the Company charges off the deficiency if it is determined that such amount is deemed to be a confirmed loss.
Allowance for Unfunded Commitments
The Company estimates expected credit losses over the contractual period in which the Company is exposed to credit risk via a contractual obligation to extend credit, unless that obligation is unconditionally cancellable by the Company. The reserve for unfunded commitments is adjusted through the provision for credit losses. The calculation of the allowance is consistent with the loss rate calculations for the loan portfolio described above. The estimate includes consideration of the likelihood that funding will occur and an estimate of expected credit losses on commitments expected to be funded and the provision is recorded in ACL and the reserve is in “Other Liabilities” within the Company’s Consolidated Balance Sheet.
Premises and Equipment
Land is carried at cost. Premises and equipment are stated at cost, less accumulated depreciation and amortization. Premises and equipment are depreciated over their estimated useful lives ranging from three years to thirty-nine years; leasehold improvements are amortized over the lives of the respective leases or the estimated useful lives of the improvements, whichever is less. Software is generally amortized over three years. Depreciation and amortization are recorded on the straight-line method.
Costs of maintenance and repairs are charged to expense as incurred. Costs of replacing structural parts of major units are considered individually and are expensed or capitalized as the facts dictate. Gains and losses on routine dispositions are reflected in current operations.
Goodwill and Intangible Assets
Goodwill represents the excess of the cost of an acquired entity over the fair value of the identifiable net assets acquired. The Company follows Accounting Standards Codification (“ASC”) 350, Intangibles — Goodwill and Other, which prescribes the accounting for goodwill and intangible assets subsequent to initial recognition. The Company performs its annual analysis as of June 30 each year.

AMERICAN NATIONAL BANKSHARES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Goodwill is not amortized, but is subject to at least an annual assessment for impairment. Other acquired intangible assets with finite lives (such as core deposit intangibles) are initially recorded at estimated fair value and are amortized over their useful lives. Core deposit and other intangible assets are generally amortized using accelerated methods over their useful lives of five to ten years.
Leases
The Company determines if an arrangement is a lease at inception. All of the Company’s leases are currently classified as operating leases and are included in other assets and other liabilities on the Company’s Consolidated Balance Sheet. Periodic operating lease costs are recorded in occupancy expenses of premises on the Company’s Consolidated Statement of Income.
Right-of-use (“ROU”) assets represent the Company’s right to use an underlying asset for the lease term, and lease liabilities represent the Company’s obligation to make lease payments arising from the lease arrangements. Operating lease ROU assets and liabilities are recognized at the lease commencement date based on the present value of the expected future lease payments over the remaining lease term. In determining the present value of future lease payments, the Company uses its incremental borrowing rate based on the information available at the lease commencement date. The operating ROU assets are adjusted for any lease payments made at or before the lease commencement date, initial direct costs, any lease incentives received and, for acquired leases, any favorable or unfavorable fair value adjustments. The present value of the lease liability may include the impact of options to extend or terminate the lease when it is reasonably certain that the Company will exercise such options provided in the lease terms. Lease expense is recognized on a straight-line basis over the expected lease term. Lease agreements that include lease and non-lease components, such as common area maintenance charges, are accounted for separately.
Wealth Management Assets
Securities and other property held by the wealth management segment in a fiduciary or agency capacity are not assets of the Company and are not included in the accompanying consolidated financial statements.
Other Real Estate Owned (“OREO”)
OREO represents real estate that has been acquired through loan foreclosures or deeds received in lieu of loan payments. Generally, such properties are appraised at the time acquired and are recorded at fair value less estimated selling costs. Subsequent to foreclosure, valuations are periodically performed by management, and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in noninterest expense.
Bank Owned Life Insurance
In connection with mergers, the Company has acquired bank owned life insurance (“BOLI”). The asset is reflected as the cash surrender value of the policies as provided by the insurer on a monthly basis.
Transfers of Financial Assets
Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company — put presumptively beyond reach of the transferor and its creditors, even in bankruptcy or other receivership, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets.

AMERICAN NATIONAL BANKSHARES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Income Taxes
The Company uses the balance sheet method to account for deferred income tax assets and liabilities. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.
When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination.
Stock-Based Compensation
Stock compensation accounting guidance ASC 718, Compensation — Stock Compensation, requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the grant date fair value of the equity or liability instruments issued. The stock compensation accounting guidance covers a wide range of share-based compensation arrangements including stock options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.
The stock compensation accounting guidance requires that compensation cost for all stock awards be calculated and recognized over the employees’ service period, generally defined as the vesting period. For awards with graded-vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award. A Black-Scholes model is used to estimate the fair value of stock options, while the market price of the Company’s common stock at the date of grant is used for restricted stock awards.
Earnings Per Common Share
Basic earnings per common share represent income available to common shareholders divided by the average number of common shares outstanding during the period. Diluted earnings per common share reflect the impact of additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Company consist solely of outstanding stock options and are determined using the treasury method. Nonvested shares of restricted stock are included in the computation of basic earnings per share because the holder has voting rights and shares in non-forfeitable dividends during the vesting period.
Comprehensive Income
Comprehensive income is shown in a two statement approach; the first statement presents total net income and its components followed by a second statement that presents all the components of other comprehensive income which include unrealized gains and losses on available for sale securities, unrealized gains and losses on cash flow hedges, and changes in the funded status of the defined benefit postretirement plan.

AMERICAN NATIONAL BANKSHARES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Advertising and Marketing Costs
Advertising and marketing costs are expensed as incurred.
Mergers and Acquisitions
Business combinations are accounted for under ASC 805, Business Combinations, using the acquisition method of accounting. The acquisition method of accounting requires an acquirer to recognize the assets acquired and the liabilities assumed at the acquisition date measured at their fair values as of that date. To determine the fair values, the Company relies on third party valuations, such as appraisals, or internal valuations based on discounted cash flow analyses or other valuation techniques. Under the acquisition method of accounting, the Company identifies the acquirer and the closing date and applies applicable recognition principles and conditions. Acquisition-related costs are costs the Company incurs to effect a business combination. Those costs include advisory, legal, accounting, valuation, and other professional or consulting fees. Some other examples of costs to the Company include systems conversions, integration planning consultants and advertising costs. The Company accounts for acquisition-related costs as expenses in the periods in which the costs are incurred and the services are received, with one exception. The costs to issue debt or equity securities is recognized in accordance with other applicable GAAP. These acquisition-related costs have been and will be included within the consolidated statement of income classified within the noninterest expense caption.
Derivative Financial Instruments
The Company uses derivatives primarily to manage risk associated with changing interest rates. The Company’s derivative financial instruments consisted of interest rate swaps that qualify as cash flow hedges of the Company’s trust preferred capital notes. The Company recognized derivative financial instruments at fair value as either an other asset or other liability in the consolidated balance sheet. The effective portion of the gain or loss on the Company’s cash flow hedges was reported as a component of other comprehensive income, net of deferred income taxes, and was reclassified into earnings in the same period or periods during which the hedged transactions affect earnings. The Company terminated the interest rate swaps in October 2023. See Note 8 — “Derivative Financial Instruments and Hedging Activities” for additional information.
Recent Accounting Pronouncements
In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) 2023-07, “Segment Reporting (Topic 280) — Improvements to Reportable Segment Disclosures.” The amendments in ASU 2023-07 require that a public entity disclose, on an annual and interim basis, significant segment expenses that are regularly provided to the chief operating decision maker and included within each reported measure of segment profit or loss, require other segment items by reportable segment to be disclosed and a description of their composition, and require disclosure of the title and position of the chief operating decision maker and an explanation of how they use the reported measure of segment profit or loss in assessing segment performance and deciding how to allocate resources. The amendments apply to all public entities that are required to report segment information in accordance with Topic 280, “Segment Reporting,” and are effective for fiscal years beginning after December 15, 2023, and interim periods with fiscal years beginning after December 15, 2024. Early adoption is permitted. The amendments are to be applied retrospectively to all prior periods presented. The Company does not expect the adoption of ASU 2023-07 to have a material effect on its consolidated financial statements.
In November 2023, FASB issued ASU 2023-09, “Income Taxes (Topic 740) — Improvements to Income Tax Disclosures.” The amendments in ASU 2023-09 require that a public entity disclose, on an annual basis, specific categories in the rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold, the amount of income taxes paid disaggregated by federal, state and foreign taxes, and the amount of income taxes paid disaggregated by individual jurisdictions in which

AMERICAN NATIONAL BANKSHARES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
income taxes paid is equal to or greater than five percent of total income taxes paid. The amendments also require that entities disclose income from continuing operations before income tax expense disaggregated between domestic and foreign, as well as income tax expense from continuing operations disaggregated by federal, state and foreign. The amendments apply to all public entities that are subject to Topic 740, “Income Taxes,” and are effective for annual periods beginning after December 15, 2024. Early adoption is permitted. The amendments are to be applied on a prospective basis; however, retrospective application is permitted. The Company does not expect the adoption of ASU 2023-09 to have a material effect on its consolidated financial statements.
Other accounting standards that have been issued by the FASB or other standards-setting bodies are not currently expected to have a material effect on the Company’s financial position, results of operations or cash flows.
Note 2 — Securities
The amortized cost and fair value of investments in securities AFS at March 31, 2024 were as follows (dollars in thousands):
	March 31, 2024
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Securities available for sale:
U.S. Treasury	$121,705	$—	$7,871	$113,834
Federal agencies and GSEs	76,344	3	4,467	71,880
Mortgage-backed and CMOs	284,285	1	37,079	247,207
State and municipal	42,697	—	3,540	39,157
Corporate	30,816	—	4,349	26,467
Total securities available for sale	$555,847	$4	$57,306	$498,545
At March 31, 2024 there was no allowance for credit losses related to the AFS portfolio. Accrued interest receivable on the securities portfolio totaled $1.1 million at March 31, 2024. The Company had no equity securities at March 31, 2024.
Restricted Stock
Due to restrictions placed upon the Bank’s common stock investment in the FRB and FHLB, these securities have been classified as restricted equity securities and carried at cost. The restricted securities are not subject to the investment security classification requirements and are included as a separate line item on the Company’s consolidated balance sheet. Restricted equity securities consist of FRB stock in the amount of $6.6 million as of March 31, 2024, and FHLB stock in the amount of $3.9 million as of March 31, 2024.
Unrealized Losses on Securities
The following table shows estimated fair value and gross unrealized losses for which an allowance for credit losses has not been recorded, aggregated by category and length of time that securities have been in a continuous unrealized loss position, at March 31, 2024. The reference point for determining when securities are in an unrealized loss position is month end. Therefore, it is possible that a security’s market value exceeded its amortized cost on other days during the past twelve-month period.

AMERICAN NATIONAL BANKSHARES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AFS securities that have been in a continuous unrealized loss position, at March 31, 2024, were as follows (dollars in thousands):
	Total		Less than 12 Months		12 Months or More
	Fair Value	Unrealized Loss(1)	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
U.S. Treasury	$113,834	$7,871	$—	$—	$113,834	$7,871
Federal agencies and GSEs	71,635	4,467	209	—	71,426	4,467
Mortgage-backed and CMOs	247,152	37,079	171	2	246,981	37,077
State and municipal	36,136	3,540	209	15	35,927	3,525
Corporate	26,467	4,349	1,506	194	24,961	4,155
Total	$495,224	$57,306	$2,095	$211	$493,129	$57,095

(1)
Comprised of 308 individual securities as of March 31, 2024

The Company has evaluated AFS securities in an unrealized loss position for credit related impairment at March 31, 2024 and concluded no impairment existed based on several factors which included: (1) the majority of these securities are of high credit quality, (2) unrealized losses are primarily the result of market volatility and increases in market interest rates, (3) the contractual terms of the investments do not permit the issuer(s) to settle the securities at a price less than the cost basis of each investment, (4) issuers continue to make timely principal and interest payments, and (5) the Company does not intend to sell any of the investments and the accounting standard of “more likely than not” has not been met for the Company to be required to sell any of the investments before recovery of its amortized cost basis. Additionally, the majority of the Company’s MBS do not have credit risk given the implicit and explicit government guarantees associated with these agencies. As of March 31, 2024, there were no allowances for credit losses-securities available for sale.
Restricted Stock
When evaluating restricted stock for impairment, its value is based on the ultimate recoverability of the par value rather than by recognizing temporary declines in value. The Company concluded there were no credit losses related to restricted stock at March 31, 2024.
Realized Gains and Losses
The Company did not have any sales of AFS securities during the three months ended March 31, 2024.
Note 3 — Loans
Loans, net of deferred fees and costs and excluding loans held for sale, at March 31, 2024 were comprised of the following (dollars in thousands):
March 31, 2024
Commercial	$296,525
Commercial real estate:
Construction and land development	227,849
Commercial real estate – owner occupied	418,349
Commercial real estate – non-owner occupied	896,611
Residential real estate:
Residential	378,495

AMERICAN NATIONAL BANKSHARES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2024
Home equity	89,243
Consumer	7,788
Total loans, net of deferred fees and costs	$2,314,860

At March 31, 2024, unamortized discounts resulting from the Company’s previously acquired loan portfolios totaled $3.1 million.
Past Due Loans
The following table shows an analysis by portfolio segment of the Company’s past due loans at March 31, 2024 (dollars in thousands):
	30 – 59 Days Past Due	60 – 89 Days Past Due	90 Days + Past Due and Still Accruing	Non Accrual Loans	Total Past Due	Current	Total Loans
Commercial	$39	$—	$—	$—	$39	$296,486	$296,525
Commercial real estate:
Construction and land development	—	—	—	—	—	227,849	227,849
Commercial real estate – owner occupied	323	—	—	2,451	2,774	415,575	418,349
Commercial real estate – non-owner occupied	—	—	—	2,308	2,308	894,303	896,611
Residential:
Residential	423	—	—	553	976	377,519	378,495
Home equity	347	—	—	92	439	88,804	89,243
Consumer	1	—	—	9	10	7,778	7,788
Total	$1,133	$—	$—	$5,413	$6,546	$2,308,314	$2,314,860
The following table is a summary of nonaccrual loans with no recorded allowance for credit losses by major categories (dollars in thousands):
March 31, 2024 Nonaccrual Loans with No Allowance
Commercial real estate:
Commercial real estate-owner occupied	$2,451
Commercial real estate-non-owner occupied	2,308
Residential:
Residential	449
Total	$5,208
All payments received while on nonaccrual status are applied against the principal balance of the loan. The Company does not recognize interest income while loans are on nonaccrual status.
Accrued interest receivable write-offs were not material to the Company’s consolidated financial statements for the three months ended March 30, 2024. There was no interest income recognized on nonaccrual loans during the three months ended March 30, 2024.

AMERICAN NATIONAL BANKSHARES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The following table presents a nonaccrual loan analysis of collateral dependent loans as of March 31, 2024 (dollars in thousands).
	Residential Properties	Business Assets	Land	Commercial Property	Owner Occupied	Total Loans
Commercial real estate:	$—	$—	$—	$2,308	$2,451	$4,759
Residential:
Residential	449	—	—	—	—	449
Home equity	—	—	—	—	—	—
Total collateral dependent loans	$449	$—	$—	$2,308	$2,451	$5,208
An assessment of whether a borrower is experiencing financial difficulty is made on the date of a modification. Because the effect of most modifications made to borrowers experiencing financial difficulty is already included in the allowance for credit losses because of the measurement methodologies used to estimate the allowance, a change to the allowance for credit losses is generally not recorded upon modification. Occasionally, the Company modifies loans by providing principal forgiveness on certain of its real estate loans. When principal forgiveness is provided, the amortized cost basis of the asset is written off against the allowance for credit losses. The amount of the principal forgiveness is deemed to be uncollectible; therefore, that portion of the loan is written off, resulting in a reduction of the amortized cost basis and a corresponding adjustment to the allowance for credit losses. In some cases, the Company will modify a certain loan by providing multiple types of concessions.
Typically, one type of concession, such as a term extension, is granted initially. If the borrower continues to experience financial difficulty, another concession, such as principal forgiveness, may be granted.
There were no loans modified to borrowers experiencing financial difficulty during the three months ended March 31, 2024 in accordance with Accounting Standards Update (“ASU”) 2022-02, Financial Instruments — Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosure and there were no defaults of loans modified to borrowers experiencing financial difficulties during the previous twelve months during the period ended March 31, 2024.
Residential Real Estate in Process of Foreclosure
The Company had no residential real estate loans in the process of foreclosure at March 31, 2024. The Company had no residential OREO at March 31, 2024.
Risk Grades
Loans classified in the Pass category typically are fundamentally sound, and risk factors are reasonable and acceptable.
Loans classified in the Special Mention category typically have been criticized internally, by loan review or the loan officer, or by external regulators under the current credit policy regarding risk grades.
Loans classified in the Substandard category typically have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt, and they are typically characterized by the possibility that the Bank will sustain some loss if the deficiencies are not corrected.
Loans classified in the Doubtful category typically have all the weaknesses inherent in loans classified as substandard, plus the added characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions, and values highly questionable and improbable. However, these loans are not yet rated as loss because certain events may occur that may salvage the debt.

AMERICAN NATIONAL BANKSHARES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The following table shows the Company’s recorded investment in loans by credit quality indicators further disaggregated by year of origination as of March 31, 2024 (dollars in thousands):
	Term Loans by Year of Origination
	2024	2023	2022	2021	2020	Prior	Revolving	Total
Commercial
Pass	$8,207	$38,191	$35,192	$50,800	$17,270	$30,300	$106,770	$286,730
Special Mention	45	1,252	1,004	1,947	49	341	1,901	6,539
Substandard	—	—	122	14	—	1,039	2,081	3,256
Total commercial	$8,252	$39,443	$36,318	$52,761	$17,319	$31,680	$110,752	$296,525
Current period gross write-offs	$—	$—	$—	$—	$—	$—	$(53)	$(53)
Construction and land development
Pass	$4,504	$64,964	$83,475	$41,870	$7,384	$14,093	$7,038	$223,328
Special Mention	—	—	—	4,521	—	—	—	4,521
Substandard	—	—	—	—	—	—	—	—
Total construction and land development	$4,504	$64,964	$83,475	$46,391	$7,384	$14,093	$7,038	$227,849
Current period gross write-offs	$—	$—	$—	$—	$—	$—	$—	$—
Commercial real estate – owner occupied
Pass	$11,335	$35,235	$59,870	$100,644	$42,056	$152,222	$2,960	$404,322
Special Mention	—	—	1,189	1,285	—	3,543	4,962	10,979
Substandard	—	—	—	—	2,247	731	70	3,048
Total commercial real estate – owner occupied	$11,335	$35,235	$61,059	$101,929	$44,303	$156,496	$7,992	$418,349
Current period gross write-offs	$—	$—	$—	$—	$—	$—	$—	$—
Commercial real estate – non-owner occupied
Pass	$12,964	$47,271	$147,365	$273,475	$127,452	$265,771	$5,174	$879,472
Special Mention	—	—	—	—	114	8,163	74	8,351
Substandard	—	3,051	—	1,313	1,442	2,982	—	8,788
Total commercial real estate – non-owner occupied	$12,964	$50,322	$147,365	$274,788	$129,008	$276,916	$5,248	$896,611
Current period gross write-offs	$—	$—	$—	$—	$—	$—	$—	$—
Residential
Pass	$13,855	$75,522	$91,663	$81,597	$23,110	$75,942	$13,608	$375,297

AMERICAN NATIONAL BANKSHARES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
	Term Loans by Year of Origination
	2024	2023	2022	2021	2020	Prior	Revolving	Total
Special Mention	—	—	254	197	—	729	—	1,180
Substandard	597	—	—	255	224	942	—	2,018
Total residential	$14,452	$75,522	$91,917	$82,049	$23,334	$77,613	$13,608	$378,495
Current period gross write-offs	$—	$—	$—	$—	$—	$—	$—	$—
Home equity
Pass	$—	$—	$—	$—	$—	$—	$88,465	$88,465
Special Mention	—	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	—	778	778
Total home equity	$—	$—	$—	$—	$—	$—	$89,243	$89,243
Current period gross write-offs	$—	$—	$—	$—	$—	$—	$—	$—
Consumer
Pass	$1,689	$2,095	$1,080	$403	$187	$1,701	$615	$7,770
Special Mention	—	—	—	—	—	—	—	—
Substandard	—	—	2	—	—	14	2	18
Total consumer	$1,689	$2,095	$1,082	$403	$187	$1,715	$617	$7,788
Current period gross write-offs	$—	$—	$(1)	$—	$—	$(21)	$(2)	$(24)
Note 4 — Allowance for Credit Losses — Loans and Reserve for Unfunded Lending Commitments
Changes in the allowance for credit losses and the reserve for unfunded lending commitments (included in other liabilities) at and for the indicated date and period are presented below (dollars in thousands):
Three Months Ended March 31, 2024
Allowance for Credit Losses – Loans
Balance, beginning of period	$25,273
Provision for credit losses	400
Charge-offs	(77)
Recoveries	168
Balance, end of period	$25,764
Reserve for Unfunded Lending Commitments
Balance, beginning of period	$745
Provision for unfunded commitments	—
Balance, end of period	$745
The Company maintains an allowance for off-balance sheet credit exposures such as unfunded balances for existing lines of credit, commitments to extend future credit, as well as both standby and commercial letters of credit when there is a contractual obligation to extend credit and when this extension of credit is not unconditionally cancellable (i.e. commitment cannot be canceled at any time). The allowance for off-balance sheet credit exposures is adjusted through the provision for credit losses. The estimate

AMERICAN NATIONAL BANKSHARES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
includes consideration of the likelihood that funding will occur, which is based on a historical funding study derived from internal information, and an estimate of expected credit losses on commitments expected to be funded over its estimated life, which are the same loss rates that are used in computing the allowance for credit losses on loans and are discussed in Note 1. The allowance for unfunded loan commitments is included in other liabilities on the Company’s consolidated balance sheet.
The following table presents changes in the Company’s allowance for credit losses by portfolio segment at and for the three months ended March 31, 2024 (dollars in thousands):
	Commercial	Construction and Land Development	Commercial Real Estate — Owner Occupied	Commercial Real Estate — Non-owner Occupied	Residential Real Estate	Home Equity	Consumer	Total
Allowance for Credit Losses – Loans
Balance at December 31, 2023	$3,745	$2,847	$4,583	$9,111	$3,928	$959	$100	$25,273
Provision for (recovery of) credit losses	(77)	(444)	98	771	45	(11)	18	400
Charge-offs	(53)	—	—	—	—	—	(24)	(77)
Recoveries	23	2	5	24	88	3	23	168
Balance at March 31, 2024	$3,638	$2,405	$4,686	$9,906	$4,061	$951	$117	$25,764
The ACL incorporates an estimate of lifetime expected credit losses and is recorded on each asset upon asset origination or acquisition. The starting point for the estimate of the allowance for credit losses is historical loss information, which includes losses from modifications of receivables to borrowers experiencing financial difficulty. The Company uses a probability of default/loss given default model to determine the allowance for credit losses. The ACL — loans is allocated to loan segments based upon historical default and loss experience, prepayment estimates, risk grades on individual loans, and qualitative factors. Qualitative factors include effects of changes in risk selection, underwriting standards, and lending policies; expected economic conditions throughout a reasonable and supportable forecast period; experience of lending staff; quality of loan review system; and changes in the regulatory, legal, and competitive environment.
Note 5 — Goodwill and Other Intangible Assets
The Company’s goodwill was recognized in connection with past business combinations and is reported at the community banking segment. The Company reviews the carrying value of goodwill annually as of June 30 or more frequently if certain impairment indicators exist. In testing goodwill for impairment, the Company may first consider qualitative factors to determine whether the existence of events or circumstances lead to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If, after assessing the totality of events and circumstances, the Company concludes that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then no further testing is required and the goodwill of the reporting unit is not impaired. If the Company elects to bypass the qualitative assessment or if the Company concludes that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, then the fair value of the reporting unit is compared with its carrying value to determine whether an impairment exists. In the last evaluation of goodwill, which was the annual evaluation at June 30, 2023, the Company concluded that no impairment existed. No indicators of impairment or triggering events were identified during the three months ended March 31, 2024.
Core deposit intangibles resulting from the acquisitions of MainStreet BankShares, Inc. in January 2015 and HomeTown Bankshares Corporation (“HomeTown”) in April 2019 were $10.0 million in the aggregate

AMERICAN NATIONAL BANKSHARES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
and are being amortized on an accelerated basis over 120 months. The changes in the carrying amount of goodwill and intangibles for the three months ended March 31, 2024, are as follows (dollars in thousands):
	Goodwill	Intangibles
Balance at December 31, 2023	$85,048	$2,298
Amortization	—	(215)
Balance at March 31, 2024	$85,048	$2,083
Note 6 — Short-term Borrowings
Short-term borrowings consist of customer repurchase agreements, overnight borrowings from the FHLB, and federal funds purchased. The Company has federal funds lines of credit established with correspondent banks in the amount of $110.0 million and has access to the FRB discount window. The Company has $211.2 million in collateral pledged to the FRB discount window as of March 31, 2024. Customer repurchase agreements are collateralized by securities of the U.S. Government, its agencies or GSEs. They mature daily. The interest rates are generally fixed but may be changed at the discretion of the Company. The securities underlying these agreements remain under the Company’s control. FHLB overnight borrowings contain floating interest rates that may change daily at the discretion of the FHLB. Federal funds purchased are unsecured overnight borrowings from other financial institutions. Short-term borrowings consisted of the following at March 31, 2024 (dollars in thousands):
March 31, 2024
Customer repurchase agreements	$68,336
Other short-term borrowings	30,000
Total short-term borrowings	$98,336
Note 7 — Long-Term Borrowings
Under the terms of its collateral agreement with the FHLB, the Company provides a blanket lien covering all of its residential first mortgage loans, second mortgage loans, home equity lines of credit, and commercial real estate loans. In addition, the Company pledges as collateral its capital stock in the FHLB and deposits with the FHLB. The Company has a line of credit with the FHLB equal to 30% of the Company’s assets, subject to the amount of collateral pledged. As of March 31, 2024, $1.2 billion in eligible collateral was pledged under the blanket floating lien agreement, which covers both short-term and long-term borrowings. FHLB availability based on pledged collateral at March 31, 2024 was $309.0 million, with $360.0 million in remaining collateral eligible to be pledged.
The Company had junior subordinated debt at March 31, 2024 as noted below.
In the regular course of conducting its business, the Company takes deposits from political subdivisions of the states of Virginia and North Carolina. At March 31, 2024, the Bank’s public deposits totaled $307.4 million. The Company is required to provide collateral to secure the deposits that exceed the insurance coverage provided by the Federal Deposit Insurance Corporation. This collateral can be provided in the form of certain types of government or agency bonds or letters of credit from the FHLB. At March 31, 2024, the Company had $330.0 million in letters of credit with the FHLB outstanding.
Junior Subordinated Debt
On April 7, 2006, AMNB Statutory Trust I, a Delaware statutory trust and a wholly owned unconsolidated subsidiary of the Company, issued $20.0 million of preferred securities (the “Trust Preferred Securities”) in a private placement pursuant to an applicable exemption from registration. The Trust Preferred Securities mature on June 30, 2036, but may be redeemed at the Company’s option beginning on September 30, 2011. Initially, the securities required quarterly distributions by the trust to the holder of the

AMERICAN NATIONAL BANKSHARES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Trust Preferred Securities at a fixed rate of 6.66%. Effective September 30, 2011, the rate resets quarterly at the three-month LIBOR plus 1.35%. Effective July 2023, the rate resets quarterly at the three-month SOFR plus 1.35%. Distributions are cumulative and accrue from the date of original issuance but may be deferred by the Company from time to time for up to 20 consecutive quarterly periods. The Company has guaranteed the payment of all required distributions on the Trust Preferred Securities. The proceeds of the Trust Preferred Securities received by the trust, along with proceeds of $619 thousand received by the trust from the issuance of common securities by the trust to the Company, were used to purchase $20.6 million of the Company’s junior subordinated debt securities (the “Junior Subordinated Debt”), issued pursuant to a junior subordinated debenture entered into between the Company and Wilmington Trust Company, as trustee.
The Company has $8.8 million in junior subordinated debentures to MidCarolina Trust I and MidCarolina Trust II, two separate unconsolidated Delaware statutory trusts (the “MidCarolina Trusts”), to fully and unconditionally guarantee the preferred securities issued by the MidCarolina Trusts. These long-term obligations, which currently qualify as Tier 1 capital, constitute a full and unconditional guarantee by the Company of the MidCarolina Trusts’ obligations. The MidCarolina Trusts were not consolidated in the Company’s financial statements.
A description of the junior subordinated debt securities outstanding payable to the trusts is shown below as of March 31, 2024 (dollars in thousands):
				Principal Amount
Issuing Entity	Date Issued	Interest Rate	Maturity Date	March 31, 2024
AMNB Statutory Trust I	4/7/2006	SOFR plus 1.35%	6/30/2036	$20,619
MidCarolina Trust I	10/29/2002	SOFR plus 3.45%	11/7/2032	4,671
MidCarolina Trust II	12/3/2003	SOFR plus 2.95%	10/7/2033	3,171
				$28,461
The principal amounts reflected above for the MidCarolina Trusts are net of fair value adjustments totaling $922 thousand at March 31, 2024. The original fair value adjustments totaling $2.2 million were recorded as a result of the acquisition of MidCarolina on July 1, 2011 and are being amortized into interest expense over the remaining lives of the respective borrowings.
Note 8 — Derivative Financial Instruments and Hedging Activities
The Company uses derivative financial instruments (“derivatives”) primarily to manage risks to the Company associated with changing interest rates. The Company’s derivatives were hedging instruments in a qualifying hedge accounting relationship (cash flow or fair value hedge).
The Company designates derivatives as cash flow hedges when they are used to manage exposure to variability in cash flows on variable rate borrowings such as the Company’s trust preferred capital notes. The Company uses interest rate swap agreements as part of its hedging strategy by exchanging variable-rate interest payments on a notional amount equal to the principal amount of the borrowings for fixed-rate interest payments, with such interest rates set based on benchmarked interest rates.
All interest rate swaps were entered into with counterparties that met the Company’s credit standards, and the agreements contain collateral provisions protecting the at-risk party. The Company believes that the credit risk inherent in these derivative contracts was not significant.
Terms and conditions of the interest rate swaps vary, and amounts receivable or payable are recognized as accrued under the terms of the agreements. The Company assesses the effectiveness of each hedging relationship on a periodic basis. In accordance with ASC 815, Derivatives and Hedging, the effective portions of the derivatives’ unrealized gains or losses are recorded as a component of other comprehensive income.

AMERICAN NATIONAL BANKSHARES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Based on the Company’s assessment, its cash flow hedges are highly effective, but to the extent that any ineffectiveness exists in the hedge relationships, the amounts would be recorded the Company’s consolidated statement of income.
The Company terminated the swap agreements on October 16, 2023, earlier than their maturity of June 2028. Net proceeds from the termination were $2.0 million for settlement of deferred gains and interest and $850 thousand cash collateral returned. The other comprehensive income component remained on the balance sheet and will accrete from the time of execution to the end of the hedge term since the swaps were terminated early.
In addition, the Company has commitments to fund certain mortgage loans (interest rate lock commitments) to be sold into the secondary market and forward commitments for the future delivery of mortgage loans to third party investors which are considered derivatives. It is the Company’s practice to enter into forward commitments for the future delivery of residential mortgage loans when interest rate lock commitments are entered into in order to economically hedge the effect of change in interest rates resulting from its commitments to fund the loans. These mortgage banking derivatives are not designated in hedge relationships.
Note 9 — Earnings Per Common Share
The following shows the weighted average number of shares used in computing earnings per common share and the effect on the weighted average number of shares of potentially dilutive common stock. Potentially dilutive common stock had no effect on income available to common shareholders. Nonvested restricted shares are included in the computation of basic earnings per share as the holder is entitled to full shareholder benefits during the vesting period including voting rights and sharing in nonforfeitable dividends. The following table presents basic and diluted earnings per share for the three-month period ended March 31, 2024:
	Three Months Ended March 31, 2024
	Shares	Per Share Amount
Basic earnings per share	10,630,663	$0.57
Effect of dilutive securities – stock options	—	—
Diluted earnings per share	10,630,663	$0.57
There were no anti-dilutive stock options for the three months ended March 31, 2024.
Note 10 — Fair Value Measurements
Determination of Fair Value
The Company uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. In accordance with the fair value measurements and disclosures topic of ASC 825, Fair Value Measurement, fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. The fair value guidance provides a consistent definition of fair value, which focuses on exit price in the principal or most advantageous market for the asset or liability in an

AMERICAN NATIONAL BANKSHARES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.
Fair Value Hierarchy
In accordance with this guidance, the Company groups its financial assets and financial liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.
Level 1 — Valuation is based on quoted prices in active markets for identical assets and liabilities.
Level 2 — Valuation is based on observable inputs including quoted prices in active markets for similar assets and liabilities, quoted prices for identical or similar assets and liabilities in less active markets, and model-based valuation techniques for which significant assumptions can be derived primarily from or corroborated by observable data in the market.
Level 3 — Valuation is based on model-based techniques that use one or more significant inputs or assumptions that are unobservable in the market.
The following describes the valuation techniques used by the Company to measure certain financial assets and financial liabilities recorded at fair value on a recurring basis in the financial statements:
Securities available for sale:   Securities available for sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted market prices, when available (Level 1). If quoted market prices are not available, fair values are measured utilizing independent valuation techniques of identical or similar securities for which significant assumptions are derived primarily from or corroborated by observable market data. Third party vendors compile prices from various sources and may determine the fair value of identical or similar securities by using pricing models that consider observable market data (Level 2). If no observable market data is available, valuations are based upon third party model-based techniques (Level 3). There were no securities recorded with a Level 3 valuation at March 31, 2024.
Loans held for sale:   Loans held for sale are carried at fair value. These loans currently consist of residential loans originated for sale in the secondary market. Fair value is based on the price secondary markets are currently offering for similar loans using observable market data, which is not materially different than cost due to the short duration between origination and sale (Level 2). Gains and losses on the sale of loans are recorded in current period earnings as a component of mortgage banking income on the Company’s consolidated statement of income.
The following table presents the balances of financial assets and liabilities measured at fair value on a recurring basis during the period (dollars in thousands):
	Fair Value Measurements at March 31, 2024 Using
Description	Balance at March 31, 2024	Quoted Prices in Active Markets for Identical Assets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3
Securities available for sale:
U.S. Treasury	$113,834	$—	$113,834	$—
Federal agencies and GSEs	71,880	—	71,880	—

AMERICAN NATIONAL BANKSHARES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
	Fair Value Measurements at March 31, 2024 Using
Description	Balance at March 31, 2024	Quoted Prices in Active Markets for Identical Assets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3
Mortgage-backed and CMOs	247,207	—	247,207	—
State and municipal	39,157	—	39,157	—
Corporate	26,467	—	26,467	—
Total securities available for sale	$498,545	$—	$498,545	$—
Loans held for sale	$2,019	$—	$2,019	$—

Certain assets are measured at fair value on a nonrecurring basis in accordance with GAAP. Adjustments to the fair value of these assets usually result from the application of lower-of-cost-or-market accounting or write-downs of individual assets.
There were no Company assets measured at fair value on a nonrecurring basis at March 31, 2024.
ASC 825, Financial Instruments, requires disclosure about fair value of financial instruments, including those financial assets and financial liabilities that are not required to be measured and reported at fair value on a recurring or nonrecurring basis. ASC 825 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Company.
The Company uses the exit price notion in calculating the fair values of financial instruments not measured at fair value on a recurring basis.
The carrying values and estimated fair values of the Company’s financial instruments at March 31, 2024 are as follows (dollars in thousands):
	Fair Value Measurements at March 31, 2024 Using
	Carrying Value	Quoted Prices in Active Markets for Identical Assets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3	Fair Value Balance
Financial Assets:
Cash and cash equivalents	$55,060	$55,060	$—	$—	$55,060
Securities available for sale	498,545	—	498,545	—	498,545
Restricted stock	10,549	—	10,549	—	10,549
Loans held for sale	2,019	—	2,019	—	2,019
Loans, net of allowance	2,289,096	—	—	2,151,546	2,151,546
Bank owned life insurance	30,627	—	30,627	—	30,627
Accrued interest receivable	7,793	—	7,793	—	7,793
Financial Liabilities:
Deposits	$2,587,128	$—	$2,583,089	$—	$2,583,089
Repurchase agreements	68,336	—	68,336	—	68,336
Other short-term borrowings	30,000	—	30,000	—	30,000
Junior subordinated debt	28,461	—	—	24,967	24,967
Accrued interest payable	2,712	—	2,712	—	2,712

AMERICAN NATIONAL BANKSHARES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 11 — Segment and Related Information
The Company has two reportable segments, community banking and wealth management.
Community banking involves making loans to and generating deposits from individuals and businesses. All assets and liabilities of the Company are allocated to community banking. Investment income from securities is also allocated to the community banking segment. Loan fee income, service charges from deposit accounts, and non-deposit fees such as automated teller machine fees and insurance commissions generate additional income for the community banking segment.
Wealth management includes estate planning, trust account administration, investment management, and retail brokerage.
Investment management includes purchasing equity, fixed income, and mutual fund investments for customer accounts. The wealth management segment receives fees for investment and administrative services.
Segment information as of and for the three months ended March 31, 2024 is shown in the following table (dollars in thousands):
	As of and For the Three Months Ended March 31, 2024
	Community Banking	Wealth Management	Total
Interest income	$31,603	$—	$31,603
Interest expense	12,512	—	12,512
Noninterest income	2,514	1,759	4,273
Noninterest expense	14,866	545	15,411
Income before income taxes	6,339	1,214	7,553
Net income	5,293	751	6,044
Depreciation and amortization	713	1	714
Total assets	3,078,072	201	3,078,273
Goodwill	85,048	—	85,048
Capital expenditures	118	—	118
Note 12 — Supplemental Cash Flow Information
Supplemental cash flow information as of and for the three months ended March 31, 2024 is shown in the following table (dollars in thousands):
2024
Supplemental Schedule of Cash and Cash Equivalents:
Cash and due from banks	$26,565
Interest-bearing deposits in other banks	28,495
Cash and Cash Equivalents	$55,060
Supplemental Disclosure of Cash Flow Information:
Cash paid for:
Interest on deposits and borrowed funds	$12,163
Income taxes	1,150
Noncash investing and financing activities:
Net unrealized losses on securities available for sale	(986)

AMERICAN NATIONAL BANKSHARES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 13 — Accumulated Other Comprehensive Income (Loss)
Changes in each component of AOCI for the three months ended March 31, 2024 were as follows (dollars in thousands):
For the Three Months Ended	Net Unrealized Losses on Securities	Unrealized Gains (Losses) on Cash Flow Hedges	Adjustments Related to Pension Benefits	Accumulated Other Comprehensive Loss
Balance at December 31, 2023	$(44,115)	$1,455	$(404)	$(43,064)
Net unrealized losses on securities available for sale, net of tax, $(215)	(771)	—	—	(771)
Amortization of unrealized gains on cash flow hedges, net of tax, $15	—	(56)	—	(56)
Balance at March 31, 2024	$(44,886)	$1,399	$(404)	$(43,891)
Note 14 — Subsequent Events — Closing of Previously Announced Merger
Management has evaluated subsequent events through April 1, 2024, the date which the financial statements were available to be issued. Except for the closing of the previously announced merger with Atlantic Union on April 1, 2024 as discussed in Note 1, management has determined there are no subsequent events that require recognition or disclosure in the consolidated financial statements.

Prospectus
ATLANTIC UNION BANKSHARES CORPORATION
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Purchase Contracts
Units

We or one or more selling securityholders may offer and sell from time to time, in one or more offerings, common stock, preferred stock, depositary shares representing interests in shares of preferred stock, debt securities (which may be senior or subordinated debt securities), warrants, purchase contracts or units in amounts, at prices and on other terms to be determined at the time of the offering. The securities offered by this prospectus may be sold separately, together or in combination with any other securities offered hereby. The securities offered by this prospectus may be convertible into or exercisable or exchangeable for other of our securities.
This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we or any selling securityholder offers will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we or any selling securityholder will offer the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement or related free writing prospectus and any documents we have incorporated into this prospectus or any prospectus supplement by reference carefully before you invest. This prospectus may not be used to consummate the sales of securities unless accompanied by a prospectus supplement.
We may offer and sell these securities on a delayed or continuous basis to or through one or more agents, underwriters or dealers as designated from time to time, directly to one or more purchasers, through a combination of these methods or any other method as provided in the applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth their names and any applicable fees, commissions or discounts.
Our common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “AUB.” Our depositary shares, each representing a 1/400th ownership interest in a share of our 6.875% Perpetual Non-Cumulative Preferred Stock, Series A, par value $10.00 per share, are traded on the NYSE under the symbol “AUB.PRA.” We have not yet determined whether any of the securities that may be offered by this prospectus will be listed on any exchange, or included in any inter-dealer quotation system or over-the-counter market. If we decide to seek the listing or inclusion of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on or in which the securities will be listed or included.

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 5 of this prospectus, as well as the risks and uncertainties described under similar headings in any applicable prospectus supplement or related free writing prospectus and in the other documents that are incorporated or deemed to be incorporated by reference into this prospectus or the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
These securities are our unsecured obligations and are not savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

The date of this prospectus is August 6, 2024.

ABOUT THIS PROSPECTUS
Unless the context requires otherwise, in this prospectus we use the terms “we,” “us,” “our,” “Atlantic Union” and the “Company” to refer to Atlantic Union Bankshares Corporation. References to “securities” include any security that we might sell under this prospectus or any prospectus supplement.
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we or a selling securityholder may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus.
This prospectus provides you with a general description of the securities we may offer. Each time we or a selling securityholder offers securities, we or they will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement or related free writing prospectus and any documents we incorporate by reference in this prospectus or any prospectus supplement carefully before you invest. See “Where You Can Find More Information” for more information. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.
This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”
Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s website or at the SEC’s offices. The SEC’s website and street addresses are provided under the heading “Where You Can Find More Information.”
We are only responsible for the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus. We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement and in any related free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. In the case of information contained in documents we file with the SEC and incorporate by reference in this prospectus, you should assume that such information is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
We may sell our securities to underwriters who will in turn sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents which we may designate from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.
A prospectus supplement will contain the names of the agents, underwriters or dealers, if any, together with the terms of the offering, any initial public offering price, the price paid to us for the securities, the manner of distribution, the compensation of any agents, underwriters or dealers and the net proceeds to be received by Atlantic Union. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement, including the exhibits to the registration statement and the documents incorporated by reference in the registration statement.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings, including the registration statement, are available to the public from commercial document retrieval services and at the SEC’s Internet website at http://www.sec.gov. Our SEC filings are also available at no cost on our website at http://investors. atlanticunionbank.com, as soon as reasonably practicable after we file such documents with the SEC. We are not incorporating the information on our website into this prospectus, and the information on the website is not included in, nor is it a part of, this prospectus or any prospectus supplement. Our SEC file number is 001-39325.

DOCUMENTS INCORPORATED BY REFERENCE
We incorporate by reference into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus.
The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained in this prospectus or by information contained in documents filed with the SEC after the date of this prospectus. We incorporate by reference the documents listed below (except Items 2.02 and 7.01 of any Current Report on Form 8-K, unless otherwise indicated):
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our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 22, 2024 (“Annual Report”);

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our Quarterly Reports on Form 10-Q for the quarters ended (i) March 31, 2024, filed with the SEC on May 2, 2024, and (ii) June 30, 2024, filed with the SEC on August 6, 2024;

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our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 26, 2024 (solely to the extent incorporated by reference into Part III of Atlantic Union’s Annual Report);

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our Current Reports on Form 8-K filed with the SEC on January 3, 2024, January 26, 2024, February 13, 2024, February 23, 2024, March 27, 2024, April 1, 2024, May 7, 2024 (with respect to Item 8.01 and Item 9.01), May 9, 2024, July 2, 2024, and July 25, 2024 (with respect to Item 8.01 and Item 9.01);

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our Current Reports on Form 8-K/A filed with the SEC on January 29, 2024, April 18, 2024, and May 9, 2024; and

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the description of common stock contained in Exhibit 4.6 to our Annual Report, including any subsequently filed amendments and reports updating such description.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) between the date of this prospectus and the date that all of the securities offered by this prospectus or any prospectus supplement are sold or the offering is otherwise terminated; provided, however, that we are not incorporating by reference any information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K, unless otherwise indicated. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other document filed later which is also incorporated in this prospectus by reference, modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded. The information contained in this prospectus should be read together with the information in the documents incorporated in this prospectus by reference.
You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address:
Rachael R. Lape
Executive Vice President, General Counsel and Secretary
Atlantic Union Bankshares Corporation
4300 Cox Road
Glen Allen, Virginia 23060
(804) 633-5031
These incorporated documents may also be available on our website at http://investors.atlanticunionbank.com. Except for incorporated documents, information contained on our website is not a prospectus and does not constitute part of this prospectus.

NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in this prospectus, any accompanying prospectus supplement or related free writing prospectus and the information included or incorporated by reference in this prospectus or in any accompanying prospectus supplement may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Statements that constitute forward-looking statements within the meaning of the Reform Act are generally identified through the inclusion of words such as “aim,” “anticipate,” “believe,” “continue,” “confidence,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goals,” “guidance,” “intend,” “may,” “opportunity,” “plan,” “position,” “potential,” “project,” “ seek,” “should,” “strategy,” “target,” “view,” “will,” “would” or similar statements or variations of such words and other similar expressions. All statements other than historical fact are “forward-looking statements” within the meaning of the Reform Act, including statements that are related to or are dependent on estimates or assumptions relating to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions that are not historical facts.
These forward-looking statements reflect our current views about future events and financial performance and involve certain risks, uncertainties, assumptions, and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, those described in “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and any report subsequently filed with the SEC. All risks, uncertainties and assumptions described herein and therein should be considered in evaluating forward-looking statements, and all of the forward-looking statements are expressly qualified by the cautionary statements contained or referred to herein and therein. The actual results or developments anticipated by such forward-looking statements may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our businesses or operations. Readers are cautioned not to put undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date they are made and we undertake no obligation to publicly update, revise or clarify any forward-looking statements included or incorporated by reference in this prospectus, any accompanying prospectus supplement or related free writing prospectus, whether as a result of new information, future events or otherwise, except to the extent required by law.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks and uncertainties described under “Risk Factors” in any applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those risk factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated or deemed to be incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

ATLANTIC UNION BANKSHARES CORPORATION
Atlantic Union Bankshares Corporation is a financial holding company and bank holding company organized under the laws of the Commonwealth of Virginia and registered under the Bank Holding Company Act of 1956. Headquartered in Richmond, Virginia, we are committed to the delivery of financial services through our bank subsidiary, Atlantic Union Bank and non-bank financial services affiliates. Atlantic Union Bank has branches located throughout Virginia, and in portions of Maryland and North Carolina. Certain non-bank financial services affiliates of Atlantic Union Bank include: Atlantic Union Equipment Finance, Inc., which provides equipment financing; Atlantic Union Financial Consultants, LLC, which provides brokerage services; and Union Insurance Group, LLC, which offers various lines of insurance products. Our common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “AUB.”
Our principal executive offices are located at 4300 Cox Road, Glen Allen, Virginia 23060, and our telephone number is (804) 633-5031. Our website can be accessed at http://investors.atlanticunionbank.com. We are not incorporating the information on our website into this prospectus, and the information on the website is not included in, nor is it a part of, this prospectus.
For more information about Atlantic Union, see “Where You Can Find More Information” beginning on page 2.

USE OF PROCEEDS
Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus and any related prospectus supplement for general corporate purposes. These purposes may include investing in, or extending credit to, our operating subsidiaries; investments at the holding company level; reducing or refinancing existing debt; possible acquisitions; and other purposes as described in any prospectus supplement.
Pending such use, we may temporarily invest the net proceeds of any offering. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as indicated in a prospectus supplement, allocations of the proceeds to specific purposes will not have been made at the date of that prospectus supplement.
We continually evaluate possible business combination opportunities. As a result, future business combinations involving cash, debt or equity securities may occur. Any future business combination or series of business combinations that we might undertake may be material, in terms of assets acquired, liabilities assumed or otherwise, to our financial condition.
We will not receive proceeds from sales of securities by selling securityholders except as otherwise stated in an applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The authorized capital stock of Atlantic Union consists of (i) 200,000,000 shares of common stock, par value $1.33 per share; and (ii) 500,000 shares of preferred stock, par value $10.00 per share, which may be issued in series with such powers, designations and rights as may be established from time to time by our Board of Directors. Our Board of Directors has designated 17,250 shares of preferred stock as 6.875% Perpetual Non-Cumulative Preferred Stock, Series A, par value $10.00 per share (the “Series A Preferred Stock”), with a liquidation preference of $10,000 per share of Series A Preferred Stock. As of July 30, 2024, there were 89,782,844 shares of our common stock issued and outstanding held by approximately 8,891 holders of record, which includes 693,500 shares of common stock subject to unvested restricted stock awards, and 17,250 shares of our Series A Preferred Stock issued and outstanding. The shares of Series A Preferred Stock are represented by 6,900,000 depositary shares, each representing a 1/400th ownership interest in a share of Series A Preferred Stock (the “Depositary Shares”). Additional details concerning the Depositary Shares are provided below under “Description of Depositary Shares.” As of July 30, 2024, there were no options outstanding to purchase shares of our common stock and there were unvested performance share unit awards outstanding (assuming achievement of the performance measures at the target level of performance) to issue approximately 262,040 shares of our common stock granted under our equity compensation plans. See “Description of Common Stock” and “Description of Preferred Stock” for more information.

DESCRIPTION OF COMMON STOCK
The following summary description of the material features of the common stock of Atlantic Union is qualified in its entirety by reference to the applicable provisions of Virginia law and by Atlantic Union’s Articles of Incorporation, as amended and restated (the “Articles”), and Atlantic Union’s Bylaws, as amended and restated (the “Bylaws”).
General
Each share of our common stock has the same relative rights as, and is identical in all respects to, each other share of our common stock. Our common stock is traded on the NYSE under the symbol “AUB.” All of the outstanding shares of common stock are, and any common stock issued and sold under this prospectus will be, fully paid and nonassessable.
The transfer agent for our common stock is Computershare, 150 Royall Street, Suite 101, Canton, Massachusetts 02021.
Dividends
Our shareholders are entitled to receive dividends or distributions that our Board of Directors (also referred to as the “Board”) may declare out of funds legally available for those payments. The payment of distributions by Atlantic Union is subject to the restrictions of Virginia law applicable to the declaration of distributions by a corporation. A Virginia corporation generally may not authorize and make distributions if, after giving effect to the distribution, it would be unable to meet its debts as they become due in the usual course of business or if the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it were dissolved at that time, to satisfy the preferential rights of shareholders whose rights are superior to the rights of those receiving the distribution. In addition, the payment of distributions to shareholders is subject to any prior rights of holders of outstanding preferred stock.
As a bank holding company, our ability to pay dividends is affected by the ability of Atlantic Union Bank, our bank subsidiary, to pay dividends to us. The ability of our bank subsidiary, as well as Atlantic Union, to pay dividends in the future is, and could be further, influenced by bank regulatory requirements and capital guidelines.
Liquidation Rights
In the event of any liquidation, dissolution or winding up of Atlantic Union, the holders of shares of our common stock will be entitled to receive, after payment of all debts and liabilities of Atlantic Union and after satisfaction of all liquidation preferences applicable to any preferred stock, all remaining assets of Atlantic Union available for distribution in cash or in kind.
Voting Rights
The holders of our common stock are entitled to one vote per share, and in general, a majority of votes cast with respect to a matter is sufficient to authorize action upon routine matters. Directors are elected by a majority of the votes cast in uncontested director elections. Atlantic Union maintains a “plurality vote” standard in contested director elections (i.e., where the number of nominees exceeds the number of directors to be elected). The holders of our common stock are not entitled to cumulative voting rights in the election of directors.
Directors
Our Board is elected annually with directors serving an annual one-year term. The number of directors comprising the Board is fixed from time to time by the Board. Currently, our Board consists of 14 directors. Under the Articles, directors may be removed only for cause upon the affirmative vote of at least two-thirds of the outstanding shares entitled to vote. Vacancies occurring in the Board by reason of an increase in the number of directors may be filled by the Board, and any directors so chosen shall hold office until the next election of directors by the shareholders. Any other vacancy in the Board, whether by reason of death, resignation, removal or otherwise, may be filled by the remaining directors and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors are elected and qualified.
No Preemptive Rights; Redemption and Assessment
Holders of shares of our common stock will not be entitled to preemptive rights with respect to any shares that may be issued. Our common stock is not subject to redemption or any sinking fund and the outstanding shares are fully paid and nonassessable.
Securities Are Not Insured by the FDIC
Investments in our common stock or any of our equity or debt securities will not qualify as deposits or savings accounts and will not be insured or guaranteed by the FDIC or any other governmental agency and are subject to investment risk, including the possible loss of principal.
Certain Anti-Takeover Provisions of Our Articles and Bylaws and Virginia Law
General.   Our Articles and Bylaws and the Virginia Stock Corporation Act (the “Virginia SCA”) contain certain provisions designed to enhance the ability of our Board of Directors to deal with attempts to acquire control of the Company. These provisions, and the ability to set the voting rights, preferences and other terms of any series of preferred stock that may be issued, may be deemed to have an anti-takeover effect and may discourage takeovers (which certain shareholders may deem to be in their best interest). To the extent that such takeover attempts are discouraged, temporary fluctuations in the market price of our common stock resulting from actual or rumored takeover attempts may be inhibited. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even though such transaction may be favorable to the interests of shareholders, and could potentially adversely affect the market price of our common stock.
The following briefly summarizes protective provisions that are contained in our Articles and Bylaws and provided by the Virginia SCA. This summary is necessarily general and is not intended to be a complete description of all the features and consequences of those provisions, and is qualified in its entirety by reference to our Articles and Bylaws and the statutory provisions contained in the Virginia SCA.
Supermajority Provision.   The Virginia SCA provides that, unless a corporation’s articles of incorporation provide for a greater or lesser vote, certain significant corporate actions must be approved by the affirmative vote of more than two-thirds of the votes entitled to be cast on the matter. Certain corporate actions requiring a more than two-thirds vote include:
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adoption of plans of merger or share exchange;

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sales of all or substantially all of a corporation’s assets other than in the ordinary course of business; and

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adoption of plans of dissolution.

The Virginia SCA provides that a corporation’s articles may either increase the vote required to approve those actions or may decrease the vote required to not less than a majority of all the votes cast by each voting group entitled to vote at a meeting at which a quorum of the voting group exists.
Our Articles state that the actions set out above must be approved by a majority of all votes entitled to be cast on the transaction by each voting group entitled to vote at a meeting at which a quorum of the voting group is present, provided that the transaction has been approved and recommended by at least two-thirds of the directors in office at the time of such approval and recommendation. If the transaction is not so approved and recommended, then the transaction must be approved by the vote of 80% or more of all votes entitled to be cast on such transactions by each voting group entitled to vote on the transaction.
The provisions of our Articles and the Virginia SCA could tend to make the acquisition of Atlantic Union more difficult to accomplish without the cooperation or favorable recommendation of our Board of Directors.

State Anti-Takeover Statutes.   Virginia has two anti-takeover statutes in force, the Affiliated Transactions Statute and the Control Share Acquisitions Statute.
The Affiliated Transaction Statute of the Virginia SCA contains provisions governing “affiliated transactions.” These include various transactions such as mergers, share exchanges, sales, leases, or other dispositions of material assets, issuances of securities, dissolutions, and similar transactions with an “interested shareholder.” An interested shareholder is generally the beneficial owner of more than 10% of any class of a corporation’s outstanding voting shares. During the three years following the date a shareholder becomes an interested shareholder, any affiliated transaction with the interested shareholder must be approved by both a majority (but not less than two) of the “disinterested directors” (those directors who were directors before the interested shareholder became an interested shareholder or who were recommended for election by a majority of the disinterested directors) and by the affirmative vote of the holders of two-thirds of the corporation’s voting shares other than shares beneficially owned by the interested shareholder. These requirements do not apply to affiliated transactions if, among other things, a majority of the disinterested directors approve the interested shareholder’s acquisition of voting shares making such a person an interested shareholder before such acquisition. Beginning three years after the shareholder becomes an interested shareholder, the corporation may engage in an affiliated transaction with the interested shareholder if:
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the transaction is approved by the holders of two-thirds of the corporation’s voting shares, other than shares beneficially owned by the interested shareholder;

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the affiliated transaction has been approved by a majority of the disinterested directors; or

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subject to certain additional requirements, in the affiliated transaction the holders of each class or series of voting shares will receive consideration meeting specified fair price and other requirements designed to ensure that all shareholders receive fair and equivalent consideration, regardless of when they tendered their shares.

Under the Virginia SCA’s Control Share Acquisitions Statute, voting rights of shares of stock of a Virginia corporation acquired by an acquiring person or other entity at ownership levels of 20%, 33 1∕3%, and 50% of the outstanding shares may, under certain circumstances, be denied. The voting rights may be denied:
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unless conferred by a special shareholder vote of a majority of the outstanding shares entitled to vote for directors, other than shares held by the acquiring person and officers and directors of the corporation; or

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among other exceptions, such acquisition of shares is made pursuant to a merger agreement with the corporation or the corporation’s articles of incorporation or bylaws permit the acquisition of such shares before the acquiring person’s acquisition thereof.

If authorized in the corporation’s articles of incorporation or bylaws, the statute also permits the corporation to redeem the acquired shares at the average per share price paid for such shares if the voting rights are not approved or if the acquiring person does not file a “control share acquisition statement” with the corporation within 60 days of the last acquisition of such shares. If voting rights are approved for control shares comprising more than 50% of the corporation’s outstanding stock, objecting shareholders may have the right to have their shares repurchased by the corporation for “fair value.”
Corporations may provide in their articles of incorporation or bylaws to opt-out of the Affiliated Transactions Statute or the Control Share Acquisitions Statute. Atlantic Union has not opted-out of the Affiliated Transactions Statute or the Control Share Acquisitions Statute, and Atlantic Union’s Bylaws provide that it may, but is not required to, redeem shares of its common stock which have been the subject of a “control share acquisition” as defined in the Control Share Acquisitions Statute.
Authorized Preferred Stock.   Our Articles authorize the issuance of preferred stock and our Board of Directors may, subject to application of Virginia law and federal banking regulations, authorize the issuance of preferred stock at such times, for such purposes and for such consideration as our Board may deem advisable without further shareholder approval. The issuance of preferred stock under certain circumstances may have the effect of discouraging an attempt by a third party to acquire control of Atlantic Union by, for example, authorizing the issuance of a series of preferred stock with rights and preferences designed to impede the proposed transaction.
Liability and Indemnification of Officers and Directors.   The Virginia SCA provides that in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders of the corporation, the damages assessed against an officer or director arising out of a single transaction, occurrence or course of conduct may not exceed the lesser of (a) the monetary amount, including the elimination of liability, specified in the articles of incorporation or, if approved by the shareholders, in the bylaws as a limitation on or elimination of the liability of the officer or director, or (b) the greater of (i) $100,000 or (ii) the amount of cash compensation received by the officer or director from the corporation during the twelve months immediately preceding the act or omission for which liability was imposed. The liability of an officer or director is not limited under the Virginia SCA or a corporation’s articles of incorporation and bylaws if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law.
Our Articles provide that, to the full extent that the Virginia SCA permits the limitation or elimination of liability of directors or officers, a director or officer of Atlantic Union is not liable to Atlantic Union or its shareholders for monetary damages.
A Virginia corporation generally is authorized to indemnify its directors and officers in civil and criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Virginia SCA requires such indemnification when a director or, unless limited by a corporation’s articles of incorporation, officer entirely prevails in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer of the corporation, and further provides that a corporation may make any other or further indemnity (including indemnity to a proceeding by or in the right of the corporation), and may make additional provision for advances and reimbursement of expenses, if authorized by its articles of incorporation or shareholder-adopted bylaw or resolution, except an indemnity against willful misconduct or a knowing violation of the criminal law. The Virginia SCA establishes a statutory limit on liability of officers and directors of a corporation for damages assessed against them in a suit brought by or in the right of the corporation or brought by or on behalf of shareholders of the corporation and authorizes a corporation to specify a lower monetary limit on liability (including the elimination of liability for monetary damages) in the corporation’s articles of incorporation or bylaws; however, the liability of an officer or director will not be limited if such officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law.
Our Articles provide that, to the full extent permitted by the Virginia SCA, we are required to indemnify (i) any person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of the company or brought by or on behalf of shareholders of the company, by reason of the fact that he or she is or was a director or officer of the company, or (ii) any director or officer who is or was serving at the request of the company as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him or her in connection with such proceeding unless he or she engaged in willful misconduct or a knowing violation of criminal law.
Dissenters’ and Appraisal Rights.   The Virginia SCA provides that appraisal or dissenters’ rights are not available to holders of shares of any class or series of shares of a Virginia corporation in a merger when the stock is either listed on a national securities exchange, such as the NYSE, or is held by at least 2,000 shareholders of record and has a public float of at least $20 million. Despite this exception, appraisal or dissenters’ rights will be available to holders of common stock of a Virginia corporation in a merger if:
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the articles of incorporation provide for appraisal or dissenters’ rights regardless of an available exception (our Articles do not authorize such special appraisal or dissenters’ rights);

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in the case of a merger or share exchange, shareholders are required by the terms of the merger to accept anything for their shares other than cash, shares of the surviving or acquiring corporation, or shares of another corporation that are either listed on a national securities exchange or held by more than 2,000 shareholders of record having a public float of at least $20 million, or a combination of cash or such shares; or

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the merger is an “affiliated transaction,” as described under “— State Anti-Takeover Statutes” above, and it has not been approved by a majority of the disinterested directors.

Our common stock is listed on the NYSE. Therefore, unless one of the exceptions outlined above applies to a given transaction, holders of our common stock are not entitled to appraisal or dissenters’ rights.
Amendments to our Articles of Incorporation and Bylaws.   The Virginia SCA generally requires that in order for an amendment to the articles of incorporation to be adopted it must be approved by each voting group entitled to vote on the proposed amendment by more than two-thirds of all the votes entitled to be cast by that voting group, unless the Virginia SCA otherwise requires a greater vote, or the articles of incorporation provide for a greater or lesser vote, or a vote by separate voting groups. However, under the Virginia SCA, no amendment to the articles of incorporation may be approved by a vote that is less than a majority of all the votes cast on the amendment by each voting group entitled to vote at a meeting at which a quorum of the voting group exists.
Under the Virginia SCA, unless another process is set forth in the articles of incorporation or bylaws, a majority of the directors (except to the extent authority to amend the bylaws is reserved by the Virginia SCA), or, if a quorum exists at a meeting of shareholders, a majority of the shareholders present and entitled to vote may adopt, amend or repeal the bylaws.
Our Articles state that an amendment to the articles of incorporation must be approved by a majority of all the votes entitled to be cast on the amendment by each voting group entitled to vote at a meeting at which a quorum of the voting group is present, provided that the amendment has been approved and recommended by at least two-thirds of the directors in office at the time of such approval and recommendation. If the amendment is not so approved and recommended by two-thirds of the directors in office, then the amendment must be approved by the affirmative vote of 80% or more of all of the votes entitled to be cast on such amendment by each voting group entitled to vote.
Our Bylaws may be amended, altered, or repealed by our Board of Directors at any time. Our shareholders have the power to rescind, alter, amend, or repeal any bylaws and to enact bylaws which, if so expressed by the shareholders, may not be rescinded, altered, amended, or repealed by our Board of Directors.
Increasing the Number of Directors.   Under Virginia law, a board of directors may amend or repeal bylaws unless its company’s articles of incorporation or other provisions of Virginia law reserve such power exclusively in the shareholders or the shareholders, in adopting or amending particular bylaws, expressly prohibit the board of directors from amending or repealing that bylaw. Our Articles do not reserve the power to amend the Bylaws to increase or decrease the number of directors exclusively to the shareholders and no bylaw, and no amendment thereto, expressly prohibits our Board of Directors from amending the Bylaws to increase or decrease the number of directors. Any newly created directorships resulting from an increase in the number of authorized directors shall be filled by the affirmative vote of a majority of the directors then in office. As a result, if faced with an attempt to take control of our Board of Directors, our Board may increase the size of the Board and install directors opposed to the hostile takeover attempt.
Inability of Shareholders to Call Special Meetings.   Pursuant to our Bylaws, special meetings of shareholders may be called only by the Chair or Vice Chair of the Board, the Chief Executive Officer, the President, our Board or our Board’s Executive Committee. As a result, shareholders are not able to act on matters other than at annual shareholders meetings unless they are able to persuade the Chief Executive Officer, President, the Chair or the Vice Chair of the Board to call a special meeting.
Advance Notification Requirements.   Our Bylaws require a shareholder who desires to nominate a candidate for election to our Board or to raise new business at an annual shareholders meeting to provide us advance notice not later than the close of business on the ninetieth day, nor earlier than the close of business on the one-hundred twentieth day, prior to the first anniversary of the commencement of the preceding year’s annual meeting of shareholders, provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by such shareholder must be so delivered not earlier than the close of business on the one-hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by Atlantic Union. In no event shall the public announcement of an adjournment or postponement of an annual meeting of shareholders commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. Our Bylaws further condition the presentation of shareholder nominations for director or proposals for business on compliance with a number of conditions. In addition, a shareholder must also comply with applicable rules of the SEC in order for his or her shareholder proposal to be included in our proxy statement relating to the annual meeting.

DESCRIPTION OF PREFERRED STOCK
Our Board of Directors, without shareholder approval, is authorized under our Articles to issue, in one or more series, shares of preferred stock at such times, for such purposes and for such consideration as it may deem advisable. Our Board of Directors is also authorized to fix the designation, voting, conversion, preference and other relative rights, qualifications and limitations of any series of preferred stock.
As of the date of this prospectus, 500,000 shares of our preferred stock, par value $10.00, are authorized. We have 17,250 shares of Series A Preferred Stock outstanding.
The following summary description of the material features of the preferred stock of Atlantic Union that we may offer from time to time is qualified in its entirety by reference to the applicable provisions of Virginia law, our current Articles and the articles of amendment to our Articles relating to the particular series of preferred stock, a copy of which we will file with the SEC in connection with the sale of any series of preferred stock.
General
Our Board of Directors may authorize the issuance of one or more series of preferred stock and may establish and designate series and the number of shares and the relative rights, preferences and limitations of the respective series of the preferred stock offered by this prospectus and the applicable prospectus supplement. The shares of preferred stock, when issued and sold, will be fully paid and nonassessable.
The number of shares and all of the relative rights, preferences and limitations of the respective future series of preferred stock authorized by our Board of Directors will be described in the applicable prospectus supplement. The terms of a particular series of preferred stock may differ, among other things, in:
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designation;

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number of shares that constitute the series;

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dividends (which may be cumulative or noncumulative), the dividend rate, or the method of calculating the dividend rate;

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dividend periods, or the method of calculating the dividend periods;

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redemption provisions, including whether, on what terms and at what prices the shares will be subject to redemption at our option and whether a sinking fund will be established;

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any listing of the preferred stock on any securities exchange or market;

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voting rights;

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preferences and rights upon liquidation or winding up;

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whether and on what terms the shares will be convertible into or exchangeable for shares of any other class, series or security of ours or any other corporation or any other property (including whether the conversion or exchange is mandatory, at the option of the holder or our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted);

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for preferred stock convertible into our common stock, the number of shares of common stock to be reserved in connection with, and issued upon conversion of, the preferred stock (including whether the conversion or exchange is mandatory, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common stock issuable upon conversion or exchange may be adjusted) at the option of the holder or our option and the period during which conversion or exchange may occur; and

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the other rights and privileges and any qualifications, limitations or restrictions of those rights or privileges.

Each series of preferred stock will rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up:

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junior to any series of our capital stock expressly stated to be senior to that series of preferred stock; and

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senior to our common stock and any class of our capital stock expressly stated to be junior to that series of preferred stock.

Dividends
Dividends will be payable as they are declared by our Board of Directors at such time or times as it elects, and no holder of preferred stock will have any right to receive any dividend unless and until that dividend has been declared by our Board of Directors. The stated annual dividend may be declared and paid in increments during each calendar year. In connection with each dividend payment, our Board of Directors may set a record date in advance of the payment date for the purpose of determining the holders of shares preferred stock who are entitled to receive that dividend.
If described in the applicable prospectus supplement, we may pay cumulative cash dividends to the holders of preferred stock, when and as declared by our Board of Directors or a committee thereof, out of funds legally available for payment. The prospectus supplement will detail, as applicable, the annual rate of dividends or the method or formula for determining or calculating them, and the payment dates and payment periods for dividends. In the event that dividends are declared on the preferred stock, our Board of Directors or the committee will fix a record date for any such payment of dividends, which will be paid on the preferred stock to the holders of record on that record date.
We will not declare, pay or set aside for payment any dividends on any preferred stock ranking on a parity as to payment of dividends with the preferred stock unless we declare, pay or set aside for payment dividends on all the outstanding shares of preferred stock for all dividend payment periods ending on or before the dividend payment date for that parity stock.
Unless we have paid in full all unpaid cumulative dividends, if any, on the outstanding shares of preferred stock, we may not take any of the following actions with respect to our common stock or any other preferred stock of Atlantic Union ranking junior or on parity with the preferred stock as to dividend payments (unless otherwise described in the prospectus supplement):
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declare, pay or set aside for payment any dividends, other than dividends payable in our common stock;

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make other distributions;

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redeem, purchase or otherwise acquire our common stock or junior preferred stock for any consideration; or

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make any payment to or available for a sinking fund for the redemption of our common stock or junior preferred stock.

Conversion and Exchange
The prospectus supplement will indicate whether and on what terms the shares of any future series of preferred stock will be convertible into or exchangeable for shares of any other class, series or security of Atlantic Union or any other corporation or any other property (including whether the conversion or exchange is mandatory, at the option of the holder or our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted). It will also indicate for preferred stock convertible into common stock, the number of shares of common stock to be reserved in connection with, and issued upon conversion of, the preferred stock (including whether the conversion or exchange is mandatory, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common stock issuable upon conversion or exchange may be adjusted) at the option of the holder or our option and the period during which conversion or exchange may occur.

Redemption
The prospectus supplement will indicate whether, and on what terms, the shares of any future series of preferred stock will be subject to redemption, mandatory or otherwise, or a sinking fund provision. The prospectus supplement will also indicate whether, and on what terms, including the redemption price and date on or after which redemption may occur, we may redeem shares of a series of the preferred stock.
Liquidation Rights
In the event of any liquidation, dissolution or winding up of Atlantic Union, the holders of shares of preferred stock outstanding will be entitled to receive, out of the assets of Atlantic Union available for distribution to shareholders, liquidating distributions in an amount equal to the stated value per share of preferred stock, as described in the Articles (as amended to establish the preferred stock) and/or the applicable prospectus supplement, plus accrued and accumulated but unpaid dividends, if any, to the date of final distribution, before any distribution is made to holders of:
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any class or series of capital stock ranking junior to the preferred stock as to rights upon liquidation, dissolution or winding up; or

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our common stock.

However, holders of the shares of preferred stock will not be entitled to receive the liquidation price of their shares until we have paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of our capital stock ranking senior as to rights upon liquidation, dissolution or winding up. Unless otherwise provided in the applicable prospectus supplement, neither a consolidation or merger of Atlantic Union with or into another corporation nor a merger of another corporation with or into Atlantic Union nor a sale or transfer of all or part of Atlantic Union’s assets for cash or securities will be considered a liquidation, dissolution or winding up of Atlantic Union.
If, upon any liquidation, dissolution or winding up of Atlantic Union, assets of Atlantic Union then distributable are insufficient to pay in full the amounts payable with respect to the preferred stock and any other preferred stock ranking on parity with the preferred stock as to rights upon liquidation, dissolution or winding up, the holders of shares of the preferred stock and of shares of that other preferred stock will participate ratably in any distribution in proportion to the full respective preferential amounts to which they are entitled. After we have paid the full amount of the liquidating distribution to which they are entitled, the holders of the preferred stock will not be entitled to any further participation in any distribution of assets by Atlantic Union.
Voting Rights
Unless otherwise determined by our Board of Directors and indicated in the prospectus supplement, holders of the preferred stock will not have any voting rights except as from time to time required by law.

DESCRIPTION OF DEPOSITARY SHARES
We may issue depositary shares representing fractional interests in shares of our preferred stock of any series. The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which the general terms and provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares, deposit agreements and depositary receipts described in a prospectus supplement differ from any of the terms described below, the terms described below will be deemed to have been superseded by that prospectus supplement.
In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. You should read the applicable deposit agreement and depositary receipts for additional information before you decide whether to purchase any of Atlantic Union’s depositary shares
General
We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If so, we will issue “depositary receipts” for these “depositary shares.” Each depositary share will represent a fraction of a share of a particular series of preferred stock. Each holder of a depositary share will be entitled, in proportion to the fraction of preferred stock represented by that depositary share, to the rights and preferences of the preferred stock, including dividend, voting, redemption, conversion and liquidation rights, if any. We will enter into a deposit agreement with a depositary, which will be named in the applicable prospectus supplement.
In order to issue depositary shares, we will issue preferred stock and will immediately deposit these shares of preferred stock with the relevant depositary. We will then cause the depositary to issue, on our behalf, the related depositary receipts to the persons who purchase depositary shares. The applicable prospectus supplement will describe the terms of the depositary shares offered thereby. Each whole depositary share issued by the depositary may represent a fraction of a share held by the depositary. The depositary will issue depositary receipts in a form that reflects whole depositary shares, and each depositary receipt may evidence any number of whole depositary shares.
Pending the preparation of definitive engraved depositary receipts, a depositary may, upon our written order, issue temporary depositary receipts, which will temporarily entitle the holders to all the rights pertaining to the definitive depositary receipts. We will bear the costs and expenses of promptly preparing definitive depositary receipts and of exchanging the temporary depositary receipts for definitive depositary receipts.
Dividends and Other Distributions
The depositary will distribute all cash and non-cash dividends and distributions it receives with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares they hold. In the case of non-cash distributions, the depositary may determine that it is not feasible to make the distribution. If so, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders. The amounts distributed by the depositary will be reduced by any amount required to be withheld by us or the depositary on account of taxes.
Redemption of Depositary Shares
If we redeem the series of preferred stock that underlies the depositary shares, the depositary will redeem the depositary shares from the proceeds it receives from the redemption of the preferred stock it holds. The depositary will redeem the number of depositary shares that represent the amount of underlying preferred stock that we have redeemed. The redemption price for depositary shares will be in proportion to the redemption price per share that we paid for the underlying preferred stock. If we redeem less than all of the depositary shares, the depositary will select which depositary shares to redeem by lot, or some substantially equivalent method.

After a redemption date is fixed, the depositary shares to be redeemed no longer will be considered outstanding. The rights of the holders of the depositary shares will cease, except for the rights to receive money or other property upon redemption. In order to redeem their depositary shares, holders will surrender their depositary receipts to the depositary.
Voting the Preferred Stock
We will notify the depositary about any meeting at which the holders of preferred stock are entitled to vote, and the depositary will mail the information to the record holders of depositary shares related to that preferred stock. Each record holder of depositary shares on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock represented by that holder’s depositary shares. The depositary will vote the preferred stock represented by the depositary shares in accordance with these instructions, provided the depositary receives these instructions sufficiently in advance of the meeting. If the depositary does not receive instructions from the holders of the depositary shares, the depositary will abstain from voting the preferred stock that underlies those depositary shares.
Withdrawal of Preferred Stock
When a holder surrenders depositary receipts at the corporate trust office of the depositary, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by the holder’s depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder cannot “re-deposit” these shares of preferred stock with the depositary, or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares that exceeds the number of whole shares of related preferred stock the holder seeks to withdraw, the depositary will issue a new depositary receipt to the holder that evidences the excess number of depositary shares.
Amendment and Termination of the Deposit Agreement
We and the depositary can agree, at any time, to amend the form of depositary receipt and any provisions of the deposit agreement. However, if an amendment has a material adverse effect on the rights of the holders of related depositary shares, the holders of receipts representing in the aggregate at least a two-third majority of the depositary shares then outstanding must first approve the amendment. Every holder of a depositary receipt at the time an amendment becomes effective will be bound by the amended deposit agreement. However, subject to any conditions in the deposit agreement or applicable law or the rules and regulations of any governmental body, agency or commission, or applicable securities exchange, no amendment can impair the right of any holder of a depositary share to receive shares of the related preferred stock, or any money or other property represented by the depositary shares, when they surrender their depositary receipts.
Charges of Depositary
We will pay all transfer and other taxes and the government charges that relate solely to the depositary arrangements. We will also pay the charges of each depositary, including charges in connection with the initial deposit of the related series of preferred stock, the initial issuance of the depositary shares, and all withdrawals of shares of the related series of preferred stock. However, holders of depositary receipts will pay the fees and expenses of the depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering written notice of its decision to us. We may remove the depositary at any time. Any resignation or removal will take effect when we appoint a successor depositary. We must appoint the successor depositary within a specified time after delivery of the notice of resignation or removal. The successor depositary shall be a bank or trust company that has its principal office in the United States and has a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF DEBT SECURITIES
The following description of the debt securities sets forth certain general terms that may apply to the debt securities that we may offer under this prospectus. The debt securities may be issued as senior debt securities or subordinated debt securities. Unless otherwise specified in the applicable prospectus supplement, we may issue senior debt securities under a senior indenture (the “senior indenture”), which we will enter into with a trustee to be named in the senior indenture. Prior to issuing any debt securities under such senior indenture, we will select the trustee for the senior indenture (the “senior indenture trustee”) relating to the issuance of senior debt securities, qualify the senior indenture trustee under the Trust Indenture Act and execute such senior indenture. We also may issue subordinated debt securities in one or more series under the Subordinated Indenture, dated December 5, 2016 (the “subordinated indenture”), between us and U.S. Bank National Association, and the related supplemental indenture for such subordinated debt securities. Each of the senior indenture trustee and U.S. Bank National association is referred to as the “indenture trustee,” unless otherwise specified.
The senior indenture and subordinated indenture are sometimes collectively referred to as the “indentures” and individually referred to as an “indenture,” and the senior debt securities and the subordinated debt securities are sometimes referred to as the “debt securities.” The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The form of senior indenture and the subordinated indenture are incorporated by reference in the registration statement of which this prospectus is a part.
The following summary of the terms of the indentures is subject to, and qualified in its entirety by reference to, the indentures, which contain the full legal text of the matters described in this section, and the description of the specific terms of the debt securities in the applicable prospectus supplement. The following summary is not complete. You should read all of the provisions of the indentures, including the definitions of certain terms.
Since we are a holding company, our right, and accordingly, the right of our creditors and shareholders, including the holders of the securities offered by this prospectus and any prospectus supplement, to participate in any distribution of assets of any of our subsidiaries upon its liquidation, reorganization or similar proceeding is subject to the prior claims of creditors of that subsidiary, except to the extent that our claims as a creditor of the subsidiary may be recognized.
The senior debt securities and, in the case of debt securities in bearer form, any coupons to these securities, will constitute part of our senior debt and, except as otherwise provided in the applicable prospectus supplement, will rank on a parity with all of our other unsecured and unsubordinated debt. The subordinated debt securities and any coupons will constitute part of our subordinated debt and will be subordinate and junior in right of payment to all of our “senior indebtedness” (as defined herein). If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information we incorporate in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.
Payments
We may issue debt securities from time to time in one or more series. The provisions of each indenture may allow us to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that issue. The debt securities may be denominated and payable in U.S. dollars.
Debt securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the debt security. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the United States federal income tax consequences and special considerations applicable to any such debt securities.
Terms Specified in Prospectus Supplement
The debt securities will not be secured by any of our assets. All of the debt securities issued under each of the indentures will rank equally and ratably with any additional debt securities issued under the same indenture. The subordinated debt securities will be subordinated as described below under the heading “— Subordination Provisions.”
The indentures give us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the applicable indenture. We will describe the specific terms of a series of debt securities and the extent, if any, to which the specific terms of the debt securities modify the terms of the applicable indenture in the prospectus supplement relating to the debt securities.
Neither the indentures nor the debt securities limit or otherwise restrict the amounts of other indebtedness that we may incur, or the amount of other securities that we may issue. The indentures do not limit the principal amount of any particular series of debt securities. Each prospectus supplement will specify the particular terms of the debt securities being offered, including without limitation the following, as may be applicable:
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classification as senior or subordinated debt securities and the specific designation;

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aggregate principal amount, purchase price and denomination;

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currency in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

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date of maturity;

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the interest rate or rates or the method by which the interest rate or rates will be determined, if any;

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the interest payment dates, if any;

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the place or places for payment of the principal of and any premium and/or interest on the debt securities;

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any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

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whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;

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whether we will issue the debt securities in definitive form and under what terms and conditions;

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the denominations the debt securities will be issued;

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the terms on which holders of the debt securities may convert or exchange these securities into or for common or preferred stock or other securities of ours offered hereby, into or for common or preferred stock or other securities of an entity affiliated with us or debt or equity or other securities of an entity not affiliated with us, or for the cash value of our stock or any of the above securities, the terms on which conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted;

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information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

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any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

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the depository for global certificated securities, if any; and

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any other specific terms of the debt securities, including any additional events of default or covenants, and any terms required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
Registration and Transfer of Debt Securities
Holders may present debt securities for exchange, and holders of registered debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the indentures and the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the applicable indenture.
If any of the securities are to be held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See “Description of Global Securities.”
Subordination Provisions
The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness, to the extent and in the manner set forth in the subordinated indenture. Pursuant to the subordinated indenture, “senior indebtedness” with respect to any series of subordinated debt securities:
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has the meaning ascribed to such term in the board resolutions or supplemental indenture establishing such series in accordance with the subordinated debt indenture;

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and includes all of our:

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indebtedness for borrowed or purchased money, whether or not evidenced by bonds, debentures, securities, notes or other written instruments;

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deferred obligations for the payment of the purchase price of property or assets acquired other than in the ordinary course of business;

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obligations, contingent or otherwise, under letters of credit, bankers acceptances, security purchase facilities and similar transactions;

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capital lease obligations;

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obligations with respect to interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contacts, commodity contracts and other similar agreements;

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guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business), and other similar contingent obligations in respect of obligations of others of a type described in the preceding bullets, whether or not classified as a liability on a balance sheet prepared in accordance with accounting principles generally accepted in the United States; and

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any obligations of the Company to its general creditors, as defined and required by the Federal Reserve under its final Basel III capital rules in 78 F.R. 62018 (Oct. 11, 2013) for subordinated debt to qualify as Tier 2 capital; in each case, whether outstanding on the date this Subordinated Indenture becomes effective, or created, assumed or incurred after that date.

Senior indebtedness excludes any indebtedness that: (a) expressly states that it is junior to, or ranks equally in right of payment with, the subordinated debt securities or the subordinated debt securities of any series; or (b) is identified as junior to, or equal in right of payment with, the subordinated debt securities or the subordinated debt securities of any series in any board resolution or in any supplemental indenture. Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

The subordinated debt securities will be unsecured and will be subordinate and junior in right of payment, to the extent and in the manner set forth below, to the prior payment in full of all of the Company’s senior indebtedness, as more fully described in the applicable prospectus supplement.
All liabilities of our subsidiary bank and our other subsidiaries, including without limitation our subsidiary bank’s depositors, liabilities to general creditors, and liabilities arising during our subsidiaries’ ordinary course of business or otherwise, will be effectively senior to the subordinated debt securities to the extent of the assets of such subsidiaries.
In the event of any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment of debt, composition, or other similar proceeding relating to us or our property, any proceeding for the liquidation, dissolution, or other winding up of us, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings, any assignment by us for the benefit of creditors or any other marshalling of our assets, all of our obligations to holders of our senior indebtedness will be entitled to be paid in full before any payment or distribution, whether in cash, securities or other property, can be made on account of the principal or interest on the subordinated debt securities. Only after payment in full of all amounts owing with respect to senior indebtedness will the holders of the subordinated debt securities, together with the holders of any of our obligations ranking on a parity with the subordinated debt securities, be entitled to be paid from our remaining assets the amounts due and owing on account of unpaid principal of and interest on the subordinated debt securities. In the event and during the continuation of any default in the payment of the principal of, or any premium or interest on any senior indebtedness beyond any applicable grace period with respect to such senior indebtedness, or in the event that any event of default with respect to any senior indebtedness shall have occurred and be continuing permitting the holders of such senior indebtedness (or the trustee or agent on behalf of the holders of such subordinated debt securities), to declare such senior indebtedness due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived, or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or in the event any judicial proceeding shall be pending with respect to any such default in payment or event of default, then no payment shall be made by us on account of the principal of, or interest on, the subordinated debt securities.
In the event of our bankruptcy or insolvency, holders of our senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. With respect to the assets of a subsidiary of ours, our creditors (including holders of the subordinated debt securities) are structurally subordinated to the prior claims of creditors of such subsidiary, except to the extent that we may be a creditor with recognized claims against such subsidiary.
The subordinated indentures does not contain any limitation on the amount of senior indebtedness or other obligations ranking senior to or equally with the indebtedness evidenced by the subordinated debt securities that may be hereafter incurred by us or our subsidiaries.
Covenants
Under the indentures we covenant to:
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pay the principal of, interest on and premium, if any, for the debt securities when due;

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maintain a place of payment;

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deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium, if any;

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if any series of debt securities provides for the payment of additional amounts, to pay such additional amounts as provided for by the terms of such series of debt securities;

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deliver an officer’s certificate to the applicable trustee at the end of each fiscal year confirming our compliance with our obligations under each of the indentures;

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pay or discharge or cause to be paid or discharged, before any delinquency, (i) all taxes, assessments and governmental charges levied or imposed on us or any of our subsidiary, and (ii) all lawful claims for labor, material and supplies which, if unpaid, might become a lien on our or any of our subsidiary’s property;

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preserve and keep in full force and effect our corporate existence except as otherwise provided in the indentures; and

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take such other actions as may be specified in the applicable supplemental indenture for a series of debt securities.

Events of Default
Under the indentures, an event of default will occur with respect to a series of debt securities: (i) if we fail to pay interest on the debt securities of that series as and when due and such failure continues for 30 days; (ii) if we fail to pay the principal of the debt securities of that series as and when due; (iii) if we default in the payment of any sinking fund payment for the debt securities of that series when due; (iv) if we fail to deliver the required debt securities or other rights upon an appropriate conversion or exchange election by any holder of convertible debt securities; (v) if we breach any covenant or agreement applicable to the debt securities of that series and such failure continues for 90 days following notice of the same; (vi) if a court enters an order in an involuntary bankruptcy or insolvency proceeding with respect to us that continues unstayed and in effect for a period of 60 consecutive days; (vii) if we commence a bankruptcy or insolvency proceeding, consent to the entry of an order in an involuntary bankruptcy or insolvency proceeding, consent to the appointment of a receiver, liquidator or similar official, make a general assignment for the benefit of creditors, or fail generally to pay our debts as they become due; or (viii) if any other event of default applicable to such series of debt securities occurs.
Unless the terms of a particular series of debt securities provide otherwise, if an event of default (other than an event of default specified in clauses (vi) or (vii) above) under the indenture occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the entire principal amount of all debt securities of that series to be due and immediately payable, together with accrued and unpaid interest thereon, if any.
Unless the terms of a particular series of debt securities provide otherwise, if an event of default specified in clauses (vi) or (vii) above occurs, the entire principal amount of all debt securities of that series (or, if any debt securities of that series are original issue discount debt securities, the portion of the principal amount of such debt securities as may be specified by the terms thereof), together with accrued and unpaid interest thereon, if any, will automatically, and without any declaration or other action on the part of the trustee or any holder, become immediately due and payable.
After a declaration of acceleration or any automatic acceleration under clauses (vi) or (vii) above and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount outstanding of a series of debt securities may rescind the accelerated payment requirement if all existing events of default with respect to the debt securities of such series, other than the non-payment of the principal of debt securities of that series which have become due solely by such acceleration declaration, have been cured or waived and certain other conditions are satisfied.
Each indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request, or direction of any of the holders of debt securities, unless such holders shall have provided to the trustee indemnity or security acceptable to the trustee against the costs, expenses and liabilities which may be incurred by it in complying with such request or direction. Subject to certain provisions, the holders of a majority in principal amount of the outstanding debt securities of a series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.
No holder of debt securities shall have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:
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such holder has previously given written notice to the trustee of a continuing default with respect to the debt securities of the applicable series;

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the holders of not less than 25% in principal amount of the debt securities of such series shall have made written request to the trustee to institute proceedings in respect of such default in its own name as trustee under the indenture;

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such holder or holders have provided to the trustee indemnity acceptable to the trustee against the costs, expenses, and liabilities which may be incurred in complying with such request;

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the trustee for 60 days after its receipt of such notice, request, and indemnity has failed to institute any such proceeding; and

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no direction inconsistent with such written request has been received by the trustee during such 60 day-period by the holders of a majority in principal amount of the outstanding debt securities of such series.

In any event, each indenture provides that no one or more of such holders shall have any right under the indenture to affect, disturb or prejudice the rights of any other holder, or to obtain priority or preference over any of the other holders or to enforce any right under the indenture, except in the manner provided in the indenture and for the equal and ratable benefit of all holders of debt securities of a given series.
The indentures contain a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.
Legal Defeasance and Covenant Defeasance
We may choose to either discharge our obligations under the indenture and the debt securities in a legal defeasance, or to release ourselves from certain or all of our covenant restrictions under the indenture and the debt securities in a covenant defeasance. We may do so, after we irrevocably deposit with the trustee for the benefit of the holders of the debt securities of the applicable series, sufficient cash and/or U.S. government securities to pay the principal of (and premium, if any) and interest and any other sums due on the stated maturity date or a redemption date of the debt securities of such series. If we choose the legal defeasance option, the holders of debt securities of such series will not be entitled to the benefits of the indenture except for certain limited rights, including registration of transfer and exchange of debt securities, replacement of lost, stolen or mutilated debt securities and the right to receive payments of the principal of (and premium, if any) and interest on such debt securities when such payments are due.
We may discharge our obligations under the indenture or release ourselves from covenant restrictions only if we meet certain requirements. Among other things, we must deliver to the trustee an opinion of our legal counsel to the effect that holders of the debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, this opinion must be based on either a ruling received from or published by the Internal Revenue Service or a change in the applicable federal income tax law. We may not have a default under the indenture or the debt securities of the applicable series on the date of deposit and, under certain circumstances, 120 days after such deposit. The discharge may not cause the trustee to have a conflicting interest for purposes of the Trust Indenture Act and may not result in our becoming an investment company in violation of the Investment Company Act of 1940. The discharge may not violate any of our agreements to which we are a party or by which we are bound.
Satisfaction and Discharge
We may discharge our obligations under each indenture and each series of debt securities if: (i) all outstanding debt securities of such series have been delivered for cancellation; (ii) all outstanding debt securities of such series have become due and payable or will become due and payable at their stated maturity within one year; or (iii) all outstanding debt securities of such series are scheduled for redemption within one year, and we have irrevocably deposited with the trustee an amount sufficient to pay and discharge the principal of (and premium, if any) and interest on all outstanding debt securities of such series and any other sums due on the stated maturity date or a redemption date.
Modification and Waiver
Each indenture provides that we and the trustee may modify or amend the indenture with, or, in certain cases, without the consent of the holders of a majority in principal amount of outstanding debt securities affected thereby; provided, however, that any modification or amendment may not, without the consent of the holder of each outstanding debt security affected thereby:
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change the stated maturity of the principal of, or any installment of interest on, any debt security;

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reduce the principal amount or rate of interest of any debt security;

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reduce the percentage in principal amount of the outstanding debt securities of a series, the consent of whose holders is required to modify or amend the indenture, for any supplemental indenture, or for any waiver of compliance with certain provisions of the indenture or certain defaults and the consequences thereof under the indenture;

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impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities of a series; or

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modify the provisions of the indenture with respect to subordination of the debt securities of a series in a manner adverse to the holders of such debt securities.

In addition, the holders of a majority in principal amount of the outstanding debt securities of a given series may, on behalf of all holders of debt securities of such series, waive compliance by us with certain terms, conditions and provisions of the indenture, as well as any past default and/or the consequences of default, other than any default in the payment of principal or interest or any breach in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of such series.
Consolidation, Merger or Sale
The indentures provide that we may not consolidate with or merge into any other entity or convey, transfer or lease all or substantially all of our assets to another entity unless (i) the successor entity is a corporation, partnership, limited liability company or other entity organized or formed and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance of every other covenant of the indenture on our part to be performed or observed; (ii) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of ours or any of our subsidiaries as a result of such transaction as having been incurred by us or our subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and (iii) the successor entity delivers to the trustee an officer’s certificate and an opinion of counsel, each stating that such transaction complies with the indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.
In case of any such consolidation, merger or sale, the successor entity will succeed to, and be substituted for, us, and may exercise every right and power of ours under the indenture with the same effect as if it had been named as us in the applicable indenture. In the event of such succession and substitution, we will be relieved of all obligations and covenants under the indentures and the debt securities.
Governing Law
The governing law for the senior indenture and the senior debt securities will be agreed upon at execution of such senior indenture. The subordinated indenture and the subordinated debt securities are governed by, and construed in accordance with, the laws of the State of New York.
The Trustees
The senior indenture trustee will be selected prior to issuing any senior debt securities under the senior indenture.
U.S. Bank National Association is the subordinated indenture trustee under the subordinated indenture. From time to time, we, and some of our subsidiaries, may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the subordinated indenture trustee in the ordinary course of business. Additionally, U.S. Bank National Association serves as trustee under one or more indentures involving our existing debt securities. Upon the occurrence of an event of default, or an event which, after notice or lapse of time or both, would become an event of default under any subordinated debt securities, or upon the occurrence of a default under another indenture under which U.S. Bank National Association serves as trustee, the subordinated indenture trustee may be deemed to have a conflicting interest with respect to the other debt securities as to which we are not in default for purposes of the Trust Indenture Act and, accordingly, may be required to resign as subordinated indenture trustee under the subordinate indenture. In that event, we would be required to appoint a successor subordinated indenture trustee.
DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of common stock or preferred stock, or debt securities. Warrants may be issued independently or together with any shares of common stock or preferred stock or debt securities offered by any prospectus supplement and may be attached to or separate from the shares of common or preferred stock or debt securities. The warrants are to be issued under warrant agreements to be entered into between Atlantic Union and a bank or trust company, as warrant agent, as is named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as an agent of Atlantic Union in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.
The following outlines some of the general terms and provisions of the warrants that we may offer from time to time. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement are not complete and are subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, which we will file with the SEC in connection with an issuance of any warrants.
General
If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:
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the offering price;

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the designation, number of shares and terms of the common stock purchasable upon exercise of the common stock warrants and the price at which such shares of common stock may be purchased upon such exercise;

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the designation, number of shares and terms of the preferred stock purchasable upon exercise of the preferred stock warrants and the price at which such shares of preferred stock may be purchased upon such exercise;

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the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants and the price at which such debt securities may be purchased upon such exercise;

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if applicable, the designation and terms of the common stock or preferred stock or debt securities with which the warrants are issued and the number of warrants issued with each share of common stock or preferred stock or such debt security;

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if applicable, the date on and after which the warrants and the related common stock or preferred stock or debt securities will be separately transferable;

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the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

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whether the warrants will be issued in registered or bearer form;

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a discussion of certain United States federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

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any other terms of the warrants.

Warrants may be exchanged for new warrants of different denominations.
If in registered form, warrants may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive payments of principal of, any premium on, or any interest on, the debt securities purchasable upon such exercise or to enforce the covenants in the indenture or to receive payments of dividends, if any, on the common stock or preferred stock purchasable upon such exercise or to exercise any applicable right to vote.
Exercise of Warrants
Each warrant will entitle the holder to purchase such number of shares of common stock or preferred stock, or such principal amount of debt securities, at such exercise price as shall in each case be set forth in, or can be calculated according to information contained in, the prospectus supplement relating to the warrant. Warrants may be exercised at such times as are set forth in the prospectus supplement relating to such warrants. After the close of business on the expiration date of the warrants, or such later date to which such expiration date may be extended by Atlantic Union, unexercised warrants will become void.
Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement, warrants may be exercised by delivery to the warrant agent of (i) the certificate evidencing such warrants properly completed and duly executed and (ii) payment as provided in the prospectus supplement of the amount required to purchase the shares of common stock or preferred stock or debt securities purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of such payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the shares of common stock or preferred stock or debt securities purchasable upon such exercise. If fewer than all of the warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of warrants.
Additional Provisions
The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each stock warrant will be subject to adjustment in certain events, including:
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the issuance of a stock dividend to holders of common stock or preferred stock, respectively;

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a combination, subdivision or reclassification of common stock or preferred stock, respectively; or

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any other event described in the applicable prospectus supplement.

In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any merger, consolidation or sale or conveyance of all or substantially all of the assets of Atlantic Union, the holder of each outstanding stock warrant shall have the right upon the exercise thereof to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which such stock warrants were exercisable immediately prior thereto.
No Rights as Shareholders
Holders of stock warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors of Atlantic Union or any other matter, or to exercise any rights whatsoever as shareholders of Atlantic Union.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our common stock, preferred stock or debt securities. The price per share of common stock or preferred stock, or the price of our debt securities, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.
The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:
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whether the purchase contracts obligate the holder to purchase or sell, or both, common stock, preferred stock or debt securities, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

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whether the purchase contracts are to be prepaid or not;

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whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

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any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

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United States federal income tax considerations relevant to the purchase contracts; and

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whether the purchase contracts will be issued in fully registered global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF UNITS
Units will consist of any combination of one or more of the other securities described in this prospectus. The applicable prospectus supplement or supplements will also describe:
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the designation and the terms of the units and of any combination of the securities constituting the units, including whether and under what circumstances those securities may be held or traded separately;

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any additional terms of the agreement governing the units;

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any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the units;

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any applicable United States federal income tax consequences; and

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whether the units will be issued in fully registered form.

The terms and conditions described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit that includes such securities and to the securities included in each unit, unless otherwise specified in the applicable prospectus supplement.
We will issue the units under one or more unit agreements to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement.
DESCRIPTION OF GLOBAL SECURITIES
Unless otherwise indicated in the applicable prospectus supplement, we may issue the securities other than common stock in the form of one or more fully registered global securities that will be deposited with a depository or its nominee identified in the applicable prospectus supplement and registered in the name of that depository or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depository for the registered global security, the nominees of the depository or any successors of the depository or those nominees.
If not described below, any specific terms of the depository arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depository arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depository or persons that may hold interests through participants. Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited.
Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depository, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depository, or its nominee, is the registered owner of a registered global security, that depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Payments of principal of, and premium, if any, and interest on, debt securities, and any payments to holders with respect to warrants, units or preferred stock, represented by a registered global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the registered global security. None of Atlantic Union, the trustees, the warrant agents, the unit agents or any other agent of Atlantic Union, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depository for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depository for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act, and a successor depository registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depository. In addition, under the terms of the indenture, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the depository would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depository gives to the applicable trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depository’s instructions will be based upon directions received by the depository from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depository.

BOOK-ENTRY ISSUANCE
General
The Depository Trust Company (the “DTC”) may act as securities depository for all of the debt securities unless otherwise referred to in the prospectus supplement relating to an offering of debt securities. The debt securities may be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global certificates will be issued for the debt securities, representing in the aggregate the total amount of the debt securities, and will be deposited with DTC.
DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.
DTC is a wholly-owned subsidiary of the Depository Trust & Clearing Corporation (the “DTCC”). DTCC, in turn, is owned by a number of its direct participants and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, the NYSE Amex and the Financial Industry Regulatory Authority, Inc.
Access to the DTC system is also available to indirect participants, such as securities brokers and dealers, and banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security, as beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased debt securities. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in debt securities except if use of the book-entry-only system for the debt securities is discontinued.
The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other nominee will not effect any change in beneficial ownership. DTC will have no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.
Notices and Voting
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to Cede & Co. as the registered holder of the debt securities. If less than all of the debt securities are being redeemed, DTC’s current practice is to determine by lot the amount of the interest of each direct participant to be redeemed.
Although voting with respect to the debt securities is limited to the holders of record of the debt securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the debt securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date.
Distribution of Funds
The relevant trustee will make distribution payments on the debt securities to DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of the participant and not of DTC, the relevant trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the relevant trustee, disbursement of the payments to direct participants is the responsibility of DTC, and disbursements of the payments to the beneficial owners is the responsibility of direct and indirect participants.
Successor Depositories and Termination of Book-Entry System
DTC may discontinue providing its services with respect to any of the debt securities at any time by giving reasonable notice to the relevant trustee or us. If no successor securities depository is obtained, definitive certificates representing the debt securities are required to be printed and delivered. We also have the option to discontinue use of the system of book-entry transfers through DTC (or a successor depository). After an event of default under the indenture, the holders of a majority in liquidation amount of debt securities may determine to discontinue the system of book-entry transfers through DTC. In these events, definitive certificates for the debt securities will be printed and delivered.

PLAN OF DISTRIBUTION
General
We or the selling securityholders may sell the securities being offered hereby in one or more of the following ways from time to time:
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through agents to the public or to investors;

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through dealers;

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to underwriters for resale to the public or to investors;

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directly to investors

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directly to our shareholders; or

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through a combination of any of these methods of sale.

We will set forth in a prospectus supplement the terms of a particular offering of securities, including:
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the name or names of any agents, dealers or underwriters;

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the purchase price of the securities being offered and the proceeds we or any selling securityholder will receive from the sale;

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any over-allotment options under which underwriters may purchase additional securities from us;

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any agency fees or underwriting discounts, commissions and other items constituting agents’ or underwriters’ compensation;

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any initial public offering price;

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any discounts, commissions or concessions allowed or reallowed or paid to dealers or agents;

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any securities exchanges or markets on which such securities may be listed; and

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the anticipated date of delivery of the securities being offered.

Agents
We or a selling securityholder may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for a period of their appointment or to sell our securities on a continuing basis.
Dealer
If a dealer is used in the sale of the offered securities in respect of which this prospectus is delivered, we or the selling securityholder will sell the offered securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.
Underwriters
If we or a selling securityholder use underwriters for a sale of securities, the underwriters will acquire the shares for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the securities directly or through underwriting syndicates by managing underwriters. The obligations of the underwriters to purchase the shares will be subject to the conditions set forth in the applicable underwriting agreement. In a firm commitment underwriting, the underwriters will be obligated to purchase all the shares if they purchase any of the shares. The underwriters may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover overallotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any overallotment option, the terms of such overallotment option will be set forth in the prospectus supplement for such securities. We or a selling securityholder may use underwriters with whom we have a material relationship. We or a selling securityholder will describe the nature of any such relationship in the applicable prospectus supplement naming any such underwriter.
Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive may be treated as underwriting discounts and commissions under the Securities Act. We or a selling securityholder will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation.
If so indicated in the applicable prospectus supplement, we or a selling securityholder will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities from us or a selling securityholder at a public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any delayed delivery contract will not be subject to any conditions except that:
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the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject; and

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if the offered securities are also being sold to underwriters, we or a selling securityholder will have sold to the underwriters the offered securities not sold for delayed delivery.

The underwriters, dealers and other persons will not have any responsibility in respect of the validity or performance of such purchase contracts. The prospectus supplement relating to the purchase contracts will set forth the price to be paid for offered securities pursuant to the purchase contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the purchase contracts.
We or a selling securityholder may have agreements with the underwriters, dealers and agents to indemnify them against various civil liabilities, including liabilities under the Securities Act, or to contribute payments that the agents, underwriters, dealers and remarketing firms may be required to make as a result of those civil liabilities. Underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries or a selling securityholder in the ordinary course of their businesses. In connection with the distribution of the securities, we may enter into swap or other hedging transactions with, or arranged by, underwriters, agents or their affiliates. These underwriters, agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.
Direct Sales
We or a selling securityholder may also sell shares directly to one or more purchasers without using underwriters or agents.
Stabilization Activities
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.
Passive Market Making
Any underwriters who are qualified market makers on the NYSE may engage in passive market making transactions in the securities on the NYSE in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.
Trading Markets and Listing of Securities
Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the NYSE. Any shares of common stock hereunder will be listed on the NYSE. We may elect to list any other class or series of securities on any additional exchange or market, but we are not obligated to do so unless stated otherwise in a prospectus supplement. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.
Sales by Selling Securityholders
Selling securityholders may use this prospectus in connection with the resale of securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions from the Securities Act. The selling securityholders will receive all proceeds from the sale of securities. We will not receive any proceeds from sales by selling securityholders.
General Information
The securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms acting as principals for their own accounts or as agents for us or a selling securityholder. Any remarketing firm will be identified and the terms of its agreement, if any, with us or a selling securityholder, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed thereby.

VALIDITY OF SECURITIES
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Troutman Pepper Hamilton Sanders LLP (Richmond, Virginia), our legal counsel, and for any underwriters and agents by legal counsel selected by such underwriters or agents.
EXPERTS
Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2023, and the effectiveness of our internal control over financial reporting as of December 31, 2023 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
With respect to our unaudited condensed consolidated interim financial information for the three-month periods ended March 31, 2024 and 2023 and the three and six-month periods ended June 30, 2024 and 2023, incorporated by reference herein, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 2, 2024 and August 6, 2024, included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act.

9,859,155 Shares
Atlantic Union Bankshares Corporation
Common Stock

Prospectus Supplement
October 21, 2024

Morgan Stanley
BofA Securities
Piper Sandler
Stephens